Filed pursuant to Rule 424(b)3

Registration No.  333-102208

PROSPECTUS

METROPOLITAN HEALTH

NETWORKS, INC.

3, 944,494 Shares of Common Stock

This prospectus covers the 3, 944,494 shares of common stock of Metropolitan Health Networks, Inc. being offered for resale by certain selling security holders.

Our common stock is traded on the OTCBB under the trading symbol "MDPA". On January 17, 2003, the closing price for our common stock was $0.18

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This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See "Risk Factors" beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

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January 24, 2003

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PROSPECTUS SUMMARY

This summary contains what we believe is the most important information about us and the offering. You should read the entire document for a complete understanding of our business and the transactions in which we are involved. The purchase of the securities offered by this prospectus involves a high degree of risk. Risk factors include the lack of revenues and history of loss, and the need for additional capital. See the "Risk Factors" section of this prospectus for additional risk factors.

The Company

Business Description

We are an integrated healthcare company whose mission is to provide medical, pharmacy and related services to patients. We operate a Provider Service Network in Florida and provide managed care pharmacy operations. Through our Provider Service Network, we manage the provision of health care services for patients through agreements with HMOs for a significant portion of the insurance premiums. We currently have pharmacy operations in Florida, New York, and Maryland.

We have agreements with HMOs to manage the financial risk for managed care organizations in South and Central Florida and are responsible for providing healthcare services to approximately 45,000 patients. We provide our services through a network of primary care physicians, specialists, hospitals and ancillary facilities. These providers have contracted to provide services to our patients agreeing to certain fee schedules and care requirements.

We have developed management expertise in the fields of:

•

Quality management-a review of overall patient care by physicians by reviewing referrals measured against standard industry guidelines, which provide the basis to determine that patient care meets the highest standards of medical care.

•

Utilization management-a daily review of the physicians care and services through statistical data created by patient visits, referrals, hospital admissions and nursing home information that enables us to monitor effective medical care. The methods used also provide disease management for the benefit of the high-risk patients.

•

Claims adjudication and payment to physicians and hospitals.

Under our model, the physicians maintain their independence but are aligned with a professional staff to assist in providing cost effective medicine. Each primary care physician provides direct patient services as a primary care doctor including referrals to specialists, hospital admissions and referrals to diagnostic services.

We believe our expertise allows us to provide a service and manage the risk that health insurance companies cannot provide on an efficient and economic level. Health insurance companies are typically structured as marketing entities to sell their products on a broad scale. Due to mounting pressures from the industry, managed care organizations have altered their strategy, returning to the traditional model of selling insurance and transferring the risk to a provider service network. Under such arrangements, managed care organizations receive premiums from the government Centers for Medicare and Medicaid Services (CMS) and commercial groups and pass a significant percentage of the premium on to a third party such as us, to provide covered benefits to patients, including pharmacy and other enhanced services. After all medical expenses are paid, any surplus or deficit remains with the provider service network. When managed properly, accepting this risk can create significant surpluses.

We also use the Internet to help process referral claims between network primary care physicians and specialists. This process helps reduce the paperwork in the physician's office as well as provide a more efficient method for the patient in our network. Our utilization management team communicates with the physicians on a daily basis to provide overall management of the patient.

Our executive offices are located at 500 Australian Avenue South, Suite 1000, West Palm Beach, Florida 33401, and our telephone number is (561) 805-8500.

References throughout this prospectus to "we", "us" and "our" are to Metropolitan Health Networks, Inc. and its subsidiaries.

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The Offering

Selling Shareholders

This prospectus covers up to 3,944,494 shares of our common stock which may be sold by the selling stockholders identified in this prospectus.

Summary financial data

The following summary of our financial information has been derived from our audited financial statements that are included in this prospectus.

Results of Operation

	Unaudited 9 Months Ended September 30, 2002	Year Ended December 31, 2001	Year Ended Dec. 31, 2000	6 Months Ended December 31, 1999	Year Ended June 30, 1999	Year Ended June 30, 1998

Revenues	$ 114,723,677	$ 131,530,583	$ 119,129,854	$ 10,020,795	$ 18,501,497	$ 14,025,264
Expenses	$ 120,336,017	130,521,829	114,201,285	$ 16,235,281	$ 28,821,313	$ 19,191,589
Net Income (Loss)	$ (5,612,340)	1,008,754	4,928,569	$ (6,214,486)	(10,319,816)	(5,166,325)
Net earnings (loss)
Per Share (basic)	(0.19)	0.04	0.28	(0.58)	(1.44)	(0.92)
(diluted)	(0.19)	0.04	0.24	(0.58)	(1.44)	(0.92)

Balance Sheet Data

	Unaudited As Of September 30, 2002	As of December 31, 2001	As of Dec. 31, 2000	As of Dec. 31, 1999	As of June 30, 1999	As of June 30, 1998

Working Capital
(Deficit)	$ 6,172,771	$ 5,109,340	$ (528,364)	$ (12,543,611)	$ (9,131,345)	$ 1,050,269
Total Assets	$ 20,873,299	$ 19,362,675	$ 11,765,252	$ 7,033,580	$ 11,944,747	$ 16,345,758
Total Liabilities	$ 14,032,603	$ 10,683,441	$ 10,924,619	$ 16,546,186	$ 15,445,546	$ 11,113,317
Shareholder's Equity	$ 6,840,696	$ 8,679,234	$ 840,633	$ (9,512,606)	$ (3,500,799)	$ 5,232,441

Results of Operation – Quarterly 2002

	Unaudited For The Nine Months September 30, 2002	Unaudited 3 Months Ended September 30, 2002	Unaudited 3 Months Ended June 30, 2002	Unaudited 3 Months Ended March 31, 2002

Revenues	$ 114,723,677**	$ 37,709,460	$ 39,885,362	$ 38,014,716
Expenses	120,336,017**	$ 39,698,685	$ 44,308,058	$ 37,215,138
Net Income (Loss)	(5,612,340)	$ (1,989,225)	(4,422,696)	799,578
Net earnings (loss)
Per Share (basic)	(0.19)	(0.06)	(0.15)	0.03
(diluted)	(0.19)	(0.06)	(0.15)	0.03

**  According to Generally Accepted Accounting Principles, the income from the discontinued business segment of $885,861 has been included in the discontinued operations section of the consolidated statement of operations, which is combined with total expenses of $120,336,017.

Results of Operation – Quarterly 2001

	For The Year Ended December 31, 2001	Unaudited 3 Months Ended December 31, 2001	Unaudited 3 Months Ended September 30, 2001	Unaudited 3 Months Ended June 30, 2001	Unaudited 3 Months Ended March 31, 2001

Revenues	$ 131,530,583	$ 39,113,119	$ 32,321,966	$ 30,605,577	$ 29,489,921
Expenses	$ 130,521,829	42,451,725	30,995,281	$ 28,775,634	$ 28,299,189
Net Income (Loss)	$ 1,008,754	(3,338,606)	1,326,685	$ 1,829,943	1,190,732
Net earnings (loss)
Per Share (basic)	0.04	(0.13)	0.05	0.07	0.05
(diluted)	0.04	(0.11)	0.04	0.06	0.05

Results of Operation – Quarterly 2000

	For The Year Ended December 31, 2000	Unaudtied 3 Months Ended December 31, 2000	Unaudited 3 Months Ended September 30, 2000	Unaudtied 3 Months Ended June 30, 2000	Unaudited 3 Months Ended March 31, 2000

Revenues	$ 119,129,854	$ 32,584,208	$ 27,331,935	$ 29,337,155	$ 29,876,556
Expenses	$ 114,201,285	32,301,095	23,190,790	$ 28,986,673	$ 29,722,727
Net Income (Loss)	$ 4,928,569	283,113	4,141,145	$ 350,482	153,829
Net earnings (loss)
Per Share (basic)	0.28	0.02	0.23	0.02	0.01
(diluted)	0.24	0.02	0.20	0.01	0.01

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RISK FACTORS

Prospective investors should carefully consider, along with other matters referred to herein, the following risk factors.

Failure to manage our growth effectively could harm our business and results of operation.

We have experienced rapid growth in our business. This growth may impair our ability to provide our services efficiently and to manage our employees adequately. Our strategy is to focus on growth within geographic parameters, identifying regions throughout Florida. We are taking steps to manage our growth and to date have not experienced any persistent difficulties in managing our growth. Future results of operations could be materially adversely affected if we are unable to manage our growth effectively.

We incurred losses for the nine months ended September 30, 2002.

For the nine months ended September 30, 2002, we incurred a loss of $5,612,340, of which $1,382,225 resulted from discontinued operations.  For the year ended December 31, 2001, we had non-recurring gains totaling $3,448,258 and profits of $1,008,754.  To date our operations have generated negative cash flows.

Our operating expenses have increased and can be expected to increase in connection with our operational growth and, accordingly, our future profitability may depend on corresponding increases in revenues from operations. Future events, including unanticipated expenses, increased competition or changes in government regulation, could have an adverse affect on our operating margins and results of operations. As a result, we may experience liquidity and cash flow problems in the future, and may require additional financing. There can be no assurance that our rate of revenue growth will continue in the future, that our future operations will be profitable, or that we will be able to obtain additional financing, if and when necessary, on terms acceptable to us.  To the extent we are unable to increase funds from operations, we will need to raise additional funds through equity or debt financing or other sources.  The sale of additional equity or convertible debt may result in additional dilution to our stockholders.  To the extent that we rely upon debt financing, we will incur the obligation to repay the funds borrowed with interest and may become subject to covenants and restrictions that further restrict operating flexibility.  Failure to obtain necessary financing would have a material adverse effect on our business, financial condition and results of operations.

Our financial statements have been prepared assuming that we will continue as a going concern.

The auditors' reports on our 2001 and 2000 financial statements state that certain matters "raise substantial doubt about the company's ability to continue as a going concern." We continue to explore the possibility of raising funds through available sources which include equity and debt markets. In the event we are unable to generate sufficient revenues to maintain operations we cannot be certain that the company will be successful at raising the additional funds needed.

Our quarterly results will likely fluctuate, which could cause the value of our common stock to decline.

We are subject to quarterly variations in our medical expenses due to fluctuations in patient utilization. We have significant fixed operating costs and, as a result, are highly dependent on patient utilization to sustain profitability. Our results of operations for any quarter are not necessarily indicative of results of operations for any future period or full year. We experience increased patient population and greater use of medical services in the winter months. As a result, our results of operations may fluctuate significantly from period to period. In addition, there recently has been significant volatility in the market price of securities of health care companies that in many cases we believe has been unrelated to the operating performance of these companies. We believe that certain factors, such as legislative and regulatory developments, quarterly fluctuations in our actual or anticipated results of operations, lower revenues or earnings than those anticipated by securities analysts, and general economic and financial market conditions, could cause the price of our common stock to fluctuate substantially.

The loss of certain agreements and the capitated nature of our revenues could materially effect our operations.

The majority of our revenues come from agreements with managed care organizations that provide for the receipt of capitated fees. The principal organization that we contract with is Humana. Capitated fees are negotiated fees that stipulate a specific dollar amount or a percentage of total premium collected by an insurer or payor source to cover the partial or complete healthcare services deliveries to a person. We generally enter into agreements which are for one-year and three year terms, which are renewable annually thereafter. Each such agreement we have entered into has been renewed each year thereafter. These agreements may be terminated on short notice or not renewed on terms favorable to us and our affiliated providers. We may not be successful in obtaining additional HMO agreements or in increasing the number of HMO enrollees. A decline in enrollees in HMOs could also have a material adverse effect on our profitability.

Under the HMO agreements we, through our affiliated providers, generally are responsible for the provision of all covered hospital benefits, as well as outpatient benefits, regardless of whether the affiliated providers directly provide the healthcare services associated with the covered benefits. To the extent that enrollees require more care than is anticipated, aggregate capitation rates may be insufficient to cover the costs associated with the treatment of enrollees. If revenue is insufficient to cover costs, our operating results could be adversely affected. As a result, our success will depend in large part on the effective management of health care costs. Pricing pressures may have a material adverse effect on our operating results. Changes in health care practices, inflation, new technologies, and numerous other factors affecting the delivery and cost of health care are beyond our control and may adversely affect our operating results.

The development of management information systems may involve significant time and expense.

Our management information systems are important components of the business and are becoming a more significant factor in our ability to remain competitive. We already possess a physician billing and collection system. We are participating in the development of an integrated management information system. To date, we have not experienced any systematic glitch or significant setback related to the functioning of our present management information system or to the development of our new system. The development and implementation of such systems involve the risk of unanticipated delay and expense, which could have an adverse impact on our operations.

Exposure to professional liability and the high cost of liability insurance could adversely effect our financial operation.

In recent years, physicians, hospitals and other providers in the health care industry have become subject to an increasing number of lawsuits alleging medical malpractice and related legal theories. Many of these lawsuits involve large claims and substantial defense costs. We maintain professional liability insurance coverage, on a claims basis, in an amount of $1.0 million per claim and $3.0 million in the aggregate for each physician.  Those amounts exceed the requirements as mandated by the state of Florida but which may not be adequate to protect our assets.

The loss of a significant contract with Humana would materially effect our operations.

We have three and one year renewable agreements with Humana to provide healthcare services to members in certain healthcare networks established or managed by Humana. For the twelve months ended December 31, 2001, approximately 96% of our revenue was obtained from these agreements; for the nine months ended September 30, 2002, our percentage of total revenue from these agreements declined to approximately 90%, with approximately 10% of our revenue for that nine month period coming from the pharmacy division. The Humana agreements may be terminated in the event we participate in activities Humana reasonably believes may adversely effect the health or welfare of any member or other material breach. Failure to maintain these agreements, or successfully develop additional sources of revenue could adversely effect our financial condition.

Our industry is already very competitive; increased competition could adversely affect our revenues.

The health care industry is highly competitive and subject to continual changes in the method in which services are provided and the manner in which health care providers are selected and compensated. Companies in other health care industry segments, some of which have financial and other resources greater than we do, may become competitors in providing similar services. Our principal competitors include Continucare, Florida Health Choice and Primary Care Specialists. Our strength in comparison with our competitors is our knowledge, understanding and experience in managed care risks, particularly with Medicare. We may not be able to continue to compete effectively in this industry. Additional competitors may enter our markets and this competition may have an adverse effect on our revenues.

We are dependent upon our key management personnel for our future success.

Our success depends to a significant extent on the continued contributions of our key management, including our chairman, president and chief executive officer, Fred Sternberg, and Debra Finnel, our chief operating officer and vice president. We have no insurance policies for our executive officers. The loss of Mr. Sternberg or Ms. Finnel or other key personnel could have a material adverse effect on our financial condition, results of operations and plans for future development. While we have employment contracts with Mr. Sternberg and Ms. Finnel, we compete with other companies for executive talent and there can be no assurance that highly qualified executives would be readily available.

The health care industry is highly regulated and our failure to comply with laws or regulations, or a determination that in the past we have failed to comply with laws or regulations, could have an adverse effect on our financial condition and results of operations.

The health care services that we and our affiliated professionals provide are subject to extensive federal, state and local laws and regulations governing various matters such as the licensing and certification of our facilities and personnel, the conduct of our operations, our billing and coding policies and practices, our policies and practices with regard to patient privacy and confidentiality, and prohibitions on payments for the referral of business and self-referrals. If we fail to comply with these laws, or a determination is made that in the past we have failed to comply with these laws, our financial condition and results of operations could be adversely affected. Changes to health care laws or regulations may restrict our existing operations, limit the expansion of our business or impose additional compliance requirements. These changes, if effected, could have the effect of reducing our opportunities or continued growth and imposing additional compliance costs on us that may not be recoverable through price increases.

Federal anti-kickback laws and regulations prohibit certain offers, payments or receipts of remuneration in return for referring Medicaid or other government-sponsored health care program patients or patient care opportunities or purchasing, leasing, ordering, arranging for or recommending any service or item for which payment may be made by a government-sponsored health care program. In addition, federal physician self-referral legislation, known as the Stark law, prohibits Medicare or Medicaid payments for certain services furnished by a physician who has a financial relationship with various physician-owned or physician-interested entities. These laws are broadly worded and, in the case of the anti-kickback law, have been broadly interpreted by federal courts, and potentially subject many business arrangements to government investigation and prosecution, which can be costly and time consuming. Violations of these laws are punishable by monetary fines, civil and criminal penalties, exclusion from participation in government-sponsored health care programs and forfeiture of amounts collected in violation of such laws, which could have an adverse effect on our business and results of operations. Florida also has anti-kickback and self-referral laws, imposing substantial penalties for violations.

Limitations of or reduction in reimbursement amounts or rates by government-sponsored healthcare programs could adversely affect our financial condition and results of operations.

As of December 31, 2001 approximately 95% of our revenues were derived from reimbursements by various government-sponsored health care programs. These government programs, as well as private insurers, have taken and may continue to take steps to control the cost, use and delivery of health care services. The following events could result in an adverse effect on our financial condition and results of operations:

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reductions in or limitations of reimbursement amounts or rates under programs,

•

reductions in funding of programs,

•

elimination of coverage for certain individuals or treatments under programs, which may be implemented as a result of increasing budgetary and cost containment pressures on the health care industry, or

•

new federal or state legislation reducing funding and reimbursements.

We have anti-takeover provisions which may make it difficult to replace or remove our current management.

Our Articles of Incorporation authorize the issuance of up to 10,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by the Board of Directors. Our Board of Directors may, without shareholder approval, issue preferred stock with dividends, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our common stock. The ability of our board to issue preferred stock may prevent or frustrate shareholder attempts to replace or remove current management.

Due to the substantial number of our shares that will be eligible for sale in the near future, the market price of our common stock could fall as a result of sales of a large number of shares of common stock in the market, or the price could remain lower because of the perception that such sales may occur.

These factors could also make it more difficult for us to raise funds through future offerings of our common stock. As of September 30, 2002, there were 31,364,127 shares of our common stock outstanding, all of which will be freely tradable without restriction with the exception that approximately 5,500,000 shares, which are owned by certain of our officers, directors, affiliates and third parties, and may be sold publicly at any time subject to the volume and other restrictions under Rule 144 of the Securities Act of 1933;

In addition, as of September 30, 2002, approximately 8,082,281 shares of our common stock were reserved for issuance upon the exercise of warrants and options which have been previously granted.

Our common stock has experienced in the past, and is expected to experience in the future, significant price and volume volatility, which substantially increases the risk of loss to persons owning common stock.

Because of the limited trading market for our common stock, and because of the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. The inability to sell your shares in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our common stock may suffer greater declines because of its price volatility.

FORWARD LOOKING STATEMENTS

The discussion in this Prospectus regarding our business and operations includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1996. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "expect," "anticipate," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology. The reader is cautioned that all forward-looking statements are speculative, and there are certain risks and uncertainties that could cause actual events or results to differ from those referred to in such forward-looking statements. This disclosure highlights some of the important risks regarding our business. The risks included should not be assumed to be the only things that could affect future performance. Additional risks and uncertainties include the potential loss of contractual relationships, fluctuations in the volume of procedures performed by our facilities and physicians, changes in the reimbursement rates for those services as well as uncertainty about the ability to collect the appropriate fees for services provided by us.

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CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2002 on an unaudited basis. The table should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus.

September 30, 2002

Current maturities of long-term debt	$578,751
Long-term debt	$2,769,089
Shareholders' equity:
Common Stock, $.001 par value, 80,000,000 shares authorized, 31,364,127 shares issued and outstanding	$31,364
Preferred Stock, $.001 par value, 10,000,000 shares authorized, 5,000 shares issued or outstanding	$500,000
Additional paid-in capital	$29,840,403
Accumulated deficit	$(23,188,126)
Other	$(342,945)
Total shareholders' equity	$6,840,696

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Our shares of common stock are traded on the OTCBB under the symbol "MDPA.OB". The following tables set forth the high and low closing bid prices for the common stock as reported by OTCBB:

Common Stock

Period	High	Low

October 1, 2000-December 31, 2000	2.000	0.750
January 1, 2001-March 31, 2001	1.844	0.875
April 1, 2001-June 30, 2001	3.340	1.930
July 1, 2001-September 30, 2001	2.900	1.750
October 1, 2001-December 31, 2001	2.080	1.030
January 1, 2002-March 31, 2002	1.400	0.670
April 1, 2002-June 30, 2002	0.830	0.450
July 1, 2002–September 30, 2002	0.470	0.180
October 1, 2002-December 31 , 2002	0.470	0.1 7 0

As of November 30, 2002, there were approximately 2,400 holders of our common stock.  Holders of our common stock are entitled to cash dividends when, as may be declared by the board of directors. We do not intend to pay any dividends in the foreseeable future and investors should not rely on an investment in us if they require dividend income. We intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy will be subject to the discretion of our board of directors and will be based upon future earnings, if any, our financial condition, capital requirements, general business conditions and other factors. There can be no assurance that cash dividends of any kind will ever be paid.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock by the selling shareholders. If, and when, the Warrants are exercised by the selling shareholders, the proceeds from the exercise shall be used by us for general corporate purposes.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS

AND RESULTS OF OPERATIONS

Overview

The primary focus of the PSN division is the continuous development and expansion of its network and infrastructure to provide services under its existing HMO contract. Current legislation and a political environment that has demonstrated support for the Medicare+Choice program have augmented many opportunities in the managed care industry. An example of this support is the current additional funding that has been proposed to begin in 2003, along with bonuses for health plans that are willing to establish a presence in underserved markets. Our business plan is modeled to take full advantage of the new direction of the Medicare+Choice program with the initial underserved market of the Treasure Coast of Florida (Martin, St. Lucie and Okeechobee Counties) as well as expanding our market share in South and Central Florida.

We were incorporated in the State of Florida in January 1996. In 2000, we implemented its new strategic plan, operating as a Provider Service Network (PSN), specializing in managed care risk contracting. Our ability to control its Network has produced favorable medical loss ratios, allowing us to successfully tap into the trillion dollar healthcare market. Through our Network we provide care to over 27,000 Medicare+Choice patients, 3,000 commercial HMO patients and approximately 15,000 fee-for- service patients aligned with various health plans.

Responding to rapid increases in pharmacy spending, in June of 2001 we formed Metcare Rx, Inc., a wholly owned subsidiary, to control costs and to reduce prescription drug expenditures that are forecasted to increase by over 100% in the next decade. An increasing number of health plans with low-cost co-pays for drug coverage, direct-to-consumer advertising, and newer, better therapies requiring high-cost branded products all drive up the cost of pharmacy benefits. In an effort to reduce these costs, we have negotiated agreements allowing us to directly negotiate contracts for the purchase, filling and delivery of prescriptions. We believe we can achieve better management and control to provide cost savings and incremental revenues. As of the date of this filing, Metcare Rx operates in New York, Maryland and various locations in Florida, with additional contracts to provide services in Buffalo, New York beginning later in 2002 or early 2003.

Critical Accounting Policies

The critical accounting policies described below are those that we believe are important to the portrayal of our financial condition and results, and which require management to make difficult, subjective and/or complex judgments. Critical accounting policies cover accounting matters that are inherently uncertain because the future resolution of such matters is unknown. We believe that critical accounting policies include accounts receivable and revenue recognition, use of estimates and goodwill.

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires our management to make a variety of estimates and assumptions. These estimates and assumptions affect, among other things, the reported amounts of assets and liabilities, the disclosure of contingent liabilities and the reported amounts of revenues and expenses. Actual results can differ from the amounts previously estimated, which were based on the information available at the time the estimates were made.

Accounts Receivable and Revenue Recognition

We are a party to certain managed care contracts and provide medical care to our patients through owned and non-owned medical practices. In connection with our Provider Service Network (PSN) operations, we are exposed to losses to the extent of our share of deficits. Accordingly, revenues under these contracts are reported as PSN revenue, and the cost of provider services under these contracts are reported as an operating expense.

We recognize non-PSN revenues, net of contractual allowances, as medical services are provided or pharmaceuticals are sold. These services or goods are typically billed to patients, Medicare, Medicaid, health maintenance organizations, insurance companies and other third parties. We provide an allowance for uncollectible amounts and for contractual adjustments relating to the difference between standard charges and agreed upon rates paid by certain third party payers.

Use of Estimates-PSN

In HMO-PSN arrangements, it is almost always at least reasonably possible that accounts receivable estimates could change in the near term as a result of one or more future confirming events. With regard to revenues, expenses and resulting accounts receivable arising from agreements with the HMO, we estimate amounts we believe will ultimately be realizable through the use of judgments and assumptions about future decisions. Contractual terms with the HMO are sometimes complex and at times subject to different interpretation by us and the HMO. As a result certain revenue, expense and accounts receivable estimates may differ from amounts recorded in the financial statements and may require subsequent adjustments. To assist estimating and collecting amounts due from the HMO, we have contracted with several outside consultants that have worked closely with the HMO or other HMOs for extended periods of time. These consultants provide numerous services including, but not limited to, HMO revenue, expense and accounts receivable analysis and monthly claims and contestation analysis. However, it is still reasonably possible that actual results may differ from the estimates.

Direct HMO medical expenses include costs incurred directly by us and costs paid by the HMO on our behalf. These costs also include estimates of claims incurred but not reported (IBNR), estimates of retroactive adjustments to be applied by the HMO and adjustments for charges which we believe we are not liable ("contestations"). The IBNR estimates are made by the HMO utilizing actuarial methods and are continually evaluated and adjusted by our management, based upon its specific claims experience and input from outside consultants. We base our estimates of retroactive adjustments on agreements with the HMO to modify previous charges.  Some of these adjustments have been quantified while others involve situations where the HMO has agreed the charges were at incorrect rates, but they have not yet quantified the difference. Contestations involve charges where we, with the assistance of our consultants, contests certain expenses charged by the HMO. The estimate of direct medical expense includes an estimated recovery of 20% of outstanding contestations with the HMO. It is reasonably possible that estimates of such recoveries could change and the effect of the change could be material.

Accounts receivable from the HMO represents the combined effect of our interpretation of the contract with the HMO and the HMO payment patterns. Collection times on these accounts typically exceed normal collection periods reflecting the need to reconcile the different interpretations and the HMO's cash management practices.

Goodwill

We have made several acquisitions in the past that included a significant amount of goodwill. Under generally accepted accounting principles in effect thorough December 31, 2001, these assets were amortized over their useful lives and tested periodically to determine if they were recoverable from operating earnings on a discounted basis over their useful lives.

Effective January 1, 2002, goodwill is accounted for under SFAS No. 142, "Goodwill and Other Intangible Assets". The new rules eliminate amortization of goodwill but subject these assets to impairment tests. See "New Accounting Pronouncements" in Note 2 for a more complete discussion. Management is required to make assumptions and estimates, such as the discount factor, in determining fair value. Such estimated fair values might produce significantly different results if other reasonable assumptions and estimates were to be used.

Results of Operations

 We had revenues of $37.7 million for the quarter ended September 30, 2002 and operating expenses of $38.0 million, resulting in a loss from operations of approximately $310,000 and a net loss of approximately $2.0 million, inclusive of the $1.3 million loss on disposition of its clinical laboratory discussed below. For the nine months ended September 30, 2002, we had revenues of $114.7 million and operating expenses of $117.4 million, a loss from operations of approximately $2.6 million and a net loss of approximately $5.6 million. Included in the quarter and nine months ended September 30, 2002 are approximately $1.3 million and $1.4 million, respectively, in losses related to the disposal of our clinical laboratory. Management believes that the disposal of the lab will result in both an increase in operational profitability and cash flow on a go-forward basis. In addition, included in the nine months ended September 30, 2002 are significant adjustments of approximately $5.4 million, as discussed below. Excluding these adjustments and the disposal of the lab, our operating expenses would have been $112.8 million for the nine months ended September 30, 2002, resulting in income from operations of $2.0 and net income of $1.2 million. The net loss for the quarter ended September 30, 2002, exclusive of the loss on disposal of the lab, would have been $676,000.

For the same periods in 2001, revenues amounted to $32.3 million for the quarter and $92.4 million for the nine months, resulting in net income of $1.3 million and $4.3 million respectively. On a diluted per share basis, earnings were $0.04 and $0.15 for the quarter and nine months ended September 30, 2001, respectively, compared to losses of $0.06 and $0.19 for the same periods in 2002.

In addition, we had working capital of $6.2 million at September 30, 2002 compared to $8.8 million a year earlier while shareholders' equity was $6.8 million at September 30, 2002 compared to $11.8 million at September 30, 2001.

As disclosed in its previous SEC filings, we make certain cost estimates with regards to its contract with the HMO. Programs with the HMO are sometimes complex and at times subject to different interpretation. These cost estimates may be settled for amounts different than previously estimated or our estimate of these costs could change in amounts that could be material to the financial statements. As such, these estimates are continuously reviewed and, based on its second quarter review; management determined that an adjustment to direct medical costs of approximately $2.0 million relating to prior IBNR estimates was required. In addition, management felt an additional reserve on the remaining carrying amounts of its estimated retroactive cost adjustments would be prudent. Although we will aggressively attempt to collect these amounts, we established a $1.5 million reserve by a charge to our direct medical costs in the second quarter.

Additionally, direct medical expenses are based in part upon estimates of claims incurred but not reported (IBNR) by the HMO utilizing actuarial methods, and are continually evaluated by our management based upon their specific claims experience. During the second quarter the HMO revised its Part A (hospital) IBNR methodology, resulting in a charge to direct medical costs of $1.1 million.

In conjunction with a Convertible Debenture financing completed in May 2002, we incurred a second quarter charge to interest of approximately $808,000. This charge was necessary as the holder may convert the debt at any time into company stock at a price lower than it was at the issuance of the debt.

During 2001, in an effort to diversify its revenue base and ultimately increase shareholder value, we implemented our pharmacy division and began the process of filing for its own HMO license. As such, the results for the quarter and nine months ended September 30, 2002 included losses incurred by our pharmacy and HMO divisions, as well as our clinical laboratory, which, including allocation of corporate overhead, totaled approximately $953,000 for the quarter and $3.6 million for the nine months. It is expected that these operations, in total, will achieve profitability in the fourth quarter of 2002 through a combination of increased revenue and cost cutting measures. In line with this goal, we decided to dispose of our clinical laboratory, which should result in both an increase in operational profitability and cash flow. Accordingly, in the quarter ended September 30, 2002, we recognized $1.3 million in losses on discontinued operations.

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Quarter Ended September 30, 2002

Revenues

Revenues for the quarter ended September 30, 2002 increased 17% compared to the same period in 2001, from $32.3 million to $37.7 million. PSN revenues from the HMO increased $2.4 million from $31.8 million to $34.2 million. September 2002 PSN revenues included approximately $1.5 million of additional Medicare and commercial funding over the September 2001 quarter and we expect to receive similar additional monthly amounts for the foreseeable future. An increase in the number of covered lives within the PSN network accounted for the balance of the increase in revenues over the prior year.

Revenues for the third quarter of 2002 included approximately $3.4 million from Metcare Rx, our pharmacy division, which began operations in the Daytona market in June 2001, New York in July 2001, and Maryland in October 2001. For the same period in 2001, pharmacy revenues were only $486,000. Management believes that with the proper capitalization, MetcareRx will eventually account for a significant percentage of our overall revenues as it continues to expand in its existing markets and enter other markets. Pharmacy sales to the PSN of approximately $308,000 have been eliminated in consolidation. In addition, revenues for the third quarter of 2002 included $602,000 from its Daytona oncology offices, as compared to nothing the prior year. These increases were offset, in part, by approximately $200,000 in decreases due to a closed medical practice and a reduction in fee-for-service revenue in its primary care medical offices.

Expenses

Operating expenses for the third quarter of 2002 were $38.0 million, a 24% increase over prior year operating expenses of $30.7 million. Direct medical costs for the quarter ended September 30, 2002 were $29.9 million compared to $27.3 million for the quarter ended September 30, 2001. Direct medical costs, the largest component of expense, represent certain costs associated with providing services of the PSN operation including direct medical payments to physician providers, hospitals and ancillaries on a capitated or fee for service basis. As a percentage of PSN revenues, the medical loss ratio (MLR) amounted to 87.4% and 85.7% for the quarters ended September 30, 2002 and 2001, respectively. This increase due primarily due to increases in Part A (hospital) costs due to new contracts with hospitals in our Daytona network. These increases were offset in part by our continually improving utilization initiatives, including our hospitalist, partners in quality (PIQ), and oncology programs.

Cost of sales for the third quarter of 2002 totaled $2.4 million and represents the cost of the pharmaceuticals sold by MetcareRx. The pharmacy division had a gross profit percentage for the 2002 quarter of 31%.  Salaries and benefits for the third quarter of 2002 increased $994,000 over the third quarter of the prior year to $2.8 million. MetcareRx, our pharmacy division, accounted for $697,000 of the increase, while expansion of the services we provide in its Daytona market in an effort to control our medical costs accounted for $317,000 of increases. We believe we have the necessary management in place to support the revenue growth we anticipate in 2003 and beyond.

Medical supplies were $644,000 for the September quarter, compared to $27,000 in 2001. Medical supply costs are incurred in all our medical offices, most prominently in our two Daytona oncology offices, which accounted for $630,000 of the quarter's expense.

Depreciation and amortization for the quarter ended September 30, 2002 was $265,000 compared to $202,000 the year before. The increase is due primarily to depreciation on fixed assets acquired over the past twelve months.

Consulting expense increased approximately $282,000, from $316,000 in the quarter ended September 30, 2001 to $598,000 in the same period in 2002. Of the increase, $248,000 was incurred in our Hospitalist, Oncology and Utilization/Quality Assurance/Management programs, which are designed to lower direct medical costs while improving patient care, and $20,000 was spent in the development of our HMO, part of our long-term goal to diversify our revenue base.

General and administrative expenses increased from $719,000 in the third quarter of 2001 to $1.5 million in the third quarter of 2002, an increase of $781,000. The pharmacy operations accounted for $340,000 in incremental general and administrative expenses while the costs of our oncology and hospitalist programs and other PSN expansion accounted for an additional $166,000 in incremental costs. The prior year quarter also included approximately $112,000 in accounts payable write-offs and settlements relating to discontinued operations and $98,000 in incremental insurance increases.

Interest expense increased $255,000 for the September quarter due to the increased amount of debt carried at September 30, 2002 as compared to the prior year.

#

Nine Months Ended September 30, 2002

Revenues

Revenues for the nine months ended September 30, 2002 increased 24% compared to the same period in 2001, from $92.4 million to $114.7 million. PSN revenues from the HMO increased $13.0 million from $91.0 million to $104.0 million. September 2002 PSN revenues included approximately $4.7 million of additional Medicare and commercial funding over the nine months ended September 2001 and we expect to receive similar additional monthly amounts for the foreseeable future. In addition, an increase in the number of covered lives within the PSN network contributed approximately $8.3 million of the increase in revenues over the prior year.

Revenues for the first nine months of 2002 included approximately $10.4 million from Metcare Rx, our pharmacy division, which began operations in the Daytona market in June 2001, New York in July 2001, and Maryland in October 2001. For the same period in 2001, pharmacy revenues were only $511,000. Management believes that with the proper capitalization, MetcareRx will eventually account for a significant percentage of our overall revenues as it continues to expand in its existing markets and enter other markets. Pharmacy sales to the PSN of approximately $870,000 have been eliminated in consolidation. In addition, revenues for 2002 included $1.3 from its Daytona oncology offices, as compared to nothing the prior year. These increases were partially offset by decreases in revenue due to closed medical practices totaling $354,000 over 2001.

Expenses

Operating expenses for first nine months of 2002 increased 35% over the prior year, higher than the 24% increase in revenues. However, included in 2002 are approximately $4.6 million in significant charges to direct medical costs, as discussed above. Exclusive of these charges, operating expenses increased 29%, more in line with its increase in revenues.

Direct medical costs for the nine months ended September 30, 2002 were $93.1 million compared to $78.6 million for the same period in 2001. Exclusive of the charges discussed above, the expense for 2002 would have been $88.5 million, more in line with the increase in PSN revenue. Direct medical costs, the largest component of expense, represent certain costs associated with providing services of the PSN operation including direct medical payments to physician providers, hospitals and ancillaries on a capitated or fee for service basis. As a percentage of PSN revenues, the medical loss ratio (MLR) amounted to 89.5% and 86.4% for the nine months ended September 30, 2002 and 2001, respectively. Adjusted for the charges discussed above, the MLR for the 2002 would amount to 85.0%, a 1.4% improvement over 2001. This improvement resulted from our continually improving utilization initiatives, including our hospitalist, partners in quality (PIQ), and oncology programs, and the increased funding we received during 2002, offset in part by increases in Part A (hospital) costs due to new contracts with hospitals in our Daytona network.

Cost of sales for the first three quarters of 2002 totaled $7.0 million and represents the cost of the pharmaceuticals sold by MetcareRx. The pharmacy division had a gross profit percentage for the six months ending September 30, 2002 of 32%.

Salaries and benefits for the first nine months of 2002 increased $4.1 million over 2001 to $8.6 million. Since June 30, 2001, we expanded our operations as we continued to implement our business plan. In July 2001, a medical center was opened in Boca Raton, incurring $241,000 in incremental payroll costs for the first nine months of 2002, with other PSN medical offices opened in March 2001 accounting for an additional $201,000 in increases. MetcareRx accounted for $2.6 million of incremental payroll costs in its Florida, New York and Maryland facilities. Expansion of the services we provide in our Daytona market in an effort to control our medical costs accounted for an additional $974,000 of the increase while salary increases, increases in medical insurance premiums and a bolstering of staffing throughout the Company, particularly in the PSN, accounted for the balance of the increase, which was partially offset by a $91,000 incremental decrease resulting from the closure of a medical practice in the second half of 2001. We believe we have the necessary management in place to support the revenue growth we anticipate in 2002 and beyond.

Medical supplies were $1.4 million for the nine months ended September 30, 2002, compared to $55,000 in 2001. Medical supply costs are incurred in all our medical offices, most prominently in our two Daytona oncology offices, which account for all but $54,000 of the quarter's expense.

Depreciation and amortization for the nine months ended September 30, 2002 was $798,000 compared to $612,000 the year before. The increase of approximately $186,000 is due primarily to amortization of financing costs and an increase in depreciation on fixed assets acquired over the past twelve months.

Consulting expense increased approximately $1.4 million, from $606,000 in the nine months ended September 30, 2001to $2.0 million in the same period in 2002. Of the increase, $806,000 was incurred in our Hospitalist, Oncology and Utilization/Quality Assurance/Management programs, which are designed to lower direct medical costs while improving patient care, $358,000 of incremental expense was incurred in connection with investment banking and advisory services and $162,000 was spent in the development of our HMO, part of our long-term goal to diversify our revenue base.

General and administrative expenses increased from $2.2 million in the first three quarters of 2001 to $4.5 million in 2002, an increase of $2.3 million. The pharmacy operations accounted for $1.3 million in incremental general and administrative expenses while the costs of our oncology and hospitalist programs and other PSN expansion accounted for an additional $401,000 in incremental costs. Increases also were incurred in accounting and legal fees ($156,000) and insurance ($166,000). The prior year quarter also included approximately $313,000 in accounts payable write-offs and settlements relating to discontinued operations, These increases were partially offset by the savings of $142,000 resulting from the closure of a medical practice in the second half of 2001.

Interest expense increased $1.2 million for the nine months ended September 30, 2002 as compared to 2001, due in large part to the previously mentioned charge to interest expense of $808,000 incurred in conjunction with a Convertible Debenture financing completed in May 2002. The balance of the increase is due to the increased amount of debt carried at September 30, 2002 as compared to the prior year.

Year Ended December 31, 2001 compared to Year Ended December 31, 2000

Revenues

Revenues for the year ended December 31, 2001 increased $12.4 million (10.4%) over the prior year from $119.1 million to $131.5 million.  PSN revenues, the core of the  Company’s business, also increased 10.4%, from $114.9 million to $126.9 million, due primarily to the following factors; funding increases from revisions to the Balanced Budget Act of approximately $5.0 million, opening new medical offices in Belle Glade and Boca Raton totaling $5.4 million and increased membership in our Daytona market.  Revenues for 2001 inclufed approximately $3.1 million from Metcare Rx, which began operations in the Daytona market in June 2001, New York in July 2001, and Maryland in October 2001.  Management believes that with the proper capitalization, Metcare Rx will eventually account for a significant percentage of overall revenues of the Company as it continues to expand in its existing market and enter other markets.  Pharmacy sales to the PSN of approximately $296,000 have been eliminated in consolidation.  In addition, revenues for 2001 included $563,000 from its clinical laboratory (Metlabs), as compared to revenues of only $82,000 in the prior year.  The overall increase in revenues was partially offset by a decrease from the closure of a medical practice, which reported revenues of $1.3 million in 2000, compared to only $345,000 in 2001.  Revenues also decreased approximately $970,000 in 2001, due to a reduction in one-time revenue and revenue from discontinued and other non-PSN operations from 2000 to 2001.

Expenses

Operating expenses for the year ended December 31,2001 increased 10.0% over the prior year, in line with the 10.4% increase in revenue.  Direct medical costs, the largest component of expense, represent certain costs associated with providing services of the PSN operation including direct medical payments to physician providers, hospitals and ancillaries on a capitated or fee for service basis.  For the year ended December 31, 2001, these costs represented 89.0% of PSN revenue, which is referred to as the Medical Loss Ration (“MLR”), a significant improvement over the prior year MLR of 95.1%.  Overall, despite a 10.4% increase in PSN reveneues, direct medical costs in 2001 increased only 3.4%, from $109.2 million to $112.9million.  This improvement is due to the Company’s improved utilization efforts and initiatives including its newly implemented hospitalist program, the June start-up of its pharmacy division in the Daytona market and improved terms in its specialty contracts.  The Company expects to continue this trend with the recently announced Oncology and Partners in Quality (PIQ) programs, which are designed to reduce costs while improving patient care.

Costs of sales for the year ended December 31, 2001 totaled $2.3 million and represents the cost of the pharmaceuticals sold by MetcareRx.  The pharmacy division had a gross profit percentage for 2001 of 26%.

Salaries and benefits for the year increased 82.8% over 2000, from $4.1 million to $7.4 million. A number of new operations were opened in late 2000 and 2001 as the Company continued to implement its business plan. These new operations accounted for $2.7 million of the $3.3 million increase in payroll related costs. Three of these new operations (Port Orange, Ormond Beach and Everglades), totaling $1.2 million in payroll costs were opened February 2001 and operated as medical centers for our PSN operations. In July 2001, a fourth new medical center was opened in Boca Raton, incurring $172,000 in payroll costs for the year. Metlabs, acquired October 2000, accounted for $320,000 of the increase in payroll expenses while MetcareRx accounted for $959,000 of incremental payroll costs in its Florida, New York and Maryland facilities. The Company believes it has the necessary management in place in both MetcareRx and Metlabs to support the revenue growth the Company anticipates in 2002 and beyond. In addition, in late 2000 and early 2001, the Company recognized the need to reinforce its management team, hiring three new senior managers that represented approximately $432,000 in incremental payroll costs for 2001. Salary increases, increases in medical insurance premiums and a bolstering of staffing throughout the Company accounted for the balance of the increase, which was partially offset by an $89,000 incremental decrease resulting from the closure of a medical practice.

Depreciation and amortization for the year ended December 31, 2001 totaled $870,000, an increase of $204,000 over the prior year. Amortization of goodwill accounted for $101,000 of the increase, due to the acquisition of Metlabs and Medical Practices. Depreciation on fixed assets acquired in 2001 accounted for the balance of the increase.

Bad debt expense decreased $335,000 in 2001 as compared with the prior year. The decrease resulted from the decline in revenues on the closed medical practice as the corresponding bad debt expense for this practice decreased $527,000 from 2000 to 2001. Additional reserves on accounts receivable from discontinued operations account for the net balance.

Rent and leases for the year ended December 31, 2001 totaled $962,000, a $307,000 (47.0%) increase over the prior year. The aforementioned new operations accounted for a majority ($268,000) of the increase, with the balance resulting from annual increases in rent in our corporate and medical offices.

Consulting expenses increased $952,000 in 2001, from $323,000 in 2000 to nearly $1.3 million in 2001. Of the increase, $321,000 was incurred in connection with investment banking and advisory services and $111,000 was spent in the development of the Company's HMO, part of its long-term goal to diversify its revenue base. An additional $86,000 was incurred in the Company's Hospitalist and Utilization/Quality Assurance/Management programs, which are designed to lower direct medical costs while improving patient care. Also, as mentioned above, during 2001 the Company implemented its pharmacy division, opened four new medical practices and expanded its clinical laboratory, which accounted for an additional $213,000 in incremental consulting expenses. Lastly, in conjunction with the cancellation of the Pharmacy Management and Preferred Provider Agreements with a pharmacy consultant, the Company entered into a one-year software agreement with the consultant, accounting for $175,000 in expense during 2001.

General and administrative expenses increased from $1.9 million in 2000 to $3.2 million in 2001, an increase of $1.3 million or 71.6%. New locations accounted for approximately $1.5 million in incremental general and administrative expenses, which was partially offset by the savings of $275,000, resulting from the closure of a medical practice and a $171,000 decrease in billing and collection fees from 2000 to 2001 resulting from the renegotiation and eventual cancellation of the Company's contract with an outside billing company. In addition, legal, accounting and other related costs incurred as a result of regulatory filings accounted for $163,000 of the increase while insurance costs increased $89,000 due to an overall increase in premiums and the addition of new medical offices.

Other income and expenses for the year ended December 31, 2001 included a write down of accounts receivable from a closed medical practice of $775,000 and a gain on settlement of litigation of $177,000 as compared to gains on settlement of litigation recorded in 2000 of approximately $4.0 million. Interest and penalty expense decreased by approximately $121,000 for the year, from $768,000 to $647,000 due to the decrease in the average amount of interest-bearing debt carried by the Company in 2001 as compared to 2000.

Year Ended December 31, 2000 compared to Year Ended December 31, 1999

Revenues

The Company generates substantially all of its revenues from its managed care contracts. The revenue is based upon a pre-negotiated percentage of established fees by HCFA based upon the Medicare+ Choice program per member per month (PMPM). Management has recognized the need to further increase growth by expanding its current relationships, adding new payor sources and establishing a direct relationship with HCFA. Strategic alliances in pharmacy, physician purchasing, telemedicine and other services will also provide future opportunity for revenue growth through its Network. In addition, the Company has identified potential new markets in the State of Florida.

Expenses

The operating expenses for the twelve months ended December 31, 2000 are reflective of the company's PSN operating model and, as a result, comparison to the prior year would not be indicative of current operations. However, the Company has continued to improve its overall performance as reflected in decreases in a number of operating expense categories. In prior years, the Company's operations were highly labor and capital intensive whereas the current PSN model requires fewer employees, consultants, facilities and fixed assets, but incurs higher medical costs.

Direct medical costs include all costs associated with providing services of the PSN operation including direct medical payments to physician providers, hospitals and ancillary services on capitated and fee for service basis. For the year ended December 31, 2000, these costs represented 91.7% of total revenue, or 95.1% of PSN revenues, what is referred to as the medical loss ratio ("MLR). Management believes as its systems of monitoring utilization management continue to improve, and through the implementation and management of its pharmacy, telemedicine and other cost effective services, it can reduce the MLR, resulting in additional cost savings.

Payroll, payroll taxes and benefits for the year ended December 31, 2000 was $4.1 million compared to $7.0 million for the twelve months ended June 30, 1999. The decrease in payroll is due to the change in operations. Additional patient lives in 2001 will require additional personnel. We expect these increases to be more than offset by the additional revenue these patient lives will generate.

Depreciation and amortization totaled $666,000, approximately one-third the amount it had previously been incurring. The Company`s current operations do not require significant outlays for capital improvements. The Company is availing itself of ASP services through its strategic relationships to maximize the use of technology without the need to acquire hardware and software.

Bad debt expense of $644,000 reflects the adjustment to our reserve for doubtful accounts based on our best estimates of the collectability of our accounts receivable. Management expects this amount to decline as a result of a change in its business model.

General and administrative expenses for the twelve months ended December 31, 2000 were $1.9 million or 1.6% of revenue compared to $1.3 million or 12.9% for the six months ended December 31, 1999.

In 1999 and 2000 the Company retained consultants to review its operations. For the twelve months ended December 31, 2000 consulting expense was $323,000 compared to $1.0 million for the twelve months ended June 30, 1999 and $300,000 for the six months ended December 31, 1999. The Company believes it is beneficial and more economical to retain consultants for specific projects where specific expertise is required rather than hire permanent personnel.

As of December 31, 1999, the Company closed its deficit operations. In connection with the closing of these operations the Company had recorded certain related liabilities. During 2000, management made settlements with certain equipment lessors that reduced the outstanding liability by $572,000.

Interest and penalty expense was $768,000 for the twelve months ended December 31, 2000. The interest costs on a comparable basis reflect a decrease due to the improved working capital position of the Company and its ability to reduce its debt.

Liquidity and Capital Resources

During the nine months ended September 30, 2002 we raised approximately $5.2 million in debt and equity financing. However, we have sustained negative cash flows from operations since 2000, primarily as a result of our diversification of our revenue base, including the pharmacy and clinical laboratory operations. Although we expect our cash flow from operations to continue to improve, there can be no assurance that this will occur. In the absence of achieving positive cash flows from operations or obtaining additional debt or equity financing, we may have difficulty meeting current and long-term obligations. The auditor's report on our financial statements for the year ended December 31, 2001 states that certain matters raise substantial doubt about our ability to continue as a going concern.

To address these concerns, we have negotiated and are in the process of closing an accounts receivable financing agreement to support the growth in its pharmacy division. In addition, we project cash flow from HMO agreements to increase significantly in 2003 from expansion and implementation of new agreements. Also, our management has taken measures to reduce overhead and is reviewing operations for further reductions.

In conjunction with our review of our operations, we decided to dispose of our clinical laboratory. Accordingly, in the quarter ended September 30, 2002, we recognized $1.3 million in losses on discontinued operations. Management has implemented and continues to review other cost cutting measures as well as potential sources of increased revenue in order to accomplish its goals.

In view of these matters, realization of a major portion of the assets in the accompanying balance sheet is dependent upon our continued operations, which in turn is dependent upon our ability to meet our financial obligations. Management believes that actions presently being taken, as described in the preceding paragraphs, provide the opportunity for us to continue as a going concern.

During the first quarter of 2002, we issued 500,000 shares to accredited investors, in connection with private placements, resulting in proceeds of $500,000 that were used for working capital. Additionally, we borrowed $1.7 million on short-term notes payable that were due June 2002, since extended, and $625,000 in long-term notes payable, with varying interest rates ranging from 5% to 24% and beneficial conversion features. Certain notes also provided for issuance of 65,000 warrants in the aggregate and are collateralized by all our assets. The proceeds from these transactions were used for working capital. Such offerings were to accredited investors pursuant to Section 4(2) of the Securities and Exchange Act of 1934.

In May 2002, we entered into a "Securities Purchase Agreement", in which it issued $1,580,000 6% Convertible debentures due 5/24/04 and 150,000 warrants to purchase common stock. The purchase price for the promissory note and Warrants was $1,501,000 or 95% of the principal amount of the Convertible Debentures. The Holder shall have the right at its option to convert the Convertible Debenture into shares of common stock. In addition, in May we entered into a "Securities Purchase Agreement" in which we issued a $1,200,000 principal amount Promissory Note due 5/24/04 and 500,000 warrants to purchase common stock. The purchase price for the promissory note and warrants was $1.2 million. Interest is payable quarterly at a rate of 12% per annum, commencing June 30, 2002, and principal is due at maturity.

The primary source of our liquidity is derived from payments from its full-risk contracts with an HMO. In March 2002, two investors, on our behalf, funded $1.0 million as collateral for a letter of credit in favor of the HMO. The letter of credit was required by our contract with the HMO and enabled us to favorably renegotiate certain terms of the contract. We have agreed to purchase the collateral over ten months at an effective rate of 24% per annum and at September 30, 2002, $600,000 had been purchased.

As discussed in Note 2, we, in conjunction with our outside consultants, make certain estimates with regards to revenues, expenses and resulting accounts receivable arising from agreements with the HMO. While we believe these amounts will ultimately be realizable, the collection cycle of these estimated amounts usually exceeds the typical collection time required to collect medical accounts receivable. Often these amounts are subject to different interpretation by us and the HMO and, accordingly, needs to be reconciled with the HMO. As a result, certain revenue and cost estimates may be settled for amounts different than previously estimated. Accordingly, management recorded a reserve of $1.5 million against these receivables in the second quarter.

At September 30, 2002 we had a recorded liability for unpaid payroll taxes of approximately $2.2 million, exclusive of accrued interest and penalties of $1.2 million. We previously negotiated an installment plan with the Internal Revenue Service (IRS) whereby we made monthly installments of $100,000 on the amount in arrears. We are currently negotiating with the IRS for a new installment agreement and have proposed a three-year payout whereby the liability would be retired at the end of the agreement.

INFLATION AND CHANGING PRICES

Dependency on Reimbursement by Third-Parties

The Medicare and Medicaid programs are subject to statutory and regulatory changes, retroactive and prospective rate adjustments, administrative rulings and funding restrictions, any of which could have the effect of limiting or reducing reimbursement levels.  A substantial portion of our managed care revenues are based upon Medicare reimbursable rates. Any changes that limit or reduce Medicare reimbursement levels could have a material adverse effect on our business. Further, significant changes have or may be made in the Medicare program, which could have a material adverse effect on our business, results of operations, prospects, financial results, financial condition or cash flows. In addition, the Congress of the United States may enact unfavorable legislation, which could adversely affect operations by, among other things, decreasing Medicare reimbursement rates.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Market risk generally represents the risk of loss that may result from the potential change in value of a financial instrument as a result of fluctuations in interest rates and market prices.  We do not currently have any trading derivatives nor do we expect to have any in the future.  We have established policies and internal processes related to the management of market risks which we use in the normal course of our business operations.

Interest Rate Risk

The fair market value of long-term debts subject to interest rate risk.  While changes in market interest rates may affect the fair value of our fixed-rate long-term debt, we believe a change in interest rates would not have a material impact on our financial condition, future results of operations or cash flows.

Intangible Asset Risk

We have a substantial amount of intangible assets.  Although at September 30, 2002 we believe our intangible assets are recoverable, changes in the economy, the business in which we operate and our own relative performance could change the assumptions used to evaluate intangible asset recoverability.  We continue to monitor those assumptions and their consequent effect on the estimated recoverability of our intangible assets.

BUSINESS

Description of Business

Introduction

Metropolitan Health Networks, Inc. (the "Company," "Metcare," "we," or "us") was incorporated in the State of Florida in January 1996. In 2000, we implemented our new strategic plan, operating as a Provider Service Network (PSN), specializing in managed care risk contracting. Our ability to control our Network has produced favorable medical loss ratios, allowing us to successfully tap into the trillion dollar healthcare market. Through our Network we provide care to over 25,000 Medicare+Choice patients, 7,000 commercial HMO patients and approximately 13,000 fee-for-service patients aligned with various health plans.

The primary focus of the PSN division in 2001 was establishing the network and infrastructure along with creating the application necessary to become a Health Maintenance Organization. Many opportunities have been augmented by current legislation and a political environment that has demonstrated support for the Medicare+Choice program. An example of this support is the current additional funding that has been proposed to begin in 2003, along with bonuses for health plans that are willing to establish a presence in underserved markets. Metcare's business plan is modeled to take full advantage of the new direction of the Medicare+Choice program with the initial underserved market of the Treasure Coast of Florida (Martin, St. Lucie and Okeechobee Counties).

Responding to rapid increases in pharmacy spending, in June of 2001 we formed Metcare Rx, Inc., a wholly owned subsidiary, to control costs and to reduce prescription drug expenditures that are forecasted to increase by over 100% in the next decade. An increasing number of health plans with low-cost co-pays for drug coverage, direct-to-consumer advertising, and newer, better therapies requiring high-cost branded products all drive up the cost of pharmacy benefits. In an effort to reduce these costs, we have negotiated agreements allowing us to directly negotiate contracts for the purchase, filling and delivery of prescriptions. Assuming that we can successfully implement this agreement throughout our Network, we believe we can achieve better management and control to provide significant cost savings and incremental revenues. With the use of the software technology included in this system, the physician is provided with a preferred formulary resulting in reduced costs to both the patient and us.

Industry

A recent study from the Center for Medicare and Medicaid Services (CMS) projects spending for healthcare in the United States will increase from $1.2 trillion in 1999 to over $2 trillion by 2006, or 15.9% of the Gross Domestic Product. Healthcare costs per person are expected to rise from $3,759 to $7,100 in 2006. Pharmacy expenditures were approximately $126 billion in 2000, over $150 billion in 2001 and are expected to double over the next decade. A number of factors are at work affecting the patient, healthcare provider and payor relationship. Managed care plans that have traditionally competed on price are beginning to increase premiums to be more in line with their costs. Medical costs traditionally increased due to inflation and the relative high cost of new medical technologies. The Balanced Budget Act of 1997 constrained healthcare spending in both Medicare and Medicaid reducing payments to hospitals, physicians and managed care organizations. In December 2000, portions of the Balanced Budget Act of 1997 were revised in response to major surpluses created by previous cuts. New minimum payment criteria were established for the Medicare+Choice program enhancing payments to Managed Care Organizations (MCO) more than $5 billion over the next several years. In 2001, we received approximately $5 million in incremental revenues based upon the new minimum payment criteria and expects to receive an additional increase in revenues of over $5 million due to increases in Medicare reimbursements for managed care patients. In addition current legislation has demonstrated support for the Medicare+Choice program for additional funding starting in 2003, along with bonuses for health plans that are willing to establish a presence in underserved markets. Our business plan is modeled to take full advantage of the new direction of the Medicare+Choice Program with initial markets located in underserved areas.

The United States Congress and many state legislatures routinely consider proposals to reform or modify the healthcare system, including measures that would control healthcare spending, convert all or a portion of government reimbursement programs to managed care arrangements and reduce spending for Medicare, Medicaid and state health programs. These measures can affect a healthcare company's cost of doing business and contractual relationships. While we do not foresee nor do we know of any pending legislation, there can be no assurance that such legislation, programs or other regulatory changes will not have a material adverse effect on us. Our profitability may also be adversely affected by cost containment decisions of third party payors and other payment factors over which we have no control.

Business Strategy Overview

We are a healthcare company that provides turnkey services to managed care companies on a full risk basis and pharmacy management on behalf of physicians. We are moving rapidly to expand our revenue base through additional managed care contracts, establishing an HMO in Florida and expanding Metcare Rx.

We have developed an infrastructure of management expertise in the fields of:

•

Disease Management-a method to manage the costs and care of high-risk patients and produce better patient care.

•

Partners In Quality-a review of overall patient care measured against best medical practice patterns.

•

Utilization Management-a daily review of statistical data created by encounters, referrals, hospital admissions and nursing home information.

•

Hospitalist Program-a method to improve quality of patient care by providing a team approach of creating trust between the physician and the PSN and eliminating the need to evaluate referrals and prior authorizations.

This expertise allows us to provide a service and manage the risk that health insurance companies cannot provide on an efficient and economic level. Health insurance companies are typically structured as marketing entities to sell their products on a broad scale. Due to mounting pressures from the industry, MCO's have altered their strategy, returning to the traditional model of selling insurance and transferring the risk to the PSN's. Under such arrangements, MCO's receive premiums from the CMS and commercial groups and pass a significant percentage of the premium on to a third party such as us, to provide covered benefits to patients, including pharmacy and other enhanced services. After all medical expenses are paid; any surplus or deficit remains with the PSN. When managed properly, accepting this risk can create significant surpluses. Under our model, the physicians maintain their independence but are aligned with a professional staff to assist in providing cost effective health care, which in turn helps maximize profits for us and the physicians. Furthermore, to limit our exposure, we have secured reinsurance (stop-loss coverage). Our PSN business model is based on educating, motivating and assembling physicians in groups that are prepared to assume managed care risk. We envision expanding our network of physicians to provide our members healthcare services on an efficient and cost effective basis through strategic alliances with insurance companies and other healthcare providers on a statewide basis. We also have as our objective to develop an HMO division to operate in targeted Medicare markets including underserved areas. We believe that managing the risk and not the Physician is the right prescription for the new Millennium.

We have established two segments to manage our anticipated growth:

•

Managed Care (PSN and HMO)

•

Pharmacy (Metcare Rx)

Currently the largest, the Managed Care division, includes the PSN and, once established, the HMO. The Managed Care division will continue to be our focal point. We filed an application with the State of Florida in the first half of 2002 to form the HMO. MetcareRx, Inc. should expand in 2002 as we continue to open our clinic-based pharmacies.

Managed Care

The original Full Risk Agreement was signed in 1998 with Humana Medical Plan, Inc., (HMO) an insurance company, to provide network management services. We provide services to patients through a network of primary care physicians, specialists, hospitals and ancillary facilities. These providers have contracted to provide services to our patients by agreeing to certain fee schedules and care requirements. The original South Florida contract was renewed in exchange for providing additional coverage in Dade, Broward and Palm Beach Counties. For providing these services, Humana pays us a majority of the Medicare+Choice premiums they derive from these managed care patients.

A new Full Risk contract for Volusia and Flagler counties (Daytona Market) was implemented on January 1, 2000. This agreement has been amended as of March 1, 2002 and we expect this amendment to have a positive impact on our future profitability and cash flow.

Our agreements with Humana are for three years and renew automatically for additional one-year terms unless terminated for cause or on 180-days prior notice. Under these agreements, we are responsible for the provision of all covered benefits for the patient covered under the contracted Humana plan. Under the Agreement, Humana is obligated to pay us for covered services according to an agreed upon payment schedule, based on the amount Humana receives from its payor source. If revenue is insufficient to cover cost, our operating results could be adversely affected.

Under these HMO agreements, we, through our affiliated providers, are responsible for the provision of all covered benefits. While responsible for all medical expenses for each covered life, we have limited our exposure by obtaining reinsurance/stop-loss coverage. Additionally, we have capitated high volume specialties, fixing our cost on a per member per month (PMPM) basis. Low volume providers remain at a discounted fee-for-service basis. A change in healthcare legislation, inflation, major epidemics, natural disasters and other factors affecting the delivery and cost of healthcare are beyond our control and may adversely affect our operating results.

For the two years ended December 31, 2001, approximately 96% of our revenues were from risk contracts with MCO's. In conjunction with our new business strategy, we are pursuing opportunities to add additional payor sources while continuing to expand our existing business relationships to provide additional services through the Network.

Under our model, the physicians maintain their independence but are aligned with a professional staff to assist in providing cost effective quality medicine. Each primary care physician provides direct patient services as a primary care doctor including referrals to specialists, hospital admissions and referrals to diagnostic services and rehab. As part of our Network, we own several practices that have been fully integrated into our PSN model.

We enhance administrative operations of our physician practices by providing management functions, such as payor contract negotiations, credentialing assistance, financial reporting, risk management services and the operation of integrated billing and collection systems. We believe that we offer the physicians increased negotiating power associated with managing their practice and fewer administrative burdens, which allows the physician to focus on providing care to patients.

We also assist the physicians in obtaining managed care contracts. We believe that our experience in negotiating and managing risk contracts enhances our ability to market the services of our network physicians to managed care payors and to negotiate favorable terms from such payors. Our staff also performs quality assurance and utilization management by providing detailed reports under each contract on behalf of our affiliated physicians.

We also use the Internet to help process referral claims between Network primary care physicians and specialists. This process helps reduce paperwork in the physician's office as well as provide a more efficient method for the patient in our Network. Our utilization management team communicates with the physicians on a daily basis to provide overall management of the patient.

HMO

Our strategy is to increase enrollment by adding new payor relationships and new providers to the existing network and by expanding the network into new geographic areas where the penetration of managed healthcare is low. We believe that we will be able to develop new payor and provider relationships due to our ability to manage the cost of health care without sacrificing quality.

While not competing with our growing and improving relationship with Humana under our current contracts, we must acknowledge the changes within the managed care industry and position ourself ahead of the curve. The managed care industry continues to consolidate and redefine itself, and while many find the current environment volatile, we have found it resplendent with opportunities.

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Pharmacy

We have recruited a group of veteran pharmacy executives to manage the pharmacy division. These executives have owned and operated multiple pharmacy companies reflective of the wide range of managed care pharmaceutical services that Metcare Rx offers.

Metcare Rx is strategically focused on servicing healthcare companies with "pharmacy risk" with a goal of offering cost containment and quality service. Our clients include various health care providers that are at-risk for pharmacy costs. Our current operations serve a variety of at risk MCO's including medical groups and clinics, managed care health plans, (HMO's, PPO's etc.), HIV clinics and long-term care facilities. Metcare Rx offers all of these MCO's a one-stop solution that is customized to each client to meet their need to control drug costs while preserving quality. We provide an unparalleled continuum of pharmacy care including effective specialty pharmacy services, strategically located ambulatory pharmacies, convenient home delivery, meaningful drug utilization evaluations and complex pharmaceutical managed care.

The marketing plan stresses our flexibility and broad range of abilities. We can tailor our services to meet the specific needs of our clients. We have determined that "specialty pharmacy" offers an opportunity for extensive growth. For example, the specialty pharmacy service can be offered on a stand-alone basis or be bundled with our total pharmacy management solution to provide a one-stop, comprehensive approach to managed care pharmacy. Management has the expertise necessary to offer an extensive range of services, which differentiates their offering from the competition that typically offers more rigid, narrowly defined service with little or no risk sharing characteristics. The first of these specialty drug areas will be HIV patients. We, with our experience in this field, have developed a program that will enhance clinical and financial outcomes.

Our management's influence over the prescription writing process enables us to increase our market share, which in turn creates significant buying power with our drug suppliers. This purchasing leverage stems from various Company strategies, including:

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Collaborative design of effective drug formulary in consultation with the client MCO's key physicians, Medical Director and Pharmacy and Therapeutic Committee;

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Active education of member physicians about the client's drug formulary decisions and rationale;

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Focus on serving healthcare organizations that are at risk for pharmacy costs;

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Effective Drug Utilization Evaluations ("DUE's");

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Increased patient convenience and compliance through physician office dispensing, ambulatory pharmacies and home delivery of medications;

•

Automation through software and use of the Internet; and

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Expertise in specialty drug areas such as "HIV."

These strategies help us influence the prescription process and create an ability to shift the market share of our preferred drugs at an unprecedented level.

Pharmacy Cost Inflation

Our management sees five key factors that will cause pharmacy costs to keep increasing in the coming years:

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An annual expenditure increase of over 14%

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A doubling of the rate of new drugs introduced

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An aging population

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Aggressive drug company marketing

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Educated patient requests for drugs

Prescription drug expenditure growth now outpaces other categories of health care spending. In fact, prescription drug expenditures are projected to climb to over 12% of all personal health expenditures. In terms of dollar volume, the last five years have shown double-digit growth with cost increases of over 14% in 1999 and 2000. Higher drug prices will likely account for only one-fifth of this growth. According to IMS Health 59% of the rise in drug costs in 2000 was due to increased use of existing products, 27% to new products and only 14% to higher prices.

New drugs are entering the market at an accelerating pace, primarily due to a robust new drug pipeline and developments in the FDA approval process. In 1998, 56 new drugs were approved for the use in the U.S. compared to an average of 23 new drugs per year in the preceding decade. Not only are more drugs entering the market, but also they are being introduced at higher prices. New drugs released after 1992 accounted for only 17% of total utilization, but accounted for over 30% of total costs.

One of the most prominent drivers of pharmacy cost is the aging population. Long-term care and other health care services for older adults represent a substantial share of total health care spending. Nursing home and home health care accounted for over 10% of personal health expenditures. In terms of the pharmaceutical market, prescription utilization for persons aged over 75 far outpaces utilization for any other group.

Another factor causing pharmacy cost inflation is increased use of preventative drugs. With the advent of managed care and closer attention to medical cost, preventative medicine has become increasingly popular as a means of cost containment. Pharmaceutical drugs are no exception, and are used as preventative measure in medicine. With increases in prescriptions written, the market should exhibit overall cost inflation.

Competition

The healthcare industry is highly competitive and is subject to continuing changes in the provision of services and the selection and compensation of providers. We compete with national, regional and local companies in providing our services. Excluding individual physicians and small medical groups, many of our competitors are larger and better capitalized and may have greater experience in providing healthcare management services and may have longer established relationships with buyers of such services.

Employees

As of November 14, 2002, we had approximately 200 full-time employees. Of the total, 45 were employed at our executive offices. None of our employees are covered by a collective bargaining agreement or are represented by a labor union. We consider our employee relations to be good.

DESCRIPTION OF PROPERTY

Our Executive offices are located at 250 Australian Avenue South, Suite 400, West Palm Beach, Florida where we occupy 13,211 square feet at a current annual base rental of approximately $18,165, pursuant to a lease expiring December 31, 2008.

We have a satellite office in Daytona Beach of 2,980 square feet with a monthly rental of $2,000. The lease expires August 31, 2003.

The managed care division leases 6 offices in Florida with an aggregate monthly rental of $27,000 with various expiration dates from 1 to 5 years.

The pharmacy division leases three offices in Florida, three offices in New York and one office in Hanover, Maryland with an aggregate monthly rental of $8,000 with various expiration dates from 1 to 5 years.  The pharmacy also leases approximately 4,000 sq. ft at 1750 N. Florida Mango Rd, West Palm Beach, Fl. for it Central Hub fill pharmacy operations and ancillary administrative offices.  The base annual rent is approximately $48,000 per year.

None of our properties are leased from affiliates.

LEGAL PROCEEDINGS

We are a party to various claims arising in the ordinary course of business. Management believes that the outcome of these matters will not have a materially adverse effect on the financial position or the results our operations.

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MANAGEMENT

Directors and Executive Officers

Our directors, control persons and executive officers are as follows:

Name	Age	Title

Fred Sternberg	61	Chairman, President and Chief Executive Officer

Debra A. Finnel	40	Vice President and Chief Operating Officer

David S. Gartner, CPA	43	Secretary and Chief Financial Officer

Martin Harrison, MD	48	Director

Randolph H. Pohlman, Ph.D.	58	Director

Dr. Salomon E. Melgen	48	Director

Karl Sachs	66	Director

Fred Sternberg, President & Chairman of the Board-Mr. Sternberg has been Chairman, President and CEO of the Company since February 2000. From 1990 to December 1999, he was President of Sternco, Inc., providing consulting services to various healthcare companies in the managed care and related industries. Between 1986 and 1990, Mr. Sternberg was involved in various investments, including real estate development and rental properties and from 1980 to 1986 he operated several plastic injection molding facilities in both the toy and healthcare industries. From 1968 to 1972, Mr. Sternberg served as President of The J. Bird Moyer Co., Inc., whose name was later changed to Moyco Technologies, Inc., a publicly-traded dental manufacturing company. Mr. Sternberg has also provided consulting services to assisted care living facilities and skilled nursing homes.

Debra A. Finnel, Vice President and Chief Operating Officer has been associated with the Company since January 1999. For the five years prior to joining the Company, Ms. Finnel was President of Advanced HealthCare Consultants, Inc., which managed and owned physician practices in multiple states and provided turnaround consulting to managed care providers, MSOs, IPAs and hospitals.

David S. Gartner, CPA joined the Company in November 1999 as its Chief Financial Officer. He has 20 years experience in accounting and finance, including ten years of specialization in the healthcare industry. Most recently, Mr. Gartner served for two years as Chief Financial Officer of Medical Specialists of the Palm Beaches, Inc., a large Palm Beach County multi-practice, multi-specialty group of 40 physicians. Prior to Medical Specialists, he held the position of Chief Financial Officer at National Consulting Group, Inc., a treatment center licensed for 140 inpatient beds in New York and Florida, from 1991 to 1998. Mr. Gartner is a member of the American Institute of Certified Public Accountants.

Dr. Martin Harrison was appointed as a director of the Company in November 2000. He served as an advisor to the Board for the past year. He has been practicing medicine in South Florida for the past 19 years and specializes in preventive and occupational medicine. Dr. Harrison completed his undergraduate training at the University of Illinois and postgraduate and residency training at Johns Hopkins University, as well as his Masters in Public Health. Dr. Harrison has also been on the Faculty of both the University and Medical School. He is currently the owner of H30, Inc. a privately held Research & Biomedical Company.

Randolph H. Pohlman, Ph.D. has been a director of the Company since September 2002.  Dr. Pohlman is dean of the H. Wayne Huizenga School of Business and Entrepreneurship at Nova Southeastern University - the largest independent institution of higher education in the State of Florida and among the top 20 largest independent institutions nationally.   Dr. Pohlman received his Bachelor and Master of Science in Business Administration from Kansas State University and a Ph.D. in Finance from Oklahoma State University.  He is an active presence in the South Florida community serving as a Trustee, member of the Joint Executive Committee, and member of the Board of Governors for the Greater Miami Chamber of Commerce.  He also served as chairperson of the 2001 GMCC Cutting Edge Award Committee, was chairperson of the Judging Committee for the 2002 GMCC Cutting Edge Award and will serve in the same position for 2003.  He is a Trustee for the Greater Fort Lauderdale Chamber of Commerce, and is a chair of the Northern Trust Entrepreneur’s Roundtable.  In addition, Dr. Pohlman serves on the Board of Directors of the following companies:  Clark/Bardes Holdings, Inc.; e-Resource Capital Group; and Black Diamond Asset Management, LLC.  Prior to his arrival at Nova Southeastern University in 1995, Dr. Pohlman was a senior executive at Koch Industries; the second largest privately held company in the U. S.  He was recruited to Koch via Kansas State University, where for more than ten years, he served the college in a variety of administrative and faculty positions including holding the L. L. McAninch Chair of Entrepreneurship and served as Dean of the College of Business.  Dr. Pohlman also served as a Visiting Research Scholar at the University of California, Los Angeles, and was a member of the Executive Education Advisory Board of the Wharton School of the University of Pennsylvania.  In addition to his teaching and numerous articles in the areas of finance and organizational behavior, Dr. Pohlman has written two books entitled Understanding the Bottom Line: Finance for Non-financial Managers and Supervisors and Value Driven Management: How to Create and Maximize Value Over Time for Organizational Success.

Dr. Salomon E. Melgen was appointed as a director of the Company in September 2002.  He is a Board Certified Ophthalmologist and the founding Director of Vitreo-Retinal Consultants, specializing in diseases and surgery of the vitreous and retina.  He has participated in the research and co-authorship of many published medical reports.  Dr. Melgen was accepted as a Fellow of Vitreoretinal Diseases at Harvard Medical School, Massachusetts Eye and Ear Infirmary, Eye Research Institute and Retina Associates in Boston, Massachusetts.  He is a Director of the American Board of Eye Surgery and is a clinical scientific associate at The Schepens Eye Research Institute, Harvard Medical School.  Dr. Melgen has been awarded the highest honor from the government of the Dominican Republic for his charitable work.

Karl Sachs has served as a Director of the Company since March 1999.  He is a founding partner of the Miami-based public accounting firm of Sachs & Focaracci, P.A.  A certified public accountant for more than 21 years, Mr. Sachs is a member of the American Institute of Certified Public Accountants, Personal Financial Planning and Tax Sections; Florida Institute of Certified Public Accountants; and the National Association of Certified Valuation Analysts.  The firm of Sachs & Focaracci, P.A. serves the financial and tax needs of its diverse clients in addition to providing litigation support services.  Mr. Sachs is a qualified litigation expert for the U.S. Federal District Court, U.S. District Court, U.S. Bankruptcy Court and Circuit Courts of Dade and Broward Counties.  He is a graduate of the University of Miami where he received his BS in Business Administration.

Board of Directors

Each director is elected at our annual meeting of shareholders and holds office until the next annual meeting of stockholders, or until the successors are elected and qualified. At present, our bylaws provide for not less than one director. Currently, we have five directors. The bylaws permit the Board of Directors to fill any vacancy and such director may serve until the next annual meeting of shareholders or until his successor is elected and qualified. Officers are elected by the Board of Directors and their terms of office are, except to the extent governed by employment contracts, at the discretion of the Board. There are no family relations among any of our officers or directors. Our officers devote full time to the business of the Company. The Board of Directors held fifteen meetings and voted fourteen times by Unanimous Written Consent.

Board Committees

We had two active committees in 2002, the Audit Committee and the Executive & Compensation Committee. All actions by these committees shall be subject to the specific Directions of the Board of Directors.

The Audit Committee consists of Mr. Sachs, Dr. Melgen, Dr. Harrison and Dr. Pohlman. The Audit Committee selects the independent auditors; reviews the results and scope of the audit and other services provided by our independent auditors and reviews and evaluates our internal control functions.  As an advisory function of the committee, members also participates in financings, reviews budgets prior to presentation to the Board of Directors and reviews budgets vs. actuals on a monthly basis.

The Executive and Compensation Committee may exercise the power of the Board of Directors in the management of our business and affairs at any time when the Board of Directors is not in session. The Executive Committee shall, however, be subject to the specific directions of the Board of Directors. The committee also makes recommendations to the Board of Directors regarding the compensation for our executive officers and consultants.  It is composed of Dr. Harrison, Mr. Sachs, Dr. Pohlman and Dr. Melgen.  All actions of the Executive Committee require a unanimous vote.

Compensation of Directors

We reimburse all directors for their expenses in connection with their activities as directors. The directors make themselves available to consult with our management. One of our five directors is also an employee and did not receive additional compensation for his services as director. A compensation and stock option agreement has been adopted for our outside directors in the amount of $18,000 per year, paid quarterly in our common stock valued at the average closing price for the five last days of the quarter. The directors have elected to receive this compensation for the present time in stock. All outside directors have received 40,000 options upon joining the Board, of which 20,000 vest immediately and the remaining 20,000 vests after one year. These options are valued at the market value of the effective date of board membership.

EXECUTIVE COMPENSATION

The following tables present information concerning the cash compensation and stock options provided to our Chief Executive Officer and each additional executive officer whose total annualized compensation exceeded $100,000 for the year ended December 31, 2001.

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Summary Compensation Table

Annual Compensation

Name and Principal Position	Fiscal Year	Salary($)	Bonus($)	Other Annual Compensation Compensation(#)	Long-term Compensation Awards Securities Underlying/Options SARs(#)	All Other Compensation

Fred Sternberg	2001	224,905	0	9,600
Chairman of the Board,	2000	150,000	0	9,600
President, CEO
Debra Finnel	2001	227,884	0	18,000
Vice President and	2000	132,000	0	-
Chief Operating Officer
David S. Gartner, CPA	2001	119,423	0	6,000
Secretary and Chief	2000	96,557	0	6,000
Financial Officer

Options Granted in the Year Ended December 31, 2001 to Executives

Name	Number of Securities Underlying Options/ SARs Granted	% of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date

Debra Finnel	100,000	20.35	$ 1.00	01/01/07
Debra Finnel	100,000		$ 1.00	01/01/08
Debra Finnel	100,000		$ 1.00	01/01/09

Total number of options granted to non-executives for the year ended December 31, 2001 was 300,000 and for the year ended December 31, 2000 were 1,543,000.

Aggregated Fiscal Year-End Option Value Table

The following table sets forth certain information concerning unexercised stock options as of December 31, 2001. No stock appreciation rights were granted or are outstanding.

		Number of Unexercised Options Held At 12/31/01		Value of Unexercised In-the-Money
		Shares Acquired		Options At 12/31/01(1)
Name	Exercisable(#)	On Exercise	Unexercisable(#)	Exercisable($)	Unexercisable($)

Fred Sternberg	1,160,000	1,160,000	525,000	762,900	343,500
Debbie Finnel	200,000	200,000	250,000	138,000	135,000
David Gartner	50,000	50,000	0	57,000	0

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(1)

The closing sale price of the Common Stock on December 29, 2001 as reported by OTCBB was $1.44 per share. Value is calculated by multiplying (a) the difference between $1.44 and the option exercisable price by (b) the number of shares of Common Stock underlying.

Employment Agreements

Fred Sternberg

In January 2000 we entered into an employment agreement, subsequently amended, with Fred Sternberg, our President, Chief Executive Officer and a director. The term of the agreement is for five years from the effective date. The annual salary under the Agreement is $150,000. Effective April 1, 2001 the salary was increased to $250,000 per year. Mr. Sternberg agreed to waive the bonus provisions and is eligible to receive a discretionary bonus. Additionally, Mr. Sternberg was granted options to purchase 300,000 shares of Common Stock at $0.30 per share and options to purchase 360,000 shares of Common stock at $0.50 per share upon the signing of the Agreement. Additional longevity options were granted at the rate of 25,000 options per year of employment at a price of $1.00 per share. The Agreement also provides for an additional 700,000 options at $0.75 per share vesting on various dates over the life of the Contract.

The Agreement also provides, among other things, for (i) participation in any profit-sharing or retirement plan and in other employee benefits applicable to our employees and executives; (ii) an automobile allowance of $800 per month and fringe benefits commensurate with the duties and responsibilities of Mr. Sternberg and (iii) benefits in the event of death or disability. The Agreement also contains certain non-disclosure and non-competition provisions.

Under the terms of the Agreement, we may terminate the employment of Mr. Sternberg either with or without cause. If we without good cause terminate the Agreement, we would be obligated to continue to pay Mr. Sternberg's salary and any current and future bonuses that would have been earned under the agreement. Mr. Sternberg would also be entitled to all stock options earned or not yet earned through the full term of the Agreement.

Debra Finnel

In January 2001 we entered into an employment agreement with Debra Finnel, Chief Operating Officer. The term of the agreement is three years and calls for an annual salary of $225,000, increasing to $250,000 on July 1, 2001. Ms. Finnel is also eligible to receive a discretionary bonus and has been granted options to purchase 300,000 shares of Common Stock at $1.00 per share with vesting over five years. The Agreement also calls for an automobile allowance of $1,500 per month and fringe benefits commensurate with Ms. Finnel's responsibilities as well as certain non-compete provisions.

Incentive and Non-Qualified Stock Option Plan

The Board had previously adopted an Employee Stock Option Plan in 1996. However, no options were granted under this plan and accordingly, we decided to replace this plan with the 2001 Stock Option Plan.

The Stock Option Plan Generally

The Board originally adopted the Plan on March 12, 2001. The Plan will terminate on June 1, 2011. Under the Plan, the Board or the Compensation Committee may grant stock incentives to key individuals performing services for our company, including employees, officers, eligible directors, consultants and agents. Awards under the Plan may be in the form of incentive stock options and nonqualified stock options.

Shares Available for the Plan

We presently have 2,000,000 shares of common stock reserved for issuance under the Plan. The number of shares underlying awards made to any one participant in a fiscal year may not exceed 100,000 shares. The number of shares that can be issued and the number of shares subject to outstanding options may be adjusted in the event of a stock split, stock dividends, recapitalization or other similar event affecting the number of shares of our outstanding common stock.

Plan Administration

The Board or the Compensation Committee will administer the Plan. Subject to the specific provisions of the Plan, the Committee determines award eligibility, timing and the type, amount and terms of the awards. The Committee also interprets the Plan, establishes rules and regulations under the Plan and makes all other determinations necessary or advisable for the Plan's administration.

Options under the Plan may be either incentive stock options, as defined under the tax laws, or nonqualified stock options. The per share exercise price may not be less than the fair market value of our common stock on the date the option is granted. The Compensation Committee may specify any period of time following the date of grant during which options are exercisable, so long as the exercise period is not more than 10 years. Incentive stock options are subject to additional limitations relating to such things as employment status, minimum exercise price, length of exercise period, maximum value of the stock underlying the options and a required holding period for stock received upon exercise of the option. Only nonqualified options may be granted to individuals who are not our employees.

Upon exercise, the option holder may pay the exercise price in several ways. He or she can pay: (1) in cash; (2) by delivering previously owned Metropolitan common stock with a fair market value equal to the exercise price; (3) by directing us to withhold shares of common stock with a fair market value equal to the exercise price; or (4) by a combination of these methods.

Expiration of Options

Generally, options granted under the Plan expire on the date determined by the Committee at the time of the grant, subject to earlier expiration as specified in the award agreement if the holder terminates employment prior to that date. IRS rules require that incentive stock options expire no later than three months after the termination of employment for any reason other than death or disability, or one year after termination of employment by reason of death or disability, in either case subject to the normal expiration date of the option. In no event may an option be exercised after its expiration date. Any unvested portion of an option will expire immediately upon termination of employment.

Outstanding Options

We cannot determine the number of shares that may be acquired under stock options that may be awarded under the Plan to participants. There are no stock appreciation rights under the Plan.

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Transferability

Generally, an option may not be sold, assigned or otherwise transferred during its holder's lifetime, except by will or the laws of descent and distribution.

Tax Consequences

The following is a summary, based on current law, of some significant federal income tax consequences of awards under the Plan. Participants are advised to consult with their own tax advisor regarding the federal, state and local tax consequences of the grant and exercise of an option.

Participants in the Plan do not recognize taxable income by reason of the grant or vesting of an option, and we do not receive a tax deduction by reason of either event. At exercise, the federal tax consequences vary depending on whether the award is an incentive stock option or nonqualified stock option.

Incentive Stock Options

Upon exercise of an incentive stock option, its holder does not recognize taxable income, and we do not receive a tax deduction. However, the excess of the fair market value of our common stock on the date of exercise over the exercise price is an adjustment that increases alternative minimum taxable income, the base upon which alternative minimum tax is computed.

If the shares purchased upon the exercise of an incentive stock option are sold at a gain within two years from the date of grant, or within one year after the option is exercised, then the difference, with certain adjustments, between the fair market value of the stock at the date of exercise and the exercise price will be considered ordinary income. Any additional gain will be treated as a capital gain. If the shares are sold at a gain after they have been held at least one year and more than two years after the grant date, any gain will be treated as a long-term capital gain. Any loss recognized upon a taxable disposition of the shares generally would be characterized as a capital loss.

Nonqualified Stock Options

Upon exercise of a nonqualified stock option, its holder recognizes ordinary income in an amount equal to the difference between the fair market value of our common stock at the time of exercise and the exercise price. Generally, we are entitled to a corresponding tax deduction for compensation income recognized by the holder. Upon the subsequent sale of the shares acquired in the exercise, the holder will recognize a short-term or long-term capital gain or loss, depending on the length of time he or she has held the shares.

Plan Amendment and Termination

The Plan will terminate on June 1, 2011. The Board may amend or terminate the Plan at any time. An amendment is subject to shareholder approval if it increases the number of shares available for issuance under the Plan, permits the grant of an incentive stock option at an exercise price less than that set forth in the Plan, changes the class of individuals eligible for participation in the Plan, or permits the grant of awards after the Plan termination date.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding our Common Stock beneficially owned as of September 30, 2002 (i) by each person who is known by us to own beneficially 5% or more of our common stock; (ii) by each of our directors; and (ii) by all executive officers and directors as a group.

Name of Beneficial Owner	Amount of Beneficial Ownership	Percentage of Class
Martin Harrison, M.D.(1)	5,400,522	17.22%
Fred Sternberg(2)	1,987,550	6.34
Debra Finnel(3)	250,000	0.08
David Gartner	150,000	0.05
Dr. Salomon E. Melgen(4)	20,000	0.00
Randolph H. Pohlman, Ph.D.(5)	20,000	0.00
Karl Sachs	315,874	1.00
Directors and Executive Officers as a Group (7 persons)	8,143,946	26.00

____________

(1)

Includes (1) 4,460,522 shares held by Dr. Harrison, (2) 900,000 shares held by H30, Inc., a corporation which Dr. Harrison is a director, and (3) 40,000 shares issuable upon exercise of options at a price of $0.91 until November 2, 2006. Does not include 70,000 shares issuable upon exercise of options at prices ranging from $6.938 to $7.938 per share with expirations from March 31, 2003 to until April 18, 2005.

(2)

Includes (1) 3,700 shares held by Mr. Sternberg (2) 505,850 shares held by Sternco, Inc., a corporation which Mr. Sternberg is President, (3) 18,000 shares held by Mr. Sternberg's wife, and (4) 1,460,000 shares issuable upon the exercise of options at a prices ranging from $0.30 to $2.00 which expirations from May 2004 to October 1, 2007. Does not include 200,000 shares issuable upon the exercise of options at prices ranging from $0.75 to $1.00 that have not yet vested.

(3)

Includes (1) 50,000 shares held by Debra Finnel, (2) 150,000 shares issuable upon the exercise of options at $0.50 per share, expiring between 10/08/05 and 10/08/07 and (3) 100,000 shares issuable upon the exercise of options at a price of $1.00, expiring on 1/1/07. Does not include 200,000 shares issuable upon the exercise of options at a price of $1.00 that have not yet vested.

(4)

Includes 20,000 shares issuable upon the exercise of options at a price of $0.25 per share.  Does not include 20,000 shares issuable upon the exercise of options at a price of $0.25 per share that have not yet vested.

(5)

Includes 20,000 shares issuable upon the exercise of options at a price of $0.25 per share.  Does not include 20,000 shares issuable upon the exercise of options at a price of $0.25 per share that have not yet vested.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

At May 30, 2002, amounts owed to us by officers totaled approximately $104,000. These amounts are expected to be repaid in 2002.

The Company, for the current year ending December 31, 2002, will pay Dr. Martin Harrison, a shareholder and director, $50,000 for consulting services.

All future transactions between us and any officer, director or 5% shareholder will be on terms no less favorable than could be obtained from independent third parties and will be approved by a majority of our independent disinterested directors. We believe that all prior affiliated transactions except those identified above were made on terms no less favorable to us than available from unaffiliated parties. Loans, if any, made by us to any officer, director or 5% stockholder, will only be made for bona fide business purposes.

DESCRIPTION OF SECURITIES

As of September 30, 2002, we had authorized 80,000,000 shares of par value $0.001 common stock, with 31,364,127 shares issued and outstanding. Additionally, we have authorized 10,000,000 shares of preferred stock, with 5,000 shares issued and outstanding.

Common Stock

The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to Common Stock. All of the outstanding shares of Common Stock are, and the shares of Common Stock offered hereby, will be duly authorized, validly issued, fully paid and nonassessable.

Preferred Stock

We are authorized to issue 10,000,000 shares of Preferred Stock with such designation, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control.

We have designated a Series A class of preferred stock and a Series B class of preferred stock. A summary of their material terms, rights and preferences are the following:

Series A

We have designated 30,000 shares of our preferred stock as Series A preferred stock, par value $.001. There are currently 5,000 Series A preferred shares issued and outstanding. Each share of Series A preferred stock has a stated value of $100 and pays dividends equal to 10% of the stated value per annum. At December 31, 2001, the aggregate and per share amounts of cumulative dividend arrearages were approximately $216,667 and $43.40, respectively.

Each share of Series A preferred stock is convertible into shares of common stock at the option of the holder at the lesser of 85% of (1) the average closing bid price of the common stock for the ten trading days immediately preceding the conversion or (2) $6.00. We have the right to deny conversion of the Series A preferred stock, at which time the holder shall be entitled to receive additional cumulative dividends at 5% per annum in addition to the initial dividend rate of 10% per annum.

In addition, we have the right, exercisable at any time upon 10 trading days notice to the holders of the Series A preferred stock given at any time after the expiration of two years after the date of issuance to redeem all or any portion of the shares of Series A preferred stock which have not previously been converted or redeemed, at a price equal to 105% of the product of (1) the number of shares of preferred stock then held by the holder, and (2) the stated value.

In the event of any liquidation, dissolution or winding up of our company, holders of the Series A preferred stock are entitled to receive a liquidating distribution before any distribution may be made to holders of our common stock and other Series of our preferred stock.

The Series A preferred share holders have no voting rights, except as provided under Florida law.

Series B

We have designated 7,000 shares of our preferred stock as Series B preferred stock, with a stated value of $1,000 per share. During the year ended June 30, 1998, 1,200 shares of Series B preferred stock were issued, however there are currently no Series B shares outstanding. Holders of the Series B preferred stock are entitled to receive, whether declared or not, cumulative dividends equal to 5% per annum. Each share of Series B preferred stock is convertible into such number of fully paid and nonassessable shares of common stock as is determined by dividing the stated value by the conversion price. The conversion price shall be the lesser of the market price, as defined or $4.00. From September 1998 to October 1999, all of our outstanding Series B preferred shares were converted into 3,597,305 shares of our common stock at various prices. The Series B preferred shares do not contain voting rights, except as provided under Florida law.

Transfer Agent

The Transfer Agent for our shares of Common Stock is Florida Atlantic Stock Transfer, Tamarac, Florida.

SELLING SECURITY HOLDERS

This prospectus relates to the registration of shares of our common stock underlying certain convertible securities held by various parties listed below. We will not receive any proceeds from the sale of the shares by the selling shareholders. The selling shareholders may resell the shares they acquire by means of this prospectus from time to time in the public market. The costs of registering the shares offered by the selling shareholders are being paid by us. The selling shareholders will pay all other costs of the sale of the shares offered by them.

On July 31, 2002, we entered into a Securities Purchase Agreement with Laurus Master Fund, Ltd. where we raised $344,225 through the issuance to Laurus Master Fund, Ltd. of a convertible note in the principal amount of $344,225.  The convertible note accrues interest at the rate of 6% per year payable in arrears commencing on August 20, 2002, and on the 20th day of each consecutive calendar month thereafter until and including July 20, 2003 (the “Maturity Date”).  The convertible note may be converted into our common stock at the holder’s option at any time until all amounts under the convertible note have been paid in full, subject to the limitation that holder may only convert the convertible note up to the point that holder beneficially owns 4.99% of our issued and outstanding common stock (subject to certain exceptions in the event of default).  The conversion price shall be $0.43 per share, subject to adjustment (i) upon the occurrence of an event of default under the convertible note, (ii) in the event we issue our common stock or securities convertible into our common stock at a price less than $0.43 per share, subject to certain exceptions, and (iii) upon the occurrence certain stock splits, combinations and dividends with respect to our common stock.  Our obligations to the holder of the convertible note are secured pursuant to the terms of a security agreement granting the holder a security interest in certain of our assets, as more fully described therein.  We have the option of redeeming the outstanding principal amount of the convertible note by paying to the holder of the convertible note 110% of such principal amount together with accrued but unpaid interest thereon.

On July 31, 2002, we issued an Amended and Restated Convertible Note in the principal amount of $986,206 to Laurus Master Fund, Ltd. which amended and restated that certain convertible Note issued by us to Laurus Master Fund, Ltd. on March 6, 2002.The amended and restated convertible note accrues interest at the rate of 5% per year payable in arrears commencing on August 20, 2002, and on the 20th day of each consecutive calendar month thereafter until and including July 20, 2003 (the “Maturity Date”).  The amended and restated convertible note also accrues an additional fee at the rate of 20% per year payable in the same manner as the 5% interest payments set forth above.  Notwithstanding the foregoing, for every $120,000 of the principal amount (dating back to the original convertible note) that holder converts into our common stock, the annual rate of the additional fee payable shall be reduced by 1.25% and shall be deemed the rate retroactive to the date of the amended and restated convertible note, provided, however, that the additional fee shall not be reduced below 13% per annum. The convertible note may be converted into our common stock at the holder’s option at any time until all amounts under the convertible note have been paid in full, subject to the limitation that holder may only convert the convertible note up to the point that holder beneficially owns 4.99% of our issued and outstanding common stock (subject to certain exceptions in the event of default).  The conversion price shall be $0.43 per share, subject to adjustment (i) upon the occurrence of an event of default under the convertible note, (ii) in the event we issue our common stock or securities convertible into our common stock at a price less than $0.43 per share, subject to certain exceptions, and (iii) upon the occurrence certain stock splits, combinations and dividends with respect to our common stock.  Our obligations to the holder of the convertible note are secured pursuant to the terms of a security agreement granting the holder a security interest in certain of our assets, as more fully described therein.  We have the option of redeeming the outstanding principal amount of the convertible note by paying to the holder of the convertible note 110% of such principal amount together with accrued but unpaid interest thereon.

On July 31, 2002, issued to Laurus Master Fund Ltd. a warrant to purchase 75,000 shares of our common stock exercisable at $0.63 per share, and a warrant to purchase 225,000 shares of our common stock exercisable at $0.63 per share.  Both warrants are exercisable until July 31, 2007.

In December 2002, we entered into a letter agreement with Laurus Master Fund, Ltd. amending the repayment schedules under the July 31, 2002 convertible note in the principal amount of $344,225, and under the July 31, 2002 amended and restated convertible note in the principal amount of $986,206.  In connection therewith we issued to Laurus Master Fund, Ltd. a warrant to purchase 40,625 shares of our common stock at $0.32 per share, exercisable for five years.

On September 25, 2002 we entered into a Financial Advisory and Consulting Agreement with National Securities, Inc.  Pursuant to the terms of the Agreement National Securities, Inc. is to provide us certain consulting services relating to our public relations, our financial structure, our acquisition program, the public market for our securities, and the timing and structure of any future public offering or private placement of our securities.  The term of the agreement is three years.  In consideration for the services to be provided by National Securities, Inc. under the agreement, we have issued National Securities, Inc. a warrant to purchase 200,000 shares of our common stock at $0.40 per share, exercisable for a period of three years.  The warrant provides for mandatory exercise in the event the closing price of our common stock is greater than or equal to $1.00 per share for 15 consecutive trading days.

In December 2002 we reached an agreement with Cameron Associates where we agreed to issue 100,000 shares of our common stock to Cameron Associates in consideration for consulting services rendered through December 2002.

We reached and agreement with Ralph Alexander Consulting Services, LLC where we agreed to issue 178,869 shares of our common stock to Ralph Alexander Consulting Services, LLC in consideration for consulting services rendered from July 2002 through November 2002.

On February 21,2002, we raised $500,000 through the issuance of a secured promissory note (as amended May 14, 2002) to Pinnacle Investment Partners, L.P.   Our obligations under the secured promissory note were secured by a pledge of 700,000 shares of our common stock.  On August 5, 2002 we executed a Note Extension Agreement with Pinnacle Investment Partners, L.P. through which the maturity date of the secured promissory note was extended from October 21, 2002 until February 21, 2003.  In consideration for the execution of the Note Extension Agreement, we released to Pinnacle Investment Partners, L.P. the 700,000 shares of our common stock that were being held in escrow to secure our obligations under the secured promissory note, and agreed to pay the following to Pinnacle on the maturity date:  (i) $580,000 as payment in full of all principal and interest under the secured promissory note, and (ii) $25,000 as an extension fee.  In order to secure our obligations under the secured promissory note as set forth in the Note Extension Agreement, we agreed to place in escrow and register for resale 1,200,000 shares of our common stock.  In connection with the Note Extension Agreement transaction, we agreed to issue the following shares of our common stock to Delta Asset Management on the maturity date:  (i) 160,000 shares of our common stock as a commission, and (ii) 165,000 shares of our common stock as an advisor fee.

The following table sets forth the name of the selling shareholders, the number of common shares that may be offered by the selling shareholders and the number of common shares to be owned by the selling shareholders after the offering. The table also assumes that each selling shareholder sells all common shares listed by its name.

The table below sets forth information as of November 14, 2002. The percentages indicated for the selling shareholders are based on 31,364,127 common shares issued and outstanding as of September 30, 2002. The percentage calculations for the selling shareholders do not include any common shares issuable upon the exercise of any currently outstanding warrants, options or other rights to acquire common shares, other than those that the selling shareholders beneficially own.

	Common Shares Offered in the Offering		Common Shares Owned After Offering
Name of Shareholder	Number	Percentage	Number	Percentage
Laurus Master Fund Ltd. (1)	1,9 40,625	6.1 2%	-0-	0%
Ralph Alexander Consulting Services (2)	178,869	*	-0-	0%
Pinnacle Investment Partners, L.P. (3)	1,200,000	3.83%	-0-	0%
Delta Asset Management (4)	325,000	1.04%	-0-	0%
National Securities, Inc. (5)	200,000	*	-0-	0%
Cameron Associates, Inc. (6)	100,000	* _____	-0-	0%
	3, 944,494	12. 23%

* represents less than 1% of the issued and outstanding shares as of September 30,2002.

___________

(1)

David Grin and Eugene Grin have investment and voting control over the shares of common stock beneficially held by Laurus Capital Management, LLC, which is the control person of Laurus Master Fund Ltd.

(2)

Ralph Alexander has investment and voting control over the shares of common stock held by Ralph Alexander Consulting Services, LLC.

(3)

Chris Janis has investment and voting control over the shares of common stock held by Pinnacle Investment Partners, L.P.

(4)

Christopher Janis has investment and voting control over the shares of common stock held by Delta Asset Management.

(5)

Peter Rettman has investment and voting control over the shares of common stock held by National Securities, Inc.

(6)

C. Rodney O’Conner has investment and voting control over the shares of common stock held by Cameron Associates, Inc.

PLAN OF DISTRIBUTION

The shares of common stock owned, or which may be acquired, by the selling shareholders may be offered and sold by means of this prospectus from time to time as market conditions permit in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. These shares may be sold by one or more of the following methods, without limitation:

•

a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

•

ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

•

face-to-face transactions between sellers and purchasers without a broker/dealer.

In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated.

The selling shareholders and any broker/dealers who act in connection with the sale of the shares hereunder may be deemed to be "underwriters" within the meaning of section 2(11) of the Securities Acts of 1933, and any commissions received by them and profit on any resale of the shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. We have agreed to indemnify the selling shareholders, and any securities broker/dealers who may be deemed to be underwriters against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.

We have advised the selling shareholders that they and any securities broker/dealers or others who may be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act. We have also advised each selling shareholder that in the event of a "distribution" of the shares owned by the selling shareholder, such selling shareholder, any "affiliated purchasers", and any broker/dealer or other person who participates in such distribution, may be subject to Rule 102 under the Securities Exchange Act of 1934 until their participation in that distribution is completed. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class as is the subject of the distribution. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". We have also advised the selling shareholders that Rule 101 under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

We do not intend to distribute or deliver the prospectus by means other than by hand or mail.

SHARES ELIGIBLE FOR FUTURE SALE

As of September 30, 2002, we have 31,364,127 shares of common stock issued and outstanding. This does not include shares that may be issued upon exercise of options or warrants.

We cannot predict the effect, if any, that market sales of common stock or the availability of these shares for sale will have on the market price of our shares from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market could negatively damage and affect market prices for our common stock and could damage our ability to raise capital through the sale of our equity securities.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Florida Business Corporation Act (the "Corporation Act") permits the indemnification of directors, employees, officers and agents of Florida corporations. Our Articles of Incorporation (the "Articles") and Bylaws provide that we shall indemnify its directors and officers to the fullest extent permitted by the Corporation Act.

The provisions of the Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or conscious disregard for our best interests in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the Federal securities laws.

The effect of the foregoing is to require us to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or persons in control pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Adorno & Yoss, P.A., 350 East Las Olas Boulevard, Suite 1700, Fort Lauderdale, FL 33301, Florida. Adorno & Yoss, P.A. owns options to purchase 100,000 shares of common stock.

EXPERTS

The consolidated balance sheet as of December 31, 2001, 2000, and 1999, and the consolidated statements of operations, changes stockholders' equity (accumulated deficit), and cash flows for the years ended December 31, 2001 and December 31, 2000, and the six months ended December 31, 1999, are included herein in reliance on the reports of Kaufman, Rossin & Co., P.A., independent accountants, given on the authority of that firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed with the SEC the registration statement on Form SB-2 under the Securities Act for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement, and these statements are qualified in their entirety by reference to the contract or document.

The registration statement, including all exhibits, may be inspected without charge at the SEC's Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549, and at the SEC's regional offices located at the Woolworth Building, 233 Broadway, New York, New York 10279 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these materials may also be obtained from the SEC's Public Reference at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549, upon the payment of prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The registration statement, including all exhibits and schedules and amendments, has been filed with the SEC through the Electronic Data Gathering, Analysis and Retrieval system, and are publicly available through the SEC's Web site located at http://www.sec.gov.

#

METROPOLITAN HEALTH

NETWORKS, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

F-#

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders

Metropolitan Health Networks, Inc. and Subsidiaries

West Palm Beach, Florida

We have audited the accompanying consolidated balance sheet of Metropolitan Health Networks, Inc. and Subsidiaries as of December 31, 2001, and the related consolidated statements of operations, changes in stockholders' equity (deficiency in assets), and cash flows for each of the two years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Metropolitan Health Networks, Inc. and Subsidiaries as of December 31, 2001, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company has incurred substantial negative cash flows from operations since inception. In the absence of maintaining profitable operations and achieving positive cash flows from operations or obtaining additional debt or equity financing, the Company may have difficulty meeting current and long term obligations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans are also discussed in Note 2. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company can not continue in existence.

KAUFMAN, ROSSIN & CO., P.A.

Miami, Florida

March 15, 2002

F-#

METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2001

ASSETS

CURRENT ASSETS

Cash and cash equivalents

$

393,968

Accounts receivable, net of allowances of $4,748,900

13,362,782

Inventory

697,489

Other current assets (including $104,000 due from officers)

 451,627

Total current assets

14,905,866

PROPERTY AND EQUIPMENT, net of accumulated depreciation and amortization of $1,626,517

1,336,168

GOODWILL, net of accumulated amortization of $890,097

2,977,874

OTHER ASSETS

142,767

TOTAL ASSETS

$

19,362,675

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable

$

4,076,628

Advances from HMO

1,152,953

Payroll taxes payable

2,631,179

Accrued expenses

1,000,976

Current maturities of capital lease obligations

106,002

Current maturities of long-term debt

828,788

Total current liabilities

9,796,526

CAPITAL LEASE OBLIGATIONS

197,103

LONG-TERM DEBT

689,812

TOTAL LIABILITIES

10,683,441

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY

Preferred stock, par value $.001 per share; stated value $100 per share;

10,000,000 shares authorized; 5,000 issued and outstanding

500,000

Common stock, par value $.001 per share; 80,000,000 shares authorized;

27,479,087 issued and outstanding

27,479

Additional paid-in capital

26,044,905

Accumulated deficit

 (17,575,786)

Common stock issued for services to be rendered

 (317,364)

Total stockholders' equity

8,679,234

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY

$

19,362,675

See accompanying notes.

F-#

METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2001 AND 2000

Year Ended

Year Ended

December 31, 2001

December 31, 2000

REVENUES

$

131,530,583

$

119,129,854

EXPENSES

Direct medical costs

112,921,307

109,230,078

Cost of sales

2,269,308

--

Payroll, payroll taxes and benefits

7,445,882

4,072,887

Depreciation and amortization

870,284

666,330

Bad debt expense

308,490

643,734

Rent and leases

961,776

654,408

Consulting expense

1,275,226

323,304

General and administrative

3,212,720

1,870,850

Total expenses

129,264,993

117,461,591

INCOME BEFORE OTHER INCOME (EXPENSE)

 2,265,590

1,668,263

OTHER INCOME (EXPENSE)

Gain on settlements of litigation

177,000

3,448,288

Write down of accounts receivable from closed medical

practice (GMA)

 (775,000)

 --

Gain on settlement of capital lease obligations

--

572,000

Interest and penalty expense

 (647,458)

 (768,208)

Other

52,449

8,226

Total other income (expense)

(1,193,009)

3,260,306

INCOME BEFORE INCOME TAXES

1,072,581

4,928,569

INCOME TAX EXPENSE

63,827

--

NET INCOME

$

1,008,754

$

4,928,569

WEIGHTED AVERAGE NUMBER OF COMMON SHARES

OUTSTANDING

25,859,411

16,887,402

NET EARNINGS PER SHARE, basic

$

0.04

$

0.28

NET EARNINGS PER SHARE, diluted

$

0.04

$

0.24

See accompanying notes.

F-#

METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

(DEFICIENCY IN ASSETS)

YEARS ENDED DECEMBER 31, 2001 AND 2000

Common

Additional

Preferred

Preferred

Stock

Common

Paid-in

Prepaid

Accumulated

Shares

Stock

Shares

Stock

Capital

Expenses

Deficit

Total

BALANCES - DECEMBER 31, 1999

5,000

$

500,000

12,111,888

$

12,112

$

13,488,391

$

--

$

(23,513,109)

$

(9,512,606)

Shares issued in lieu of compensation

--

--

55,019

55

48,196

--

--

48,251

Shares issued for consulting services

--

--

461,103

461

214,461

(33,258)

--

181,664

Shares issued in connection with private

placements

--

--

874,176

874

1,061,968

--

--

1,062,842

Shares issued for loans

--

--

2,773,001

2,773

2,385,961

--

--

2,388,734

Shares issued for directors' fees

--

--

97,666

98

28,551

--

--

28,649

Shares issued for interest expense and

late fees

--

--

890,951

891

134,193

--

--

135,084

Shares issued in connection with

acquisition

--

--

64,000

64

93,703

--

--

93,767

Shares issued in settlement

--

--

3,660,333

3,660

1,188,822

--

--

1,192,482

Exercise of options and warrants

--

--

729,096

729

160,362

--

--

161,091

Issuance of options for services

--

--

--

--

132,106

--

--

132,106

Net income

--

--

--

--

--

--

4,928,569

4,928,569

BALANCES - DECEMBER 31, 2000

5,000

500,000

21,717,233

21,717

18,936,714

(33,258)

(18,584,540)

840,633

Shares issued in connection with private

placements, net

--

--

3,312,788

3,313

5,027,986

--

--

5,031,299

Shares issued upon conversion of

convertible debt

--

--

826,298

826

799,175

--

--

800,001

Shares issued for consulting services and

compensation

--

--

25,000

25

15,863

--

--

15,888

Shares issued for prepaid consulting

agreement, net

--

--

462,500

463

290,252

(162,679)

--

128,036

Exercise of options and warrants

--

--

685,516

686

452,202

--

--

452,888

Shares issued for directors' fees

--

--

63,376

63

81,436

--

--

81,499

Shares issued for interest expense and

late fees

--

--

139,443

139

61,552

--

--

61,691

Shares issued in connection with line of

credit

--

--

57,767

58

73,919

--

--

73,977

Shares issued in settlement

--

--

189,166

189

102,579

--

--

102,768

Issuance of options for services, net

--

--

--

--

203,227

(121,427)

--

81,800

Net income

--

--

--

--

--

--

1,008,754

1,008,754

BALANCES - DECEMBER 31, 2001

5,000

$

500,000

27,479,087

$

27,479

$

26,044,905

$

(317,364)

$

(17,575,786)

$

8,679,234

See accompanying notes.

F-#

METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2001 AND 2000

Year Ended

Year Ended

December 31, 2001

December 31, 2000

CASH FLOWS FROM OPERATING ACTIVITIES:

Net income

$

1,008,754

$

4,928,569

Adjustments to reconcile net income to net cash used in

operating  activities:

Depreciation and amortization

870,284

666,330

Gain on settlements of litigation

 (177,000)

 (3,448,288)

Provision for bad debts

308,490

643,734

Write-down of accounts receivable from closed practice

775,000

--

Write-off of goodwill from closed practice

54,161

--

Gain on settlement of capital lease obligations

--

 (572,000)

Amortization of discount on note payable

36,206

36,206

Stock options granted in lieu of compensation

81,800

--

Stock options granted for professional services

--

132,106

Stock issued in lieu of compensation

97,362

76,900

Stock issued for professional services

128,036

126,235

Stock issued for interest and late fees

61,691

135,084

Stock issued in connection with settlements

102,768

179,868

Changes in operating assets and liabilities:

Accounts receivable

 (7,030,839)

 (4,704,246)

Inventory

 (334,377)

 --

Other current assets

 (307,139)

 168,641

Other assets

 (79,111)

 (249,323)

Due to related parties

 (105,800)

 10,095

Accounts payable and accrued expenses

1,978,207

 (897,254)

Unearned revenue

 (906,944)

 781,944

Medical claims payable

--

 (98,907)

Total adjustments

 (4,447,205)

 (7,012,875)

Net cash used in operating activities

 (3,438,451)

 (2,084,306)

CASH FLOWS FROM INVESTING ACTIVITIES:

Cash consideration paid for companies acquired

 (23,900)

 (758,486)

Capital expenditures

 (349,692)

 (265,858)

Net cash used in investing activities

 (373,592)

 (1,024,344)

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from exercise of stock options and warrants

452,888

161,091

Net repayments under line of credit facilities

--

 (709,568)

Repayments of notes payable

 (434,113)

 (1,686,805)

Borrowings on notes payable

733,587

3,554,867

Net borrowings (repayments) of capital lease obligations

 (52,049)

 (185,984)

Net proceeds from issuance of common stock

5,105,905

1,062,842

Advances from (repayments to) HMO

 (1,644,931)

 956,931

Net cash provided by financing activities

4,161,287

3,153,374

NET INCREASE IN CASH AND CASH EQUIVALENTS

349,244

44,724

CASH AND CASH EQUIVALENTS - BEGINNING

44,724

--

CASH AND CASH EQUIVALENTS - ENDING

$

393,968

$

44,724

See accompanying notes.

F-#

METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUED

YEARS ENDED DECEMBER 31, 2001 AND 2000

Year Ended

Year Ended

December 31, 2001

December 31, 2000

Supplemental Disclosures:

Interest paid

$

471,130

$

599,000

Income taxes paid

$

63,827

$

--

Supplemental Disclosure of Non-cash Investing and Financing

Activities (Note 3)

Common stock issued in connection with acquisitions

$

 --

$

 66,767

Issuance of notes payable in connection with acquisitions

$

 150,000

$

 --

Fair value of assets received in connection with acquisitions

$

 78,608

$

 134,550

Fair value of liabilities assumed in connection with acquisitions

$

 507,462

$

 198,769

Capital lease obligations incurred on purchases of equipment

$

 277,074

$

 --

Purchase price in excess of net assets acquired

$

 158,853

$

 340,760

Conversion of debt into common stock

$

 800,001

$

2,388,734

Common stock issued as contingent consideration in

connection with acquisition

$

 --

$

 27,000

Common stock issued in connection with settlements

$

 --

$

1,012,614

See accompanying notes.

F-#

METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation

The consolidated financial statements include the accounts of Metropolitan Health Networks, Inc. and all subsidiaries. The consolidated group is referred to, collectively, as the Company. All significant intercompany balances and transactions have been eliminated in consolidation.

Organization and Business Activity

The Company was incorporated in January 1996, under the laws of the State of Florida for the purpose of acquiring and operating health care related businesses. The Company operates principally in South and Central Florida. The Company and certain of the wholly owned general medical practices operate under agreements with a national health maintenance organization (HMO). Commencing in 1999, the Company entered into additional agreements with the HMO in locations where it did not have owned medical practices and in connection therewith, began contracting with physicians to provide medical care to certain patients through non-owned medical practices (see accounts receivable and revenue recognition).

In October 2000, the Company acquired a clinical laboratory, which operates in South Florida. In June 2001 the Company opened a pharmacy to service its patient base in Central Florida. Commencing in the third quarter of 2001, the Company expanded its pharmacy division into New York and Maryland.

Segment Reporting

The Company applies Financial Accounting Standards Boards ("FASB") statement No. 131, "Disclosure about Segments of an Enterprise and Related Information". The Company has considered its operations and has determined that in 2000 it operated in one segment and in 2001 it operated in three operating segments for purposes of presenting financial information and evaluating performance. As such, the accompanying financial statements present information in a format that is consistent with the financial information used by management for internal use.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. From time to time, the Company maintains cash balances with financial institutions in excess of federally insured limits.

Inventory

Inventories consist principally of prescription drugs that are stated at the lower of cost or market determined by the first-in, first-out method.

Property and Equipment

Property and equipment is recorded at cost. Expenditures for major betterments and additions are charged to the asset accounts, while replacements, maintenance and repairs which do not extend the lives of the respective assets are charged to expense currently.

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying value of the asset.

F-#

METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

Depreciation and Amortization

Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets. Amortization of leasehold improvements and property under capital leases is computed on a straight-line basis over the shorter of the estimated useful lives of the assets or the term of the lease. The range of useful lives is as follows:

Machinery and equipment

5 - 7 years

Computer and office equipment, including items under capital lease

5 - 7 years

Furniture and fixtures

5 - 7 years

Auto equipment

5 years

Leasehold improvements

5 years

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the periods presented. Actual results could differ from those estimates.

In the health care environment, it is almost always at least reasonably possible that estimates could change in the near term as a result of one or more future confirming events. With regard to revenues, expenses and receivables arising from agreements with the HMO, the Company estimates amounts it believes will ultimately be realizable through the use of judgments and assumptions about future decisions. It is reasonably possible that some or all of these estimates could change in the near term by an amount that could be material to the financial statements.

Revenues from the HMO accounted for approximately 96% of the Company's total revenues for 2001 and 2000. Programs with the HMO are sometimes complex and at times subject to different interpretation by the Company and the HMO. The 2001 gross profit under agreements with the HMO was increased by approximately $1.9 million due to the favorable settlement during 2001 with the HMO relating to certain costs estimated as of December 31, 2000.

Direct medical expenses are based in part upon estimates of claims incurred but not reported (IBNR) and estimates of retroactive adjustments to be applied by the HMO. The IBNR estimates are made by the HMO utilizing actuarial methods and are continually evaluated by management of the Company based upon its specific claims experience. The estimates of retroactive adjustments to be applied by the HMO are based upon current agreements with the HMO to modify certain amounts previously charged to the Company. Management believes its estimates of IBNR claims and estimates of retroactive adjustments are reasonable, however, it is reasonably possible the Company's estimate of these costs could change in the near term, and those changes may be material.

From time to time, the Company is charged for certain medical expenses for which, under its contract with the HMO, the Company believes it is not liable. In connection therewith, the Company is contesting certain costs aggregating approximately $11 million. Management's estimate of recovery on these contestations is determined based upon its judgment and its consideration of several factors including the nature of the contestations, historical recovery rates and other qualitative factors. Accordingly, net amount due from the HMO has been increased by approximately $2 million, which represents an estimated recovery of 20% of 2000 and 2001 contestations outstanding at December 31, 2001. It is reasonably possible the Company's estimate of these recoveries could change in the near term, and those changes may be material.

F-#

METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

Non-HMO accounts receivable, aggregating approximately $7,568,000 at December 31, 2001 relate principally to medical services provided on a fee for service basis, and are reduced by amounts estimated to be uncollectible (approximately $4,748,000). Management's estimate of uncollectible amounts is based upon its analysis of historical collections and other qualitative factors, however it is reasonable possible the company's estimate of uncollectible amounts could change in the near term, and those changes may be material.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" requires that the Company disclose estimated fair values for its financial instruments. The following methods and assumptions were used by the Company in estimating the fair values of each class of financial instruments disclosed herein:

Cash and Cash Equivalents - The carrying amount approximates fair value because of the short maturity of those instruments.

Line of Credit Facilities, Capital Lease Obligations, Long-Term Debt - The fair value of line of credit facilities, capital lease obligations and long-term debt are estimated using discounted cash flows analyses based on the Company's incremental borrowing rates for similar types of borrowing arrangements. At December 31, 2001, the fair values approximate the carrying values.

Net Income Per Share

The following table sets forth the computations of basic earnings per share and diluted earnings per share:

Year Ended

Year Ended

December 31, 2001

December 31, 2000

Net income

$

1,008,754

$

4,928,569

Less: preferred stock dividends

50,000

166,667

Income available to common shareholders

958,754

4,761,902

Denominator:

Weighted average common shares outstanding

25,859,411

16,887,402

Basic earnings per common share

$

0.04

$

0.28

Net income

$

1,008,754

$

4,928,569

Interest on convertible securities

43,870

8,743

1,052,624

4,937,312

Denominator:

Weighted average common shares outstanding

25,859,411

16,887,402

Common shares equivalents of outstanding stock:

Stock options

2,094,366

2,576,405

Warrants

157,035

187,979

Convertible preferred stock

743,508

820,210

Convertible debt

286,413

462,500

29,140,733

20,934,496

Diluted earnings per common share

$

0.04

$

0.24

F-#

METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

Accounts Receivable and Revenue Recognition

The Company recognizes revenues, net of contractual allowances, as medical services are provided to patients. These services are typically billed to patients, Medicare, Medicaid, health maintenance organizations and insurance companies. The Company provides an allowance for uncollectible amounts and for contractual adjustments relating to the difference between standard charges and agreed upon rates paid by certain third party payors.

The Company is a party to certain managed care contracts and provides medical care to its patients through owned and non-owned medical practices. Accordingly, revenues under these contracts are reported as Provider Service Network (PSN) revenues, and the cost of provider services under these contracts are not included as a deduction to net revenues of the Company but are reported as an operating expense. In connection with its PSN operations, the Company is exposed to losses to the extent of its share (100% for Medicare Part B and 50% for Medicare Part A) of deficits, if any, on its owned and non-owned managed medical practices.

Advances from HMO

Advances represent amounts advanced from the HMO to the Company. These advances are due on demand and are being repaid via offsets to future revenues earned from the HMO.

Goodwill

In connection with its acquisitions of physician and ancillary practices, the Company has recorded goodwill of $3,867,971 and $3,783,692 as of December 31, 2001 and 2000, respectively, which is the excess of the purchase price over the fair value of the net assets acquired. The goodwill is attributable to the general reputation of these businesses in the communities they serve, the collective experience of the management and other employees, relationships between the physicians and their patients, and other similar intangible assets. The Company evaluates the underlying facts and circumstances related to each acquisition in establishing amortization periods for the related goodwill. The goodwill related to current and prior year's acquisitions is being amortized on a straight-line basis over 10 years.

The Company continuously evaluates whether events have occurred or circumstances exist which impact the recoverability of the carrying value of long-lived assets and related goodwill, pursuant to Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of."

Capital Lease Settlement

During the year ended December 31, 2000, a vendor/lessee to a former subsidiary disposed of during 1999 repossessed equipment from the former subsidiary in partial satisfaction of certain company obligations. In connection with this satisfaction, the Company recorded other income of approximately $572,000.

Income Taxes

The Company accounts for income taxes according to Statement of Financial Accounting Standards No. 109, which requires a liability approach to calculating deferred income taxes. Under this method, the Company records deferred taxes based on temporary differences between the tax bases of the Company's assets and liabilities and their financial reporting bases. A valuation allowance is established when it is more likely than not that some or all of the deferred tax assets will not be realized.

F-#

METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

New Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board ("FASB") issued two new pronouncements: Statement of Financial Accounting Standards ("SFAS") No 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 is effective as follows: a) use of the pooling-of-interest method is prohibited for business combinations initiated after June 30, 2001; and b) the provisions of SFAS 141 apply to all business combinations accounted for by the purchase method that are completed after June 30, 2001 (that is, the date of the acquisition is July 2001 or later). There are also transition provisions that apply to business combinations completed before July 1, 2001, that were accounted for by the purchase method. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001 for all goodwill and other intangible assets recognized in an entity's statement of financial position at that date, regardless of when those assets were initially recognized. SFAS No. 142 specifies that goodwill and some intangible assets will no longer be amortized but instead will be subject to periodic impairment testing. The Company is currently assessing the impact of SFAS Nos. 141 and 142 which is not expected to have a material impact on the Company's financial statements, however, future amortization of goodwill that  relate to future acquisitions will be affected by these statements.

In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred and a corresponding increase in the carrying amount of the related long-lived asset. Subsequently, the asset retirement cost should be allocated to expense using a systematic and rational method over its useful life. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. SFAS No. 144 addresses financial accounting and reporting for the impairment of long-lived assets and for long-lived assets to be disposed of. It supersedes, with exceptions, SFAS No 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" and is effective for fiscal years beginning after December 15, 2001. The Company is currently assessing the impact of SFAS No. 143 and No. 144 which are not expected to have a material impact on the Company's financial statements.

Reclassifications

Certain amounts in the 2000 financial statements have been reclassified to conform with 2001 presentation.

NOTE 2.

GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplates continuation of the Company as a going concern. However, the Company has incurred substantial negative cash flows from operations in 2001 partly as a result of the Company's diversification of its revenue base, including the pharmacy and clinical laboratory operations. Although the Company believes it will become cash flow positive from operations in 2002, there can be no assurance that this will occur. In the absence of achieving positive cash flows from operations or obtaining additional debt or equity financing, the Company may have difficulty meeting current and long-term obligations, and may be forced to discontinue a business segment or overall operations.

To address these concerns, the Company continues to pursue the sale of its common stock through private placement offerings. In the first quarter of 2002, the Company issued 500,000 shares of common stock in connection with private placement offerings, resulting in net proceeds of $500,000. Additionally, the Company borrowed $1,700,000 on short-term notes payable and $625,000 in long-term notes payable, with varying interest rates and maturities. The proceeds from these transactions were used for working capital.

F-#

METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

In view of these matters, realization of a major portion of the assets in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financial obligations. Management believes that actions presently being taken, as described in the preceding paragraph, provide the opportunity for the Company to continue as a going concern, however, there is no assurance this will occur.

NOTE 3.

ACQUISITIONS AND DISPOSALS

Alpha Clinical Purchase

During October 1999, the Company entered into a management agreement with Alpha Clinical Laboratory (Alpha) to act as Alpha's management company for a fee of 10% of Alpha's collections. Concurrently, the Company entered into an unconditional and irrevocable option to purchase or designate a third party to purchase at any time prior to October 31, 2000 all of the outstanding common stock of Alpha. Subsequent to October 1999, the Company began advancing Alpha funds to support its operations. At December 31, 1999 the Company had advanced approximately $210,000 to Alpha. On May 12, 2000 these advances, plus additional advances in 2000 were converted into a promissory note in the amount of $512,000.

Effective October 1, 2000, the Company acquired Alpha for approximately $1,035,000. The acquisition was accounted for as a purchase. Accordingly, the purchase price was allocated to the net assets acquired based upon their fair market values. In connection with this acquisition, approximately $1,099,000 was allocated to goodwill as follows:

50,000 shares of the Company's common stock

$

66,767

Forgiveness of promissory note and other advances

968,000

Total consideration

1,034,767

Fair value of assets acquired

(134,775)

Fair value of liabilities assumed

198,769

$

1,098,761

The results of the operations beginning October 1, 2000 are included in the Company's consolidated statements of operations.

Unaudited pro forma results of operations, assuming the business combination had occurred at the beginning of 2000, after giving effect to certain adjustments resulting from the acquisition, were as follows:

For the

Year Ended

December 31, 2000

Revenue

$

119,372,854

Net income

$

4,640,569

Net income per share

$

0.26

The pro forma data is provided for information purposes only and does not purport to be indicative of results which actually would have been obtained if the combination had been effected at the beginning of each period presented, or of those results which may be obtained in the future.

F-#

METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

The Practices

Effective April 1, 1998, the Company acquired two physician practices (the Practices) from Primedica Healthcare, Inc. (Primedica) for $2,431,123. The purchase price consisted of a 7.5% note payable of $3,500,000, which was to be amortized over 20 years, with a balloon payment due on April 1, 2003 (the Promissory Note). The Company discounted this Promissory Note $1,068,877 based upon the Company's incremental borrowing rate at April 1, 1998 (16%). The acquisition was accounted for as a purchase, and accordingly, the purchase price was allocated to the net assets acquired based on their estimated fair market values. As a result of this acquisition, $1,588,349 was allocated to goodwill.

During 1999, the Company defaulted on the Promissory Note and a judgement was entered against the Company for $4,745,370. Accordingly, the Promissory Note was increased to $4,745,370, and a loss of $2,206,448 was recorded in the consolidated statement of operations for the year ended June 30, 1999.

Subsequent to June 30, 1999, the Company and Primedica reached a settlement whereby the Company agreed to pay Primedica $1,513,235, subject to a provision stating that if timely payments were not received by Primedica, the Company would be liable for $4,745,364. On October 26, 1999, the Company was notified by Primedica that it was in default of this settlement agreement.

In August 2000, the Company and Primedica reached a final settlement agreement providing for full settlement of all Primedica judgments upon a payment of $350,000. In connection therewith, the Company recorded "other income" of approximately $3,400,000 for the year ended December 31, 2000.

NOTE 4.      PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

December 31, 2001

Equipment under capital lease

$

713,909

Machinery and medical equipment

315,630

Furniture and fixtures

352,168

Leasehold improvements

520,928

Computer and office equipment

998,670

Automobile equipment

61,380

2,962,685

Less accumulated depreciation and amortization

 (1,626,517)

$

1,336,168

Accumulated amortization of computer equipment and office equipment under capital leases was $430,794 at December 31, 2001.

Depreciation and amortization expense totaled approximately $512,000 and $287,000 for the years ended December 31, 2001 and 2000.

NOTE 5.      EQUITY LINE OF CREDIT FACILITY

On March 30, 2001 the Company entered into an equity line of credit agreement with a British Virgin Islands corporation (Purchaser), in order to establish a possible source of funding for the Company's planned operations. The equity line of credit agreement establishes what is sometimes also referred to as an equity drawdown facility (Equity Facility).

F-#

METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

Under the Equity Facility, the Purchaser agreed to provide the Company with up to $12,000,000 of funding during the twenty-four (24) month period following the date of an effective registration statement. During this twenty-four (24) month period, the Company may request a drawdown under the Equity Facility by selling shares of its common stock to the Purchaser, and the Purchaser would be obligated to purchase the shares. The Company may request a drawdown once every 27 trading days, although the Company was under no obligation to request any drawdowns under the Equity Facility.

As consideration for extending the equity line of credit, the Company granted Purchaser warrants to purchase up to the number of shares equaling $720,000 based upon the average closing price of the Company's common stock for the 15 trading days prior to the closing of this agreement (Base Price). The warrant entitles the Purchaser to purchase such shares for 120% of the Base Price at any time prior to March 30, 2004. As partial consideration for placement agent's services in connection with this offering, the Company granted the placement agent warrants to purchase up to the number of shares equaling $840,000 based upon the Base Price, for 120% of the Base Price, any time prior to March 30, 2004.

During 2001, the Company received approximately $74,000 under the Equity Facility and on March 5, 2002, the Company terminated the Equity Facility.

NOTE 6.      UNEARNED REVENUE

On August 22, 2000, the Company entered into a Pharmacy Services Agreement (Pharmacy Agreement) with a medical management and software company (Pharmacy Consultant), to provide consulting, technology, and software services for the Company's start-up pharmacy operation, for an initial term of three years. In connection with this agreement, the Pharmacy Consultant paid the Company $500,000, subject to return if the Company elects to cancel the Pharmacy Agreement under certain provisions. On October 6, 2000, the Company received an additional $500,000 in funding from the Pharmacy Consultant in connection with a 10-year exclusive preferred provider agreement. This amount was required to be repaid, together with interest at prime plus 2%, should the Company default or elect to cancel the Agreement. Of these amounts, approximately $132,000 and $94,000 were recognized as revenue during the years ended December 31, 2001 and 2000, respectively.

On June 1, 2001, the Company terminated these agreements. Under the terms of the termination, the Company purchased assets totaling $99,000 and assumed certain liabilities totaling $78,000 of a Daytona pharmacy servicing the Company's patients. In addition, the Company agreed to retain the  Pharmacy Consultant for a period of one year for a prepaid amount of $300,000. Of this amount, $125,000 is included in prepaid expenses at December 31, 2001. Total consideration paid for the net assets and the unamortized balances on the agreements was $1,028,000, on which the Company recognized a gain in the amount of $68,000.

NOTE 7.      CAPITAL LEASE OBLIGATIONS

The Company is obligated under capital leases relating to certain of its property and equipment. Future minimum lease payments for capital lease obligations as of December 31 were as follows:

2002

$

155,792

2003

142,521

2004

88,849

387,162

Less amount representing interest

 (84,057)

303,105

Less current maturities

 (106,002)

$

197,103

F-#

METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

NOTE 8.       LONG-TERM DEBT

Long-term debt consisted of the following:

Note payable to HMO; interest at 5%, increased to 14% if note defaults; payable in 60 monthly installments of $7,489

commencing May 1, 1999; collateralized by accounts

receivable and property and equipment

$

208,583

Notes payable with interest prepaid in the form of one share of the Company's common stock for each dollar loaned, plus

additional interest upon default; principal payable in 6

equal installments. The holders of these notes have the

right to convert the outstanding obligation to common stock

at $1 per share at any time.

202,991

Note payable with interest at prime plus 5% (9.75% at December

31, 2001), payable in installments of $25,000 per week

beginning March 1, 2002 for six weeks, then five monthly

payments of $50,000 and one monthly payment of $100,000;

collateralized by accounts receivable and property and

equipment. Should the Company not comply with the terms of

the arrangement, additional amounts of approximately $180,000 will become due and owning, and the interest rate will be

increased by 5%

500,187

Promissory notes; unsecured, with interest at 10%, increased to 15% upon default, due and payable at various dates from

April to June 2003. The holders have the right to convert

the entire amount outstanding into shares of common stock at varying prices from $0.74 to $1.00 per share, at any time

504,191

Promissory note to shareholder of the Company, interest at 8%

due and payable on March 30, 2004, or as otherwise agreed to by the parties. The payee at his discretion may convert

amount outstanding on the note into shares of the common stock of the Company at $2.50 per share. The note has 16,667 attached warrants at prices ranging from $2.50 to $4.00, also

expiring March 30, 2004.

67,000

Promissory note, interest at 10%, due on demand;

collateralized by certain assets of the Company.

35,648

1,518,600

Less current maturities

828,788

Long-term debt

$

689,812

F-#

METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

Aggregate maturities of long-term debt for years subsequent to December 31, 2001, are as follows:

2002

$

828,788

2003

622,812

2004

67,000

$

1,518,600

NOTE 9.

    RELATED PARTY TRANSACTIONS

Due to Related Parties

For the year ended December 31, 2000, approximately $238,000 of Company expenses were paid by the former owner of GMA, who is presently a shareholder and director of the Company. During 2001 these amounts were repaid. At December 31, 2001, amounts owed to the Company by officers totaled approximately $104,000.

NOTE 10.       INCOME TAXES

The components of income taxes were as follows:

Provision (Benefit) for Income Taxes	2001	2000
Current
Federal………………………………………………….	$--	$--
State	--	--
Deferred
Federal………………………………………………….	831,000	1,616,000
State…………………………………………………….	143,000	278,000
Change in Valuation Allowance…………………………...	(974,000)	(1,894,000)
Income Tax Expense………………………………………	$63,827	$--

The effective tax rate for the year ended December 31, 2001, differed from the federal statutory rate due principally to a decrease in the deferred tax asset valuation allowance offset partially by alternative minimum taxes.

The effective tax rate for the year ended December 31, 2000, differed from the federal statutory rate due to state income tax benefits of approximately $278,000, a decrease in the valuation allowance of approximately $1,894,000 and permanent and other differences of approximately $193,000.

The Company has net operating loss carryforwards of approximately $12,026,000, expiring in various years through 2019.

At December 31, 2001, approximate deferred tax assets and liabilities were as follows:

DEFERRED TAX ASSETS:

Allowances for doubtful accounts

$

1,787,000

Net operating loss carryforward

4,525,000

Total deferred tax assets

6,312,000

F-#

METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

DEFERRED TAX LIABILITIES:

Cash basis subsidiaries

247,000

Amortization

15,000

Depreciation

30,000

Total deferred tax liabilities

292,000

Net deferred tax asset

6,020,000

Less valuation allowance

 (6,020,000)

$

--

NOTE 11.      STOCKHOLDERS' EQUITY

As of December 31, 2001, the Company has designated 30,000 preferred shares as Series A preferred stock, par value $.001, of which 5,000 were issued and outstanding. Each share of Series A preferred stock has a stated value of $100 and pays dividends equal to 10% of the stated value per annum. At December 31, 2001, the aggregate and per share amounts of cumulative dividend arrearages were approximately $216,667 and $43.40. Each share of Series A preferred stock is convertible into shares of common stock at the option of the holder at the lesser of 85% of the average closing bid price of the common stock for the ten trading days immediately preceding the conversion or $6.00. The Company has the right to deny conversion of the Series A preferred stock, at which time the holder shall be entitled to receive and the Company shall pay additional cumulative dividends at 5% per annum, together with the initial dividend rate to equal 15% per annum. In the event of any liquidation, dissolution or winding up of the Company, holders of the Series A preferred stock shall be entitled to receive a liquidating distribution before any distribution may be made to holders of common stock of the Company.

The Company has also designated 7,000 shares of preferred stock as Series B preferred stock, with a stated value of $1,000 per share. At December 31, 2001, there were no shares of series B preferred stock issued and outstanding.

At December 31, 2001, the Company had 1,844,150 warrants outstanding.

NOTE 12.       STOCK OPTIONS

The Company adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," ("SFAS 123") in 1997. The Company has elected to continue using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" in accounting for employee stock options. Accordingly, compensation expense has been recorded to the extent that the market value of the underlying stock exceeded the exercise price at the date of grant. For the years ended December 31, 2001 and 2000 compensation costs and professional services related to stock options amounted to approximately $81,800 and $132,106, respectively.

F-#

METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

Stock option activity for the two years ended December 31, 2001 were as follows:

Number of

Weighted Average

Options

Exercise Price

Balance, December 31, 1999

2,643,692

$

3.70

Granted during the year

3,868,000

$

1.21

Exercised and returned during the year

(357,028)

$

0.53

Forfeited during the year

(1,103,217)

$

1.42

Balance, December 31, 2000

5,051,447

$

1.88

Granted during the year

1,474,000

$

1.48

Exercised and returned during the year

(514,000)

$

0.59

Forfeited during the year

 (275,197)

$

4.26

Balance, December 31, 2001

5,736,250

$

1.81

Exercisable, December 31, 2000

3,317,975

$

2.06

Exercisable, December 31, 2001

3,939,974

$

1.85

The following table summarizes information about stock options outstanding at December 31, 2001:

Options Outstanding

Options Exercisable

Weighted Average

Weighted Average

Remaining

Remaining

Number of

Contractual Life

Number of

Contractual Life

Exercise Price

Options

(Years)

Options

(Years)

$0.100 - $1.000

3,445,725

3.90

2,384,449

3.54

$1.140 - $2.000

797,450

3.61

607,450

3.41

$2.020 - $3.000

930,700

2.68

535,700

1.76

$3.125 - $5.000

144,100

3.89

144,100

3.89

$5.500 - $8.000

247,000

3.97

97,000

1.83

$8.400 - $18.000

171,275

0.56

171,275

0.56

5,736,250

3,939,974

The weighted average fair value per option as of grant date was $0.58 for stock options granted during the year ended December 31, 2001. The determination of the fair value of all stock options granted during the year ended December 31, 2001 was based on (i) risk-free interest rate of 3.51%, (ii) expected option lives ranging from 1 to 4 years, depending on the vesting provisions of each option, (iii) expected volatility in the market price of the Company's common stock of 100%, and (iv) no expected dividends on the underlying stock.

The weighted average fair value per option as of grant date was $0.21 for stock options granted during the year ended December 31, 2000. The determination of the fair value of all stock options granted during the year ended December 31, 2000 was based on (i) risk-free interest rate of 5.3%, (ii) expected option lives ranging from 1 to 7 years, depending on the vesting provisions of each option, (iii) expected volatility in the market price of the Company's common stock of 100%, and (iv) no expected dividends on the underlying stock.

F-#

METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

The following table summarizes the pro forma consolidated results of operations of the Company as though the fair value based accounting method in SFAS 123 had been used in accounting for stock options.

2001

2000

Net income

$

239,210

$

4,219,555

Net income per share, basic

$

0.01

$

0.24

Net income per share, diluted

$

0.01

$

0.20

NOTE 13.

COMMITMENTS AND CONTINGENCIES

Leases

The Company leases office and medical facilities under various non-cancelable operating leases. Approximate future minimum payments under these leases for the years ended December 31, are as follows:

2002

$

902,000

2003

624,000

2004

489,000

2005

449,000

2006

249,000

Thereafter

141,000

Total

$

2,854,000

Employment Contracts

The Company has employment contracts with certain executives, physicians and other clinical and administrative employees. Future annual minimum payments under these employment agreements for the years ended December 31, are as follows:

2002

$

2,556,000

2003

1,023,000

2004

908,000

2005

616,000

$

5,103,000

Under the terms of the employment agreement with the Company's Chief Executive Officer (CEO), if the Company terminates the CEO without good cause, the Company would be obligated to continue to pay all salary and any current and future bonuses that would have been earned under the agreement. In addition, the CEO would also be entitled to all stock options earned or not yet earned through the full term of the Agreement, and the Company would be required to register all shares owned, directly or indirectly by the CEO.

Litigation

The Company is a party to various claims arising in the ordinary course of business. Management believes that the outcome of these matters will not have a materially adverse effect on the financial position or the results of operations of the Company.

F-#

METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

Payroll Taxes Payable

In 2000, the Company negotiated an installment plan with the Internal Revenue Service (IRS) related to unpaid payroll tax liabilities including interest and penalties totaling approximately $2,125,000 at December 31, 2001, whereby the Company will make monthly installments ranging from $50,000 to $100,000 a month until the amount is retired. This amount plus approximately $506,000 related to fourth quarter payroll taxes are included as payroll taxes payable at December 31, 2001.

NOTE 14.

CONCENTRATIONS

Revenue Concentration and Economic Dependency

For each of the years ended December 31, 2001 and 2000, the HMO accounted for approximately 96% of revenue and at December 31, 2001 the HMO represented approximately 78% of the total accounts receivable balance. The loss of the contracts with the HMO could significantly impact the operating results of the Company.

NOTE 15.

SEGMENTS

The Company has considered its operations and has determined that it operates in three operating segments for purposes of presenting financial information and evaluating performance, PSN (managed care and direct medical services), pharmacy and clinical laboratory. The PSN segment also includes all costs incurred in the development of the Company's HMO.

Year Ended

December 31, 2001

PSN

Pharmacy

Laboratory

Total

Revenues from external customers

$

128,187,000

$

2,781,000

$

563,000

$

131,531,000

Interest revenue

11,000

--

--

11,000

Interest expense and penalties

647,000

--

--

647,000

Depreciation and amortization

918,000

15,000

10,000

943,000

Segment gain (loss)

3,609,000

(1,604,000)

(996,000)

1,009,000

Allocated corporate overhead included in

gain (loss)

3,911,000

860,000

437,000

5,208,000

Segment assets

15,139,000

2,435,000

1,544,000

19,118,000

Expenditures for segment assets

359,000

271,000

78,000

708,000

NOTE 16.

SUBSEQUENT EVENTS

Subsequent to year-end, the Company issued 500,000 shares of common stock in connection with private placements, resulting in proceeds of $500,000 that were used for working capital. Additionally, the Company borrowed $1,700,000 on short-term notes payable and $625,000 on long-term notes payable, with interest rates ranging from 5% to 24% and beneficial conversion features. Certain notes also provide for issuance of 65,000 warrants in the aggregate and are collateralized by all the Company's assets. The proceeds from these transactions were used for working capital.

F-#

METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

In March 2002, two investors, on behalf of the Company, provided funding for certificates of deposit aggregating $1,000,000 that are used as collateral for a letter of credit in favor of the HMO. The letter of credit was required by the Company's contract with the HMO and enabled the Company to favorably renegotiate certain terms of the contract. The Company has agreed to purchase the underlying certificates of deposit from the investors over ten months at amounts that would result in an effective interest rate of 24% per annum.

NOTE 17.

SIGNIFICANT FOURTH QUARTER ADJUSTMENTS

During the fourth quarter the Company made one adjustment deemed to be material to the results of the quarter. The Company charged-off $775,000 of accounts receivables relating to a medical practice that was closed during the year.

F-#

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders

Metropolitan Health Networks, Inc. and Subsidiaries

West Palm Beach, Florida

We have audited the accompanying consolidated balance sheet of Metropolitan Health Networks, Inc. and Subsidiaries as of December 31, 2000, and the related consolidated statements of operations, changes in stockholders’ equity (deficiency in assets), and cash flows for the year then ended, the six months ended December 31, 1999, and the year ended June 30, 1999.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Metropolitan Health Networks, Inc. and Subsidiaries as of December 31, 2000, and the results of their operations and their cash flows for the year then ended, the six months ended December 31, 1999, and the year ended June 30, 1999, in conformity with accounting principles generally accepted in the United States.

The consolidated financial statements for the year ended December 31, 2000 and the six months period ended December 31, 1999 have been restated as described in Note 16.

KAUFMAN, ROSSIN & CO., P.A.

Miami, Florida

February 21, 2001, except for Note 15, which is March 30, 2001 and Note 16, which is September 14, 2001

F-#

METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2000

ASSETS

CURRENT ASSETS
Cash	$44,724
Accounts receivable, net of allowances of $5,065,000	7,170,480
Other current assets	144,488
Total current assets

PROPERTY AND EQUIPMENT, net of accumulated depreciation and amortization of $1,149,163 (Note 3)	1,099,692

GOODWILL, net of accumulated amortization of $541,480 (Note 1)	3,242,212

OTHER ASSETS	63,656

$11,765,252

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$1,773,027
Advances from HMO	2,552,931
Due to related parties (Note 9)	105,800
Accrued expenses (Note 13)	1,646,865
Unearned revenue (Note 6)	316,667
Line of credit (Note 5)	434,091
Current maturities of capital lease obligations (Note 7)	35,978
Current maturities of long-term debt (Note 8)	1,022,697
Total current liabilities

PAYROLL TAXES PAYABLE (NOTE 13)	1,840,000

UNEARNED REVENUE (NOTE 6)	590,277

CAPITAL LEASE OBLIGATIONS (NOTE 7)	33,647

LINE OF CREDIT (NOTE 5)	377,009

LONG-TERM DEBT (NOTE 8)	195,630

COMMITMENTS AND CONTINGENCIES (NOTE 13)

STOCKHOLDERS’ EQUITY (NOTE 11)	840,633

$11,765,252

See Accompanying notes.

METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2000, SIX MONTHS ENDED DECEMBER 31, 1999

AND YEAR ENDED JUNE 30, 1999

		Year Ended December 31, 2000		Six Months Ended December 31, 1999		Year Ended June 30, 1999

REVENUES (NOTE 14)		$119,129,854		$10,020,795		$18,501,497

EXPENSES
Direct medical costs		109,230,078		6,455,678		7,346,978
Payroll, payroll taxes and benefits		4,072,887		3,280,791		7,046,342
Depreciation and amortization		666,330		918,145		1,870,774
Bad debt expense		643,734		54,418		1,060,856
Rent and leases		654,408		1,225,910		1,955,352
Consulting expense		323,304		304,283		1,000,608
General and administrative		1,870,850		1,290,497		5,379,189
Total expenses	$		$		$

INCOME (LOSS) BEFORE OTHER INCOME (EXPENSE)		1,668,263		(3,508,927)		(7,158,602)

OTHER INCOME (EXPENSE)
Gain (loss) on Primedica (Note 2)		3,448,288		-		(2,206,448)
Loss on disposal of assets		(1,501)		(2,185,537)		362,003)
Gain on settlement of capital lease obligations		572,000		-		-
Interest and penalty expense		(768,208)		(520,022)		(683,203)
Other		9,727		-		90,440
Total other income (expense)		$3,260,306		$2,705,559)		$3,161,214)

NET INCOME (LOSS)		4,928,569		(6,214,486)		(10,319,816)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING		$16,887,402		$10,738,757		$7,185,142

NET EARNINGS (LOSS) PER SHARE, basic		0.28		(0.58)		(1.44)

NET EARNINGS (LOSS) PER SHARE, diluted		0.24		(0.58)		(1.44)

See accompanying notes.

METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY IN ASSETS)

YEAR ENDED DECEMBER 31, 2000, SIX MONTHS ENDED DECEMBER 31, 1999

AND YEAR ENDED JUNE 30, 1999

	Preferred Shares	Preferred Stock	Common Stock Shares	Common Stock	Additional Paid-in Capital	Deficit	Total
BALANCES - JUNE 30, 1998	6,200	$1,700,000	6,306,569	$6,307	$10,450,452	($6,924,318)	$5,232,441
Conversion of preferred shares into common shares (Note 11)	(700)	(700,000)	1,297,305	1,297	698,703	-	-
Returned or retired shares (Note 2)	-	-	(114,354)	(114)	(276,594)	-	(276,708)
Shares issued in lieu of compensation	-	-	426,427	426	428,159	-	428,585
Shares issued for consulting services	-	-	540,500	541	228,509	-	229,050
Shares issued for marketing services	-	-	250,000	250	127,000	-	127,250
Shares issued for legal services	-	-	25,000	25	81,225	-	81,250
Shares issued for director's fees	-	-	18,000	18	6,282	-	6,300
Shares issued for non-compete agreement	-	-	125,000	125	218,625	-	218,750
Shares issued as contingent consideration with acquisition	-	-	225,000	225	(225)	-	-
Exercise of options (Note 12)	-	-	252,318	252	89,748	-	90,000
Dividends on preferred stock (Note 11)	-	-	-	-	-	(47,503)	(47,503)
Options granted for services rendered (Note 12)	-	-	-	-	576,310	-	576,310
Issuance of options in lieu of compensation (Note 12)	-	-	-	-	153,292	-	153,292
Net loss	-	-	-	-	-	(10,319,816)	(10,319,810)
BALANCES - JUNE 30, 1999	5,500	1,000,000	9,351,765	9,352	12,781,486	(17,291,630)	(3,500,799)
Conversion of preferred shares into common shares (Note 11)	(500)	(500,000)	2,300,000	2,300	497,700	-	-
Shares issued in lieu of compensation	-	-	62,700	63	19,770	-	19,833
Shares issued for consulting services	-	-	29,000	29	5,686	-	5,715
Shares issued for loans	-	-	70,000	70	34,930	-	35,000
Shares issued for director's fees	-	-	11,500	11	5,681	-	5,692

See accompanying notes.

METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY IN ASSETS) (CONTINUED)

YEAR ENDED DECEMBER 31, 2000, SIX MONTHS ENDED DECEMBER 31, 1999

AND YEAR ENDED JUNE 30, 1999

	Preferred Shares	Preferred Stock	Common Stock Shares	Common Stock	Additional Paid-in Capital	Prepaid Expenses	Deficit	Total
Shares issued for interest expense and late fees	-	-	130,000	130	46,090	-	-	46,220
Shares issued as contingent consideration with acquisition	-	-	156,923	157	(157)	-	-	-
Dividends on preferred stock (Note 11)	-	-	-	-	-	-	(6,986)	(6,986)
Issuance of options in lieu of compensation (Note 12)	-	-	-	-	97,205	-	-	97,205
Net loss	-	-	-	-	-	-	(6,214,486)	(6,214,486)
BALANCES - DECEMBER 31, 1999	5,000	500,000	12,111,888	12,112	13,488,391	-	(23,513,109)	(9,512,606)
Shares issued as prepayment for consulting services	-	-	82,500	82	88,605	(33,258)	-	55,429
Shares issued in lieu of compensation	-	-	55,019	55	48,196	-	-	48,251
Shares issued for consulting services	-	-	378,603	379	125,856	-	-	126,235
Shares issued in connection with private placements	-	-	874,176	874	1,061,968	-	-	1,062,842
Shares issued for loans	-	-	2,773,001	2,773	2,385,961	-	-	2,388,734
Shares issued for director's fees	-	-	97,666	98	28,551	-	-	28,649
Shares issued for interest expense and late fees	-	-	890,951	891	134,193	-	-	135,084
Shares issued in connection with acquisition	-	-	50,000	50	66,717	-	-	66,767
Shares issued as contingent consideration with acquisition	-	-	14,000	14	26,986	-	-	27,000
Shares issued in settlement	-	-	3,660,333	3,660	1,188,822	-	-	1,192,482
Exercise of options and warrants	-	-	729,096	729	160,362	-	-	161,091
Issuance of options for services (Note 12)	-	-	-	-	132,106	-	-	132,106
Net income	-	-	-	-	-	-	4,928,569	4,928,569
BALANCES - DECEMBER 31, 2000	5,000	$500,000	21,717,233	$21,717	$18,936,714	($33,258)	($18,584,540)	$840,633

See accompanying notes.

METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2000, SIX MONTHS ENDED DECEMBER 31, 1999 AND YEAR ENDED JUNE 30, 1999

	Year Ended December 31, 2000	Six Months Ended December 31, 1999	Year Ended June 30, 1999

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$4,928,569	($6,214,486)	($10,319,816)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	666,330	918,145	1,702,034
(Gain) loss on Primedica	(3,448,288)		2,206,448
Loss on disposal of assets	-	2,185,537	362,003
Provision for bad debts	643,734	54,418	1,060,856
Realized loss on sales of securities	-	-	131,452
Change in unrealized gain on trading securities	-	-	(85,314)
Loss on sale of property and equipment	-	-	14,339
Gain on settlement of capital lease obligations	(572,000)	-	-
Amortization of discount on note payable	36,206	-	168,740
Stock options granted in lieu of compensation	-	97,205	153,292
Stock options granted for professional services	132,106	-	576,310
Stock issued in lieu of compensation	76,900	25,525	428,585
Stock issued for professional services	126,235	5,715	443,850
Stock issued for interest and late fees	135,084	46,220	-
Stock issued in connection with settlements	179,868	-	-
Changes in operating assets and liabilities:
Accounts receivable	(4,704,246)	403,166	1,330,769
Other current assets	168,641	(209,951)	145,865
Other assets	(249,323)	24,585	85,436
Due to related parties	10,095	-	-
Accounts payable and accrued expenses	(897,254)	1,350,062	2,044,599
Unearned revenue	781,944	125,000	300,144
Medical claims payable	(98,907)	-	(487,597)
Total adjustments	(7,012,875)	5,025,627	10,581,811
Net cash provided by (used in) operating activities	(2,084,306)	(1,188,859)	261,995

CASH FLOWS FROM INVESTING ACTIVITIES:
Deferred acquisition costs	-	-	171,890
Repayment (issuance) of notes receivable	-	-	170,000
Cash consideration paid for companies acquired	(758,486)	(200,000)	-
Capital expenditures	(265,858)	(109,181)	(908,712)
Net cash used in investing activities	(1,024,344)	(309,181)	(566,822)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options and warrants	161,091	-	90,000
Net borrowings (repayments) under line of credit facilities	(709,568)	1,388,437	(1,543,694)
Repayments of notes payable	(1,686,805)	(484,267)	(82,044)
Borrowings on notes payable	3,554,867	847,025	420,017
Net repayments of capital lease obligations	(185,984)	(360,155)	(584,916)
Net proceeds from issuance of common stock	1,062,842	-	-
Advances from HMO	956,931	107,000	1,089,000
Net cash provided by (used in) financing activities	3,153,374	1,498,040	(611,637)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	44,724	-	(916,464)

CASH AND CASH EQUIVALENTS - BEGINNING	-	-	916,464

CASH AND CASH EQUIVALENTS – ENDING	$44,724	$-	$-

See accompanying notes.

METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUED

YEAR ENDED DECEMBER 31, 2000, SIX MONTHS ENDED DECEMBER 31, 1999

AND YEAR ENDED JUNE 30, 1999

	Year Ended December 31, 2000	Six Months Ended December 31, 1999	Year Ended June 30, 1999
Supplemental Disclosures:
Interest paid	$599,000	$ 221,000	$ 633,000
Income taxes paid	$ -	$ -	$ -
Supplemental Disclosure of Non-cash Investing and Financing Activities (Note 2)
Common stock issued in connection with acquisitions	$ 66,767	$ -	$ -
Issuance of notes payable in connection with acquisitions	$ -	$ -	$ 37,801
Fair value of assets received in connection with acquisitions	$ 134,550	$ -	$ 581,810
Fair value of liabilities assumed in connection with acquisitions	$ 198,769	$ -	$ 454,054
Capital lease obligations incurred on purchases of equipment	$ -	$ -	$ 502,808
Dividends accrued but not paid	$ -	$ -	$ 47,503
Purchase price in excess of net assets acquired	$ 340,760	$ 820,000	$ -
Conversion of preferred shares into common stock	$ -	$ 500,000	$ -
Fair value of assets disposed of in connection with sales	$ -	$ 4,694,944	$ -
Fair value of liabilities disposed of in connection with sales	$ -	$ 2,509,407	$ -
Common stock issued for non-compete agreement	$ -	$ -	$ 218,750
Conversion of debt into common stock	$ 2,388,734	$ -	$ -
Common stock issued as contingent consideration in connection with acquisition	$ 27,000	$ -	$ -
Common stock issued in connection with settlements	$ 1,012,614	$ -	$ -

See accompanying notes.

METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation

The consolidated financial statements include the accounts of Metropolitan Health Networks, Inc. and all subsidiaries.  The consolidated group is referred to, collectively, as the Company.  All significant intercompany balances and transactions have been eliminated in consolidation.

Organization and Business Activity

The Company was incorporated in January 1996, under the laws of the State of Florida for the purpose of acquiring and operating health care related businesses.  The Company operates principally in South and Central Florida.  The Company and certain of the wholly owned general medical practices operate under agreements with a national health maintenance organization (HMO).  Commencing in 1999, the Company entered into additional agreements with the HMO in locations where it did not have owned medical practices and in connection therewith, began contracting with physicians to provide medical care to certain patients through non-owned medical practices.  (See accounts receivable and revenue recognition.)  The Company also provided medical billing services to third party medical businesses through December 31, 1999.

Segment Reporting

The Company applies Financial Accounting Standards Boards (“FASB”) statement No. 131, “Disclosure about Segments of an Enterprise and Related Information”.  The Company has considered its operations and has determined that it operates in a single operating segment for purposes of presenting financial information and evaluating performance.  As such, the accompanying financial statements present information in a format that is consistent with the financial information used by management for internal use.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.  From time to time, the Company maintains cash balances with financial institutions in excess of federally insured limits.

Property and Equipment

Property and equipment is recorded at cost.  Expenditures for major betterments and additions are charged to the asset accounts, while replacements, maintenance and repairs which do not extend the lives of the respective assets are charged to expense currently.

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.  If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying value of the asset.

NOTE 1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Depreciation and Amortization

Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets.  Amortization of leasehold improvements and property under capital leases is computed on a straight-line basis over the shorter of the estimated useful lives or the assets in the term of the lease.  The range of useful lives is as follows:

Machinery and equipment	5 - 7 years
Computer and office equipment, including items under capital lease	5 - 7 years
Furniture and fixtures	5 - 7 years
Auto equipment	5 years
Leasehold improvements	5 years

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the periods presented.  Actual results could differ from those estimates.

Direct medical expenses are based in part upon estimates of claims incurred but not reported (IBNR).  These estimates are made by the HMO utilizing actuarial methods and are continually evaluated by management of the Company based upon its specific claims experience.  Management believes its estimates of IBNR claims are reasonable, however, it is reasonably possible the Company’s estimate of these claims could change in the near term, and those changes may be material.

From time to time, the Company is charged for certain medical expenses for which, under its contract with the HMO, the Company believes it is not liable.  In connection therewith, the Company is contesting (Contestation Recoveries) certain costs aggregating $3,871,000.  Management’s estimate of these contestations recovery is determined based upon its judgement and its consideration of several factors including the nature of the contestations, historical recovery rates and other qualitative factors.  Accordingly, the Company has reduced direct medical costs by approximately $774,000, which represents an estimated recovery of 20% of total contestations.  It is reasonably possible the Company’s estimate of these recoveries could change in the near term, and those changes may be material.

NOTE 1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The allowance for doubtful accounts is an estimate which is established through charges to earnings for estimated uncollectible amounts.  Management’s judgment in determining the adequacy of the allowance is based upon several factors which include, but are not limited to, the nature and volume of the accounts receivable and management’s judgment with respect to current economic conditions and their impact on the receivable balances.  It is reasonably possible the Company’s estimate of the allowance for doubtful accounts could change in the near term, and those changes may be material.

The Company has estimated it is entitled to rebates of approximately $640,000 relating to pharmacy costs incurred during the year ended December 31, 2000.  This amount has been deducted from medical costs.  Management’s estimates of pharmacy rebates is based principally upon the Company’s prior experience and other qualitative factors.  It is reasonably possible the Company’s estimate of pharmacy rebates could change in the near term, and those changes may be material.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments” requires that the Company disclose estimated fair values for its financial instruments.  The following methods and assumptions were used by the Company in estimating the fair values of each class of financial instruments disclosed herein:

Cash and cash equivalents - The carrying amount approximates fair value because of the short maturity of those instruments.

Line of credit facilities, capital lease obligations, long-term debt - The fair value of line of credit facilities, capital lease obligations and long-term debt are estimated using discounted cash flows analyses based on the Company’s incremental borrowing rates for similar types of borrowing arrangements. At December 31, 2000, the fair values approximate the carrying values.

NOTE 1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Net Income (Loss) Per Share

The following table sets forth the computations of basic earnings (loss) per share and diluted earnings (loss) per share:

	Year Ended	Six Month Ended	Year Ended
	December 31, 2000	December 31, 1999	June 30, 1999

Net income (loss)	$4,928,569	($6,214,486)	($10,319,816)

Less: cumulative preferred stock dividends	166,667	497	-
Income available to common shareholders	4,761,902	(6,214,983)	(10,319,816)

Denominator:
Weighted average common shares outstanding	16,887,402	10,738,757	7,185,142

Basic earnings (loss) per common share	$0.28	($0.58)	($1.44)

Net income (loss)	$4,928,569	($6,214,486)	($10,319,816)

Interest on convertible securities	8,743	-	-
	4,937,312	(6,214,486)	(10,319,816)

Denominator:
Weighted average common shares outstanding*	16,887,402	10,738,757	7,185,142

Common shares equivalents of outstanding stock:
Stock options	2,576,405	-	-
Warrants	187,979	-	-
Convertible preferred stock	820,210	-	-
Convertible debt	462,500	-	-
	20,934,496	10,738,757	7,185,142

Diluted earnings per common share*	$0.24	($0.58)	($1.44)

•

The total weighted average common shares outstanding for diluted loss per share for the six months ended December 31, 1999 and the year ended June 30, 1999 did not include common share equivalents, as the effect would have been antidilutive.

NOTE 1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounts Receivable and Revenue Recognition

The Company recognizes revenues, net of contractual allowances, as medical services are provided to patients.  These services are typically billed to patients, Medicare, Medicaid, health maintenance organizations and insurance companies.  The Company provides an allowance for uncollectible amounts and for contractual adjustments relating to the difference between standard charges and agreed upon rates paid by certain third party payors.

The Company is a party to certain managed care contracts and provides medical care to its patients through owned and non-owned medical practices.  Accordingly, revenues under these contracts are reported as Provider Service Network (PSN) revenues, and the cost of provider services under these contracts are not included as a deduction to net revenues of the Company but are reported as an operating expense.  In connection with its PSN operations, the Company is exposed to losses to the extent of its share (100% for Medicare Part B and 50% for Medicare Part A) of deficits, if any, on its owned and non-owned managed medical practices.

Revenues for the year ended December 31, 2000, six month period ended December 31, 1999 and the year ended June 30, 1999 were as follows:

	Year Ended December 31, 2000	Six Months Ended December 31, 1999	Year Ended June 30, 1999

Patient revenues, net	$4,240,709	$3,170,405	$9,606,854
PSN revenues	114,889,145	6,838,390	8,862,826
Billing service revenues, net	-	12,000	31,817

	$	$	$

Advances from HMO

Advances represent amounts advanced from the HMO to the Company.  These advances are due on demand and are being repaid via offsets to future revenues earned from the HMO.

Goodwill

In connection with its acquisitions of physician and ancillary practices, the Company has recorded goodwill of $3,783,692 and $2,644,446 as of December 31, 2000 and 1999, respectively, which is the excess of the purchase price over the fair value of the net assets acquired.  The goodwill is attributable to the general reputation of these businesses in the communities they serve, the collective experience of the management and other employees, contracts with health maintenance organizations, licenses, relationships between the physicians and their patients, patient lists and other similar intangible assets.  The Company evaluates the underlying facts and circumstances related to each acquisition in establishing amortization periods for the related goodwill.  The goodwill related to current and prior year’s acquisitions is being amortized on a straight-line basis over 10 years.

NOTE 1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company continuously evaluates whether events have occurred or circumstances exist which impact the recoverability of the carrying value of long-lived assets and related goodwill, pursuant to Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of."

Trading Securities

The Company considers all investments in marketable equity securities acquired in its trading account as Trading Securities.  Accordingly, unrealized gains and losses are included as a component of earnings.  Realized gains or losses are computed based on specific identification of the securities sold.

Capital Lease Settlement

During the year ended December 31, 2000, a vendor/lessee to a former subsidiary disposed of during 1999 repossessed equipment from the former subsidiary in partial satisfaction of certain company obligations.  In connection with this satisfaction, the Company recorded other income of approximately $572,000.

Income Taxes

The Company accounts for income taxes according to Statement of Financial Accounting Standards No. 109, which requires a liability approach to calculating deferred income taxes.  Under this method, the Company records deferred taxes based on temporary taxable and deductible differences between the tax bases of the Company’s assets and liabilities and their financial reporting bases.  A valuation allowance is established when it is more likely than not that some or all of the deferred tax assets will not be realized.

New Accounting Pronouncements

In September 2000, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (a replacement of FASB statement No. 125) ("SFAS No. 140").  This statement revises the standards for accounting for securitizations and other transfers of financial assets and collateral and requires certain disclosures, but it carries over most of Statement 125's provisions without reconsideration. The Company has determined that the impact of adopting SFAS No. 140 will not be material to its consolidated financial statements.

In June 1999, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 137, Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement No. 133 (an amendment of FASB Statement No. 133). Under the provisions of this statement, the effective date of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS No. 133"), is deferred to fiscal years beginning after June 15, 2000.  The Company has determined that the impact of adopting SFAS No. 133 will not be material to its consolidated financial statements.

NOTE 1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements, ("SAB 101") issued by the Securities and Exchange Commission, became effective beginning the fourth quarter of 2000.  SAB 101 had no material impact on the Company's revenue recognition policies.

Reclassification

Certain amounts in the financial statements for the six month period ended December 31, 1999 and the year ended June 30, 1999 have been reclassified to conform with the December 31, 2000 financial statement presentation.

NOTE 2.

ACQUISITIONS AND DISPOSALS

Alpha Clinical Purchase

During October 1999, the Company entered into a management agreement with Alpha Clinical Laboratory (Alpha) to act as Alpha’s management company for a fee of 10% of Alpha’s collections.  Concurrently, the Company entered into an unconditional and irrevocable option to purchase or designate a third party to purchase at any time prior to October 31, 2000 all of the outstanding common stock of Alpha.  Subsequent to October 1999, the Company began advancing Alpha funds to support its operations.  At December 31, 1999 the Company had advanced approximately $210,000 to Alpha.  On May 12, 2000 these advances, plus additional advances in 2000 were converted into a promissory note in the amount of $512,000.

Effective October 1, 2000, the Company acquired Alpha for approximately $1,035,000.  The acquisition was accounted for as a purchase.  Accordingly, the purchase price was allocated to the net assets acquired based upon their fair market values.  In connection with this acquisition, approximately $1,099,000 was allocated to goodwill as follows:

50,000 shares of the Company’s common stock	$66,767
Forgiveness of promissory note and other advances	968,000
Total consideration	1,034,767
Fair value of assets acquired	(134,775)
Fair value of liabilities assumed	198,769

$1,098,761

The results of the operations beginning October 1, 2000 are included in the Company’s statement of operations.

NOTE 2.

ACQUISITIONS AND DISPOSALS (Continued)

Unaudited pro forma results of operations, assuming the business combination had occurred at the beginning of each period, after giving effect to certain adjustments resulting from the acquisition for each of the periods presented below were as follows:

	Unaudited
	For the Year Ended December 31, 2000	For the Six Months Ended December 31, 1999	For the Year Ended June 30, 1999

Revenue	$119,372,854	$10,182,795	$18,825,497
Net income (loss)	$4,640,569	($6,406,486)	($10,703,816)
Net income (loss) per share	$0.26	($0.60)	($1.49)

The pro forma data is provided for information purposes only and does not purport to be indicative of results which actually would have been obtained if the combination had been effected at the beginning of each period presented, or of those results which may be obtained in the future.

Magnetic Imaging Systems I, Ltd. and the Nuclear Magnetic Imaging, Inc. (MIS)

Effective August 31, 1996, the Company acquired MIS for $2,426,984.  The purchase price consisted of 585,000 shares of the Company's common stock (valued at $3 per share), $575,923 of notes payable, and related acquisition costs of $106,061.  The acquisition was accounted for as a purchase, and accordingly, the purchase price was allocated to the net assets acquired based on their estimated fair market values.  As a result of this acquisition, $2,513,627 was allocated to goodwill.

In addition to the purchase price the acquisition agreement provided for contingent consideration of 200,000 shares of common stock if MIS achieved earnings before interest, income taxes, depreciation and amortization ("EBITDA") in excess of $1,200,000 for the year ended June 30, 1997 or in excess of $1,500,000 for the year ended June 30, 1998, a total maximum contingent consideration of 400,000 shares, plus additional shares issuable in connection with a price guarantee based upon the company’s pre-tax earnings at the first and second anniversary of the transaction.  The Company was not liable for any contingent consideration associated with its acquisition of MIS.  Effective December 18, 1999, MIS was sold to its former owner in exchange for the settlement of all outstanding litigation with its former owner, the discharge of a note payable of approximately $185,000 and other amounts due to the former owner.  Also, the former owner agreed to assume certain liabilities of MIS.  In connection with this disposal, the Company recognized a loss of approximately $968,000 during the six months ended December 31, 1999.

NOTE 2.

ACQUISITIONS AND DISPOSALS (Continued)

Datascan

Effective September 30, 1996, the Company acquired Datascan of Florida, Inc. (Datascan) for $1,170,529.  The purchase price consisted of 300,000 shares of the Company's common stock (valued at $3 per share), related acquisition costs of $42,529 and contingent consideration of 100,000 shares of the Company’s common stock (valued at $2.28) issued on June 30, 1997.  The acquisition was accounted for as a purchase, and accordingly, the purchase price was allocated to the net assets acquired based on their estimated fair market value.  As a result of this acquisition, $429,463 was allocated to goodwill. Effective December 31, 1999, Datascan was sold to its former owner in exchange for the settlement of all outstanding litigation and termination of all Executive Employment Agreements and all stock options held by the former owner.  The Buyer also assumed certain third party obligations of the Company.  In connection with this disposal, the Company recognized a loss of approximately $1,163,000 during the six months ended December 31, 1999.

The Practices

Effective April 1, 1998, the Company acquired two physician practices (the Practices) from Primedica Healthcare, Inc. (Primedica) for $2,431,123.  The purchase price consisted of a 7.5% note payable of $3,500,000, which was to be amortized over 20 years, with a balloon payment due on April 1, 2003 (the Promissory Note).  The Company discounted this Promissory Note $1,068,877 based upon the Company’s incremental borrowing rate at April 1, 1998 (16%).  The acquisition was accounted for as a purchase, and accordingly, the purchase price was allocated to the net assets acquired based on their estimated fair market values.  As a result of this acquisition, $1,588,349 was allocated to goodwill.

During 1999, the Company defaulted on the Promissory Note and a judgement was entered against the Company for $4,745,370.  Accordingly, the Promissory Note was increased to $4,745,370, and a loss of $2,206,448 was recorded in the consolidated statement of operations for the year ended June 30, 1999.

Subsequent to June 30, 1999, the Company and Primedica reached a settlement whereby the Company agreed to pay Primedica $1,513,235, subject to a provision stating that if timely payments were not received by Primedica, the Company would be liable for $4,745,364.  On October 26, 1999, the Company was notified by Primedica that it was in default of this settlement agreement.

In August 2000, the Company and Primedica reached a final settlement agreement providing for full settlement of all Primedica judgments upon a payment of $350,000.  In connection therewith, the Company recorded “other income” of approximately $3,500,000 for the year ended December 31, 2000.

NOTE 2.

ACQUISITIONS AND DISPOSALS (Continued)

Disposal of Dr. Glickman’s Practice

Effective January 31, 1999, one of the Company’s physician practices was sold to its former owner for $20,000 cash, the cancellation of a note payable to the former owner of $25,000 and the return of the initial 19,677 shares of the Company’s common stock and 19,677 additional shares held in escrow.  In connection with the disposal, the Company incurred a loss of approximately $142,000, which is included in loss on disposal of assets in the accompanying consolidated statement of operations for the year ended June 30, 1999.

Family Medical Plaza, Inc.

Pursuant to an asset purchase agreement effective December 1, 1998, the Company acquired certain assets and liabilities of Family Medical Plaza Inc.  The purchase price consisted of assumed liabilities of approximately $67,000 and the issuance of an 8% promissory note for approximately $38,000.  The acquisition was accounted for as a purchase, and accordingly, the purchase price was allocated to the net assets acquired based on their estimated fair market values.  The results of operations beginning December 1, 1998 are included in the Company’s statement of operations.  As a result of this acquisition  $12,622 was recorded as goodwill.

Advanced Healthcare, Inc.

Pursuant to an asset purchase agreement effective March 17, 1999, the Company acquired all operating assets and certain liabilities of Advanced Healthcare, Inc. (Advanced) for $512,000.  The purchase price consisted of assumed liabilities of approximately $387,000 and payments of approximately $90,000 in cash and 70,000 shares of the Company’s common stock (valued at $0.50 per share).  At June 30, 1999, the shares were held in escrow and subsequently were released from escrow and issued.  The acquisition was accounted for as a purchase, and accordingly, the purchase price was allocated to the net assets acquired based on their estimated fair market values.  The results of operations beginning March 17, 1999 are included in the Company’s statement of operations.  As a result of this acquisition $125,000 was recorded as goodwill.

Unaudited pro forma results of operations, assuming the acquisition of Family Medical Plaza, Inc. and Advanced occurred as of the beginning of the fiscal year ended June 30, 1999, after giving effect to certain adjustments such as the elimination of intercompany transactions resulting from the acquisitions were as follows:

Unaudited
June 30, 1999

Revenues	$19,749,497
Net loss	($10,947,319)
Loss per share	($1.52)

The pro forma data is provided for information purposes only and does not purport to be indicative of results which actually would have been obtained if the combination had been effected at the beginning of each period presented, or of those results which may be obtained in the future.

NOTE 2.

ACQUISITIONS AND DISPOSALS (Continued)

Purchase of Dr. P. Sreekumar

Effective August 12, 1999, the Company acquired the medical practice of Dr. P. Sreekumar.  The purchase price consisted of assumed liabilities of approximately $300,000, cash of $200,000 and the issuance of a note payable in the amount of $300,000.  The acquisition was accounted for as a purchase, and accordingly, the purchase price was allocated to the net assets acquired based on their estimated fair market values.  The results of operations beginning August 13, 1999 are included in the Company’s statement of operations for the six month period ended December 31, 1999.  As a result of this acquisition approximately $700,000 was recorded as goodwill.

Purchase of Dr. Federgreen

Pursuant to an asset purchase agreement effective December 30, 1999, the Company acquired certain assets of the Medical practice of Dr. Federgreen. The purchase price consisted of a $120,000 note payable.  The acquisition was accounted for as a purchase and accordingly, the purchase price was allocated to the net assets acquired based on their estimated fair market values.  The results of operations beginning January 1, 2000 are included in the Company’s statement of operations.  As a result of this acquisition approximately $120,000 was recorded as goodwill.

In addition to the purchase consideration, the Company is potentially liable for additional consideration based on the amount of adjusted pre-tax earnings for the first year of operations, on a scalable basis up to $60,000 if earnings are $225,000 or above.

Unaudited pro forma results of operations, assuming the acquisition of the Sreekumar and Federgreen practices occurred as of the beginning of the six month ended December 31, 1999 and the year ended June 30, 1999, after giving effect to certain adjustments such as the elimination of intercompany transactions resulting from the acquisitions were as follows:

	Unaudited
	Six Months Ended December 31, 1999	Year Ended June 30, 1999

Revenues	$10,560,795	$19,581,497
Net loss	($6,094,486)	($10,079,816)
Loss per share	($0.57)	($1.40)

The pro forma data is provided for information purposes only and does not purport to be indicative of results which actually would have been obtained if the combination had been effected at the beginning of each period presented, or of those results which may be obtained in the future.

NOTE 3.

PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

December 31, 2000

Computer and office equipment under capital lease	$396,000
Machinery and medical equipment	264,020
Furniture and fixtures	582,187
Leasehold improvements	441,153
Computer and office equipment	504,115
Automobile equipment	61,380

Less accumulated depreciation and amortization	(1,149,163)

$1,099,692

Accumulated amortization of computer equipment and office equipment under capital leases was $307,183 at December 31, 2000

Depreciation and amortization expense totaled approximately $286,800, $594,000 and $1,361,000 for the year ended December 31, 2000, the six months ended December 31, 1999 and for the year ended June 30, 1999, respectively.

NOTE 4.

INVESTMENTS

During the year ended June 30, 1999, the Company disposed of all investments in trading securities.  The change in unrealized gain (loss) on trading securities for the year ended June 30, 1999 was $85,314.  These changes are included in other income (expense) in the consolidated statements of operations.

Net realized losses on sales of trading securities for the period ended June 30, 1999 were $131,452 and are included in other income (expense) in the consolidated statements of operations.

NOTE 5.

LINE OF CREDIT FACILITIES

During June 1999, the Company entered into a three year line of credit agreement providing for maximum borrowings not to exceed $2,000,000.  Any outstanding amounts under this credit facility are collateralized by substantially all assets of the Company and the Company can borrow up to 85% of eligible accounts receivable, as defined.  This facility bears interest at prime plus 4% with repayments made directly through a lock box arrangement.  At December 31, 2000, $811,100 was outstanding on this credit facility.

NOTE 5.

LINE OF CREDIT FACILITIES (Continued)

Subsequent to year end $377,009 of the line of credit balance was refinanced on a long-term basis and is reflected as a long-term liability at December 31, 2000.

NOTE 6.

UNEARNED REVENUE

On August 22, 2000, the Company entered into a Pharmacy Services Agreement (Pharmacy Agreement) with a medical management and software company (Pharmacy Consultant), to provide consulting, technology, and software services for the Company’s start-up pharmacy operation, for an initial term of three years.  In connection with this agreement, the Pharmacy Consultant paid the Company $500,000, subject to return if the Company elects to cancel the Pharmacy Agreement under certain provisions.  Of this amount approximately $56,000 has been recognized as revenue during the year ended December 31, 2000, and approximately $167,000 and $278,000 are included as unearned revenue - current liabilities and unearned revenue - long term, respectively, in the accompanying balance sheet.

On October 6, 2000, the Company received an additional $500,000 in funding from the Pharmacy Consultant in connection with a 10 year exclusive preferred provider agreement.  This amount may be required to be repaid, together with interest at prime plus 2%, should the Company default or elect to cancel the Agreement.  Of this $500,000, approximately $38,000 has been recognized as revenue during the year ended December 31, 2000, and approximately $150,000 and $312,000 are included as unearned revenue - current liabilities and unearned revenue - long term, respectively, in the accompanying balance sheet.

NOTE 7.

CAPITAL LEASE OBLIGATIONS

The Company is obligated under capital leases relating to certain of its property and equipment.  Future minimum lease payments for capital lease obligations as of December 31 were as follows:

2001	$45,605
2002	27,790
2003	10,527

Less amount representing interest	14,297
69,625
Less current maturities	35,978

$33,647

NOTE 8.

LONG-TERM DEBT

Long-term debt consisted of the following:

Note payable to HMO in connection with the Advanced acquisition (Note 3); interest at 5%, increased to 14% if note defaults; payable in 60 monthly installments of $7,489 commencing May 1, 1999; collateralized by accounts receivable and property and equipment.	$277,599
Notes payable with interest prepaid in the form of one share of the Company’s common stock for each dollar loaned, plus additional interest upon default; principal payable in 6 equal installments. The holders of these notes have the right to convert the outstanding obligation to common stock at $1 per share at any time.	252,991
Note payable to former owner of Federgreen practice; non-interest bearing; payable in installments of $10,000 commencing January 2000.	23,943

Promissory notes; unsecured, with interest at 12%, increased to 18% upon default, due and payable at various dates from May to June 2001.  The holders have the right to convert into common stock at varying prices from $0.75 to $1.00 per share, at any time.  The Company has the right, but not the obligation to convert to stock, if the common stock price of the Company is at $1.40 or greater for 20 consecutive trading days.  The notes have 225,000 attached warrants at prices ranging from $1.00 to $1.50 with the provision that the payee must exercise the warrants if the Company’s closing stock price is from $1.75 to $2.00 for 30 consecutive trading days.

463,794
Promissory note to shareholder of the Company, interest at 8% due and payable on July 31, 2001, or as otherwise agreed to by the parties.	100,000
Promissory note, interest at 10%, due on demand; collateralized by substantially all assets of the Company.	100,000
1,218,327
Less current maturities	1,022,697

Long-term debt	$195,630

Aggregate maturities of long-term debt for years subsequent to December 31, 2000, are as follows:

2001	$1,022,697
2002	80,452
2003	85,344
2004	29,834

$

NOTE 9.

RELATED PARTY TRANSACTIONS

Office Rent

The Company rented one of its office facilities from an individual who is the former majority owner of MIS and director of the Company, and another office facility from a company owned 50% by this individual.  Total rent expense related to these leases amounted to approximately $105,000 for the six month period ended December 31, 1999 and $269,000 for the year ended June 30, 1999.  These leases were canceled in December 1999. (Note 2)

Due to Related Parties

During 1998, the Company entered into an agreement with an entity controlled by the current President of the Company (Related Consultant).  Under the agreement, the Related Consultant provides consulting services to the Company.  Fees and expenses paid to the Related Consultant for services amounted to approximately $40,000 for the year ended December 31, 2000 for amounts outstanding at December 31, 1999, $60,000 for the six month period ended December 31, 1999 and $142,000 for the year ended June 30, 1999.

For the year ended December 31, 2000, the six month period ended December 31, 1999 and the year ended June 30, 1999, approximately $238,000, $26,000 and $220,000, respectively of Company expenses were paid by the former owner of GMA, who is presently a shareholder of the Company.  At December 31, 2000, $92,800 and $100,000 of these amounts were included in due to related parties and current maturities of long term debt, respectively, in the accompanying balance sheet.

NOTE 10.

INCOME TAXES

The components of income taxes were as follows:

	Year Ended December 31, 2000	Six months ended December 31, 2000	Year Ended June 30, 1999

Provision (Benefit) For Income Taxes
Current
Federal	$-	$-	$-
State	-	-	-

Deferred
Federal	1,616,000	(1,669,000)	(3,353,000)
State	278,000	(288,000)	(381,000)

Change in Valuation Allowance	(1,894,000)	1,957,000	3,734,000

Income Tax Benefit	$-	$-	$-

NOTE 10.

INCOME TAXES (Continued)

The effective tax rate for the year ended December 31, 2000, differed from the federal statutory rate due principally to state income tax benefits of approximately $278,000, a decrease in the valuation allowance of approximately $1,894,000 and permanent and other differences of approximately $193,000.

The effective tax rate for the six months ended December 31,1999, differed from the federal statutory rate due to state income tax benefits of approximately $288,000, an increase in the valuation allowance of approximately $1,957,000 and permanent and other differences of approximately $457,000.

The effective tax rate for the year ended June 30, 1999 differed from the federal statutory rate due to state income tax benefits of approximately $381,000, an increase in the valuation allowance of approximately $3,734,000 and permanent and other differences of approximately $156,000.

The Company has net operating loss carryforwards totalling approximately $18,583,000, expiring in various years through 2019.

At December 31, 2000, approximate deferred tax assets and liabilities were as follows:

Deferred tax assets:
Allowances for doubtful accounts	$918,000
Amortization	36,000
Net operating loss carryforward	6,898,000
Total deferred tax assets

Deferred tax liabilities:
Cash basis subsidiaries	801,000
Depreciation	58,000
Total deferred tax liabilities	859,000

Net deferred tax asset	6,993,000
Less valuation allowance	(6,993,000)

$-

NOTE 11.

STOCKHOLDERS’ EQUITY

At December 31, 2000, the Company has authorized 40,000,000 shares of par value $0.001 common stock, with 21,717,233 shares issued and outstanding.  Additionally, the Company has authorized 10,000,000 shares of preferred stock, with 5,000 shares issued and outstanding.

NOTE 11.

STOCKHOLDERS’ EQUITY (Continued)

The Company completed an initial public offering of its common stock effective February 13, 1997, and issued 825,000 shares of common stock at a price of $6.00 per share.  As part of the offering, the Company issued 1,650,000 redeemable common stock purchase warrants at a purchase price of $0.15 per warrant plus 247,500 additional warrants under an over-allotment agreement, also at $0.15 per warrant.  Each warrant entitled the holder to purchase one share of common stock at $7.00 per share during the four year period commencing thirty days after the effective date of the offering.  The initial public offering generated net proceeds to the Company of $3,428,645.

At December 31, 2000, the Company has 3,342,850 warrants outstanding.

During the year ended June 30, 1998, the Company completed two separate placements of non-voting preferred stock.  The Company authorized 30,000 shares of Series A preferred stock, par value $.001, of which 5,000 were issued during the year ended June 30, 1998.  Each share of Series A preferred stock has a stated value of $100 and pays dividends equal to 10% of the stated value per annum.  At December 31, 2000, the aggregate and per share amounts of cumulative dividend arrearages were approximately $166,667 and $33.40.  Each share of Series A preferred stock is convertible into shares of common stock at the option of the holder at the lesser of 85% of the average closing bid price of the common stock for the ten trading days immediately preceding the conversion or $6.00.  The Company has the right to deny conversion of the Series A preferred stock, at which time the holder shall be entitled to receive and the Company shall pay additional cumulative dividends at 5% per annum, together with the initial dividend rate to equal 15% per annum.  At December 31, 2000 there were 5,000 series A preferred shares issued and outstanding.  In the event of any liquidation, dissolution or winding up of the Company, holders of the Series A preferred stock shall be entitled to receive a liquidating distribution before any distribution may be made to holders of common stock of the Company.

The Company has also designated 7,000 shares of preferred stock as Series B preferred stock, with a stated value of $1,000 per share.  During the year ended June 30, 1998, 1,200 shares of Series B preferred stock were issued.  Holders of the Series B preferred stock are entitled to receive, whether declared or not, cumulative dividends equal to 5% per annum.  Each share of Series B preferred stock is convertible into such number of fully paid and nonassessable shares of common stock as is determined by dividing the stated value by the conversion price.  The conversion price shall be the lesser of the market price, as defined or $4.00.  From September 1998 to October 1999, all Series B preferred shares were converted into 3,597,305 shares of the Company’s commons stock at various prices.  At December 31, 2000, there were no shares of series B preferred stock issued and outstanding.

During 2000, the Company borrowed approximately $1,600,000 from a private trust.  In connection therewith, the Company issued 1,832,768 shares of its common stock during September 2000 as repayment of such debt.

NOTE 12.

STOCK OPTIONS

The Company adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation,” (“SFAS 123”) in 1997.  The Company has elected to continue using Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” in accounting for employee stock options.  Accordingly, compensation expense has been recorded to the extent that the market value of the underlying stock exceeded the exercise price at the date of grant.  For the year ended December 31, 2000 compensation costs related to stock options amounted to approximately $132,106.  For the six month period ended December 31, 1999 and year ended June 30, 1999, compensation costs related to stock options amounted to approximately $97,200 and $729,600, respectively.

Stock option activity for the year ended December 31, 2000 was as follows:

	Number of Options	Weighted Average Exercise Price

Balance, December 31, 1999	2,643,692	$3.70
Granted during the year	3,868,000	$1.21
Exercised and returned during the year	(357,028)	$0.53
Forfeited during the year	(1,103,217)	$1.42
Balance, end of the year	5,051,447	$1.88
Exercisable at end of the year	3,317,975	$2.06

The following table summarizes information about stock options outstanding at December 31, 2000:

	Options Outstanding		Options Exercisable
Exercise Price	Number of Options	Weighted Average Remaining Contractual Life	Number of Options	Weighted Average Remaining Contractual Life
$0.100 - $1.000	3,109,197	4.9	1,925,725	3.8
$1.250 - $2.000	659,450	4.3	484,450	3.9
$2.500 - $3.000	490,700	2.7	390,700	2.1
$3.125 - $5.000	214,100	4.1	89,100	2.5
$5.250 - $8.000	397,000	3.5	329,500	1.6
$9.000 - $18.000	181,000	1.5	98,500	1.9

NOTE 12.

STOCK OPTIONS (Continued)

The weighted average fair value per option as of grant date was $0.21 for stock options granted during the year ended December 31, 2000.  The determination of the fair value of all stock options granted during the year ended December 31, 2000 was based on (i) risk-free interest rate of 5.3%, (ii) expected option lives ranging from 1 to 7 years, depending on the vesting provisions of each option, (iii) expected volatility in the market price of the Company’s common stock of 100%, and (iv) no expected dividends on the underlying stock.

The following table summarizes the pro forma consolidated results of operations of the Company as though the fair value based accounting method in SFAS 123 had been used in accounting for stock options.

Period Ended December 31, 2000

Net income	$4,219,555

Net income per share	$0.24

Stock option activity for the six month period ended December 31, 1999 was as follows:

	Number of Options	Weighted Average Exercise Price

Balance, June 30, 1999	2,383,842	$4.27
Granted during the period	507,000	$0.37
Exercised and returned during the period	-	$-
Forfeited during the period	(247,150)	$4.29
Balance, end of the period	2,643,692	$3.70
Exercisable at end of the period	1,907,554	$3.54

The following table summarizes information about stock options outstanding at December 31, 1999:

	Options Outstanding		Options Exercisable
Exercise Price	Number of Options	Weighted Average Remaining Contractual Life	Number of Options	Weighted Average Remaining Contractual Life
$0.100 - $1.000	1,333,125	4.1	634,004	4.3
$1.250 - $2.000	217,000	4.2	227,333	4.2
$2.500 - $3.000	491,017	3.2	471,317	3.0
$3.125 - $5.000	147,050	3.3	139,400	3.1
$5.250 - $8.000	280,000	2.9	260,000	2.7
$9.000 - $18.000	175,500	3.2	175,500	3.2

NOTE 12.

STOCK OPTIONS (Continued)

The weighted average fair value per option as of grant date was $0.12 for stock options granted during the six month period ended December 31, 1999.  The determination of the fair value of all stock options granted during the six month period ended December 31, 1999 was based on (i) risk-free interest rate of 6.1%, (ii) expected option lives ranging from 5 to 7 years, depending on the vesting provisions of each option, (iii) expected volatility in the market price of the Company’s common stock of 100%, and (iv) no expected dividends on the underlying stock.

The following table summarizes the pro forma consolidated results of operations of the Company as though the fair value based accounting method in SFAS 123 had been used in accounting for stock options.

	Period ended December 31, 1999	Year ended June 30, 1999

Net loss	($6,272,057)	($10,588,216)

Net loss per share	($0.58)	($1.47)

During the six month period ended December 31, 1999, no options were exercised, and 247,150 options were returned.  During the year ended June 30, 1999, 252,318 options were exercised with net proceeds of $90,000 to the Company, plus the return of 8,182 options.

NOTE 13.

COMMITMENTS AND CONTINGENCIES

Leases

The Company leases office and medical facilities under various non-cancelable operating leases.  Approximate future minimum payments under these leases for the years ended December 31, are as follows:

2001	$511,000
2002	564,000
2003	310,000
2004	288,000
2005	266,000
Thereafter	177,000

Total	$

NOTE 13.

COMMITMENTS AND CONTINGENCIES (Continued)

Employment Contracts

The Company has employment contracts with certain executives, physicians and other clinical and administrative employees.  Future annual minimum payments under these employment agreements for the years ended December 31, are as follows:

2001	$806,000
2002	384,000
2003	329,000
2004	228,000

$

Under the terms of the employment agreement with the Company’s Chief Executive Officer (CEO), if the Company terminates the CEO without good cause, the Company would be obligated to continue to pay all salary and any current and future bonuses that would have been earned under the agreement. In addition, the CEO would also be entitled to all stock options earned or not yet earned through the full term of the Agreement, and the Company would be required to register all shares owned, directly or indirectly by the CEO.

Litigation

The Company is a party to various claims arising in the ordinary course of business.  Management believes that the outcome of these matters will not have a materially adverse effect on the financial position or the results of operations of the Company.

Payroll Taxes Payable

The Company has unpaid payroll tax liabilities owed to the Internal Revenue Service (IRS) totaling approximately $2,515,000, including penalties and interest.  The Company has negotiated an installment plan with the IRS whereby the Company will make monthly installments ranging from $50,000 to $100,000 a month until the amount is retired.  Of the $2,515,000 in payroll tax liabilities recorded at December 31, 2000, $675,000 is included in accrued expenses and $1,840,000 is reflected as payroll taxes payable - long term in the accompanying balance sheet.  Management has recorded $400,000 in penalties at December 31, 2000, the maximum it believes that can be imposed.  See Note 16.

NOTE 14.

CONCENTRATIONS

Revenue Concentration and Economic Dependency

During the year ended December 31, 2000, six month period ended December 31, 1999 and year ended June 30, 1999 one HMO accounted for approximately 96%, 68% and 48% of revenue, respectively.  The loss of this contract with the HMO could significantly impact the operating results of the Company.

NOTE 15.

SUBSEQUENT EVENTS

Subsequent to year end the Company issued 720,000 shares to accredited investors, in connection with a private placement, resulting in proceeds of $720,000 that were used for working capital.

Equity Line of Credit Agreement

On March 30, 2001 the Company entered into an equity line of credit agreement with a British Virgin Islands corporation (Purchaser), in order to establish a possible source of funding for the company’s planned operations.  The equity line of credit agreement establishes what is sometimes also referred to as an equity drawdown facility (Equity Facility).

Under the Equity Facility, the Purchaser has agreed to provide the Company with up to $12,000,000 of funding during the twenty-four (24) month period following the date of an effective registration statement. During this twenty-four (24) month period, the Company may request a drawdown under the equity line of credit by selling shares of its common stock to the Purchaser, and the Purchaser will be obligated to purchase the shares. The Company may request a drawdown once every 27 trading days, although the Company is under no obligation to request any drawdowns under the Equity Facility.

During the 22 trading days following a drawdown request, the Company will calculate the amount of shares it will sell to the Purchaser and the purchase price per share. The purchase price per share of common stock will be based on the daily volume weighted average price of the Company’s common stock during each of the 22 trading days immediately following the drawdown date, less a discount of 10%.  The Company will receive the purchase price less a placement agent fee payable to a registered broker-dealer (Placement Agent) equal to 7% of the aggregate purchase price. The Purchaser may then resell all or a portion of these shares. The Placement Agent introduced the Purchaser to the Company.

The minimum amount the Company can draw down at any one time is $100,000.   The maximum amount the Company can draw down at any one time is the lesser of $750,000 or the amount equal to six percent (6%) of the weighted average price of the Company’s common stock for the sixty (60) calendar days prior to the date of the drawdown request, multiplied by the total trading volume of the Company’s common stock for the sixty (60) calendar days prior to the date of the drawdown request.

NOTE 15.

SUBSEQUENT EVENTS (Continued)

Grant of Warrants

Upon closing of the equity line of credit Agreement, the Company paid to Purchaser's legal counsel, $25,000 to cover its legal and administrative expenses. As consideration for extending the equity line of credit, the Company granted Purchaser warrants to purchase up to the number of shares equaling $720,000 based upon the average closing price of the Company’s common stock for the 15 trading days prior to the closing of this agreement (Base Price).  The warrant entitles the Purchaser to purchase such shares for 120% of the Base Price at any time prior to March 30, 2004.

As partial consideration for Placement Agent’s services in connection with this offering, the Company granted Placement Agent warrants to purchase up to the number of shares equaling $840,000 based upon the Base Price, for 120% of the Base Price, any time prior to March 30, 2004.

NOTE 16.

RESTATEMENT

Although the Company continues to negotiate with the Internal Revenue Service (IRS), and management believes that it will be successful in obtaining a waiver of any penalties relating to past due payroll taxes, it has restated its financial statements to give effect to such penalties as incurred, as specified by statute.  If and when the Company obtains a formal notification of waiver from the IRS, the Company will, at that time, record as income all penalties accrued to date.

The impact of the restatement on affected financial information in the balance sheet and the consolidated statement of operations at and for the year ended December 31, 2000 and at and for the six month period ended December 31, 1999, is as follows:

	As Previously Reported as of December 31, 2000	As Restated as of December 31, 2000

Payroll Taxes Payable	$1,440,000	$1,840,000
Accumulated deficit	18,184,540	18,584,540
Stockholders' equity	1,240,633	840,633

	As Previously Reported for the year ended December 31, 2000	As Restated for the year ended December 31, 2000

Interest and penalties expense	$588,208	$768,208
Total other income	3,440,306	3,260,306
Net income	5,108,569	4,928,569
Net income per share, basic	0.29	0.28
Net income per share, diluted	0.24	0.24

NOTE 16.

RESTATEMENT (Continued)

	As Previously Reported for the Six Months Ended December 31, 1999	As Restated for the Six Months Ended December 31, 1999

Interest and penalty expense	$300,022	$520,022
Total other expense	2,485,559	2,705,559
Net loss	5,994,486	6,214,486
Net loss per share, basic and diluted	0.55	0.58

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders

Metropolitan Health Networks, Inc. and Subsidiaries

West Palm Beach, Florida

We have audited the accompanying consolidated balance sheets of Metropolitan Health Networks, Inc. and Subsidiaries as of December 31, 1999 and June 30, 1999, and the related consolidated statements of operations, changes in stockholders’ equity (deficiency in assets), and cash flows for the six month period ended December 31, 1999 and each of the two years in the period ended June 30, 1999.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Metropolitan Health Networks, Inc. and Subsidiaries as of December 31, 1999 and June 30, 1999, and the results of their operations and their cash flows for the six month period ended December 31, 1999 and each of the two years in the period ended June 30, 1999, in conformity with accounting principles generally accepted in the United States.  We have not audited the consolidated statements of operations and cash flows for the six months ended December 31, 1998.  Accordingly, we do not express an opinion or any other form of assurance on them.

The consolidated financial statements for the six month period ended December 31, 1999 have been restated as described in Note 2.

KAUFMAN, ROSSIN & CO., P.A.

Miami, Florida

June 16, 2000, except for the fourth paragraph under “The Practices” in Note 3, which is August 2, 2000, and Note 2, which is September 14, 2001.

METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 1999 AND JUNE 30, 1999

ASSETS	December 31, 1999	June 30, 1999

CURRENT ASSETS
Accounts receivable, net of allowances of $4,829,137 and $5,042,376, respectively	$3,001,661	$3,459,245
Other current assets (Note 6)	257,699	96,349
Total current assets		3,555,594

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $815,516 and $2,673,841, respectively (Note 4)	1,228,416	4,316,128

GOODWILL, net of accumulated amortization of $249,555 and $958,722, respectively (Note 1)	2,394,891	3,842,840

INTANGIBLE ASSETS, net of accumulated amortization of $91,145 and $36,458, respectively	127,605	182,292

OTHER ASSETS	23,308	47,893

	$7,033,580	$11,944,747

LIABILITIES AND DEFICIENCY IN ASSETS

CURRENT LIABILITIES
Accounts payable	$2,608,950	$2,529,884
Advances from HMO	1,596,000	1,089,000
Due to related parties (Note 10)	95,705	300,144
Accrued expenses	3,013,466	1,665,399
Medical costs payable	98,907	357,940
Line of credit (Note 8)	1,520,668	132,231
Unearned revenue	125,000	-
Current maturities of capital lease obligations (Note 7)	378,094	848,120
Current maturities of long-term debt (Note 9)	6,366,181	5,764,221
Total current liabilities

CAPITAL LEASE OBLIGATIONS (NOTE 7)	449,515	2,280,705

LONG-TERM DEBT (NOTE 9)	293,700	477,902

COMMITMENTS AND CONTINGENCIES (NOTE 14)

DEFICIENCY IN ASSETS (NOTE 12)	(9,512,606)	(3,500,799)

	$7,033,580	$11,944,747

See accompanying notes.

METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

SIX MONTH PERIODS ENDED DECEMBER 31, 1999 AND 1998

	1999	Unaudited 1998

REVENUES	$10,020,795	$8,377,103

EXPENSES
Direct medical costs	6,455,678	2,506,228
Payroll, payroll taxes and benefits	3,280,791	3,503,208
Depreciation and amortization	918,145	911,934
Bad debt expense	54,418	630,184
Rent and leases	1,225,910	672,061
Consulting expense	304,283	157,188
Interest	300,022	416,813
General and administrative	1,510,497	2,211,194
Total expenses

LOSS FROM OPERATIONS	(4,028,949)	(2,631,707)

OTHER INCOME (EXPENSE)
Loss on disposal of assets (Note 3)	(2,185,537)	(9,158)
Other	-	(79,647)
Total other income (expense)	(2,185,537)	(88,805)

NET LOSS	($6,214,486)	($2,720,512)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	10,738,757	6,501,185

NET LOSS PER SHARE, basic and diluted	($0.58)	($0.42)

See accompanying notes

METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED JUNE 30, 1999 AND 1998

	1999	1998

REVENUES	$18,501,497	$14,025,264

EXPENSES
Direct medical costs	7,346,978	1,294,347
Payroll, payroll taxes and benefits	7,046,342	7,114,017
Depreciation and amortization	1,870,774	1,415,515
Bad debt expense	1,060,856	1,723,425
Rent and leases	1,955,352	1,159,356
Consulting expense	1,000,608	202,000
Interest	683,203	658,048
General and administrative	5,379,189	5,062,746
Total expenses

LOSS FROM OPERATIONS	(7,841,805)	(4,604,190)

OTHER INCOME (EXPENSE)
Loss on Primedica (Note 3)	(2,206,448)	-
Loss on disposal of assets (Note 3)	(362,003)	(330,000)
Other	90,440	(232,135)
Total other income (expense)	(2,478,011)	(562,135)

NET LOSS	($10,319,816)	($5,166,325)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	7,185,142	5,597,803

NET LOSS PER SHARE, basic and diluted	($1.44)	($0.92)

See accompanying notes.

METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY IN ASSETS)

SIX MONTH PERIOD ENDED DECEMBER 31, 1999

	Preferred Shares	Preferred Stock	Common Stock Shares	Common Stock	Additional Paid-in Capital	Deficit	Total
BALANCES - JUNE 30, 1999	5,500	$1,000,000	9,351,765	$9,352	$12,781,486	($17,291,637)	($3,500,799)
Conversion of preferred shares into common shares (Note 12)	(500)	(500,000)	2,300,000	2,300	497,700	-	-
Shares issued in lieu of compensation	-	-	62,700	63	19,770	-	19,833
Shares issued for consulting services	-	-	29,000	29	5,686	-	5,715
Shares issued for loans	-	-	70,000	70	34,930	-	35,000
Shares issued for director's fees	-	-	11,500	11	5,681	-	5,692
Shares issued for interest expense and late fees	-	-	130,000	130	46,090	-	46,220
Contingent shares issued in connection with acquisition	-	-	156,923	157	(157)	-	-
Dividends on preferred stock (Note 12)	-	-	-	-	-	(6,986)	(6,986)
Issuance of options in lieu of compensation (Note 13)	-	-	-	-	97,205	-	97,205
Net loss	-	-	-	-	-	(6,214,486)	(6,214,486)
BALANCES - DECEMBER 31, 1999	5,000	$500,000	12,111,888	$12,112	$13,488,391	($23,513,109)	($9,512,606)

See accompanying notes.

METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY IN ASSETS)

YEARS ENDED JUNE 30, 1999 AND 1998

	Preferred Shares	Preferred Stock	Common Stock Shares	Common Stock	Additional Paid-in Capital	Deficit	Unrealized Gain On Securities Available For Sale	Total
BALANCES - JUNE 30, 1997	-	$-	5,210,825	$5,211	$8,675,586	($1,747,993)	$40,916	$6,973,720
Issuance of series A Preferred Stock (Note 12)	5,000	500,000	-	-	(40,000)	-	-	460,000
Issuance of series B Preferred Stock (Note 12)	1,200	1,200,000	-	-	(84,946)	-	-	1,115,054
Issuances of common stock	-	-	625,142	625	1,768,853	-	-	1,769,478
Issuance of options in lieu of compensation	-	-	-	-	127,000	-	-	127,000
Exercise of options (Note 13)	-	-	470,602	471	3,959	-	-	4,430
Conversion of securities available for sale to the trading account	-	-	-	-	-	-	(40,916)	(40,916)
Dividends on preferred stock (Note 12)	-	-	-	-	-	(10,000)	-	(10,000)
Net loss	-	-	-	-	-	(5,166,325)	-	(5,166,325)
BALANCES - JUNE 30, 1998	6,200	1,700,000	6,306,569	6,307	10,450,452	(6,924,318)	-	5,232,441
Conversion of preferred shares into common shares (Note 12)	(700)	(700,000)	1,297,305	1,297	698,703	-	-	-
Returned or retired shares (Note 3)	-	-	(114,354)	(114)	(276,594)	-	-	(276,708)
Shares issued in lieu of compensation	-	-	426,427	426	428,159	-	-	428,585
Shares issued for consulting services	-	-	540,500	541	228,509	-	-	229,050
Shares issued for marketing services	-	-	250,000	250	127,000	-	-	127,250
Shares issued for legal services	-	-	25,000	25	81,225	-	-	81,250
Shares issued for director's fees	-	-	18,000	18	6,282	-	-	6,300
Shares issued for non-compete agreement	-	-	125,000	125	218,625	-	-	218,750
Contingent shares issued in connection with acquisition	-	-	225,000	225	(225)	-	-	-
Exercise of options (Note 13)	-	-	252,318	252	89,748	-	-	90,000
Dividends on preferred stock (Note 12)	-	-	-	-	-	(47,503)	-	(47,503)
Options granted for services rendered (Note 13)	-	-	-	-	576,310	-	-	576,310
Issuance of options in lieu of compensation (Note 13)	-	-	-	-	153,292	-	-	153,292
Net loss	-	-	-	-	-	(10,319,816)	-	(10,319,816)
BALANCES - JUNE 30, 1999	5,500	$1,000,000	9,351,765	$9,352	$12,781,486	($17,291,637)	$ -	($3,500,799)

See accompanying notes.

METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS PERIODS ENDED DECEMBER 31, 1999 AND 1998

	1999	Unaudited 1998

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	($6,214,486)	($2,720,512)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	918,145	911,934
Loss on disposal of assets	2,185,537	-
Provision for bad debts	54,418	630,184
Stock options granted in lieu of compensation	97,205	-
Stock issued for professional services and compensation	31,240	-
Stock issued for loans, interest and late fees	46,220	-
Changes in operating assets and liabilities:
Accounts receivable	403,166	1,079,356
Trading securities	-	(204)
Other current assets	(209,951)	(272,261)
Other assets	24,585	(72,092)
Accounts payable and accrued expenses	1,350,062	1,331,322
Unearned revenue	125,000	-
Medical claims payable	-	13,626
Total adjustments	5,025,627	3,621,865
Net cash provided by (used in) operating activities	(1,188,859)	901,353

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash consideration paid for companies acquired	(200,000)	-
Capital expenditures	(109,181)	(360,542)
Net cash used in investing activities	(309,181)	(360,542)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (repayments) under line of credit facilities	1,388,437	(980,685)
Repayments of notes payable	(484,267)	-
Borrowings on note payable	847,025	-
Net repayments of capital lease obligations	(360,155)	(285,855)
Net proceeds from issuance of common stock	-	(158,719)
Advances from HMO	107,000	-
Net cash provided by (used in) financing activities	1,498,040	(1,425,259)

NET DECREASE IN CASH AND CASH EQUIVALENTS	-	(884,448)

CASH AND CASH EQUIVALENTS - BEGINNING	-	916,464

CASH AND CASH EQUIVALENTS - ENDING	$-	$32,016

See accompanying notes.

METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUED

FOR THE SIX MONTHS PERIODS ENDED DECEMBER 31, 1999 AND 1998

	1999	Unaudited 1998
Supplemental Disclosures:
Interest paid	$221,000	$384,000
Income taxes paid	$-	$-
Supplemental Disclosure of Non-cash Investing and Financing Activities (Note 3)
Purchase price in excess of net assets acquired	$820,000	$-
Conversion of preferred shares into common stock	$500,000	$-
Fair value of assets disposed of in connection with sales	$4,694,944	$-
Fair value of liabilities disposed of in connection with sales	$2,509,407	$-
Common stock issued for non-compete agreement	$-	$218,750

See accompanying notes.

METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED JUNE 30, 1999 AND 1998

	1999	1998

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	($10,319,816)	($5,166,325)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,702,034	1,415,515
Loss on Primedica	2,206,448	-
Realized loss on sales of securities	131,452	22,677
Change in unrealized gain on trading securities	(85,314)	-
Loss on sale of property and equipment	14,339	-
Loss on disposal of assets	362,003	-
Provision for bad debts	1,060,856	1,723,425
Deferred costs charged to operations	-	260,364
Amortization of discount on note payable	168,740	36,201
Stock options granted in lieu of compensation	153,292	127,000
Stock options granted for professional services	576,310	-
Stock issued in lieu of compensation	428,585	-
Stock issued for professional services	443,850	350,632
Changes in operating assets and liabilities:
Accounts receivable	1,330,769	(1,577,900)
Trading securities	-	240,072
Other current assets	145,865	(92,296)
Other assets	85,436	20,461
Accounts payable and accrued expenses	2,044,599	1,060,358
Due to related parties	300,144	-
Medical claims payable	(487,597)	466,990
Total adjustments	10,581,811	4,053,499
Net cash provided by (used in) operating activities	261,995	(1,112,826)

CASH FLOWS FROM INVESTING ACTIVITIES:
Deferred acquisition costs	171,890	(110,016)
Repayment (issuance) of notes receivable	170,000	(170,000)
Cash consideration paid for companies acquired	-	(346,500)
Cash balances of companies acquired	-	46,626
Capital expenditures	(908,712)	(371,815)
Net cash used in investing activities	(566,822)	(951,705)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (repayments) under line of credit facilities	(1,543,694)	1,023,399
Repayments of notes payable	(82,044)	(717,547)
Borrowings on note payable	420,017	177,413
Repayments of capital lease obligations	(584,916)	(704,641)
Loan acquisition cost	-	(45,000)
Proceeds from exercise of stock options	90,000	4,430
Net proceeds from issuance of preferred stock	-	1,575,054
Advances from HMO	1,089,000	-
Net cash provided by (used in) financing activities	(611,637)	1,313,108

NET DECREASE IN CASH AND CASH EQUIVALENTS	(916,464)	(751,423)

CASH AND CASH EQUIVALENTS - BEGINNING	916,464	1,667,887

CASH AND CASH EQUIVALENTS - ENDING	$-	$916,464

See accompanying notes.

METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUED

YEARS ENDED JUNE 30, 1999 AND 1998

	1999	1998
Supplemental Disclosures:
Interest paid	$633,000	$560,000
Income taxes paid	$-	$-
Supplemental Disclosure of Non-cash Investing and Financing Activities (Note 3)
Common stock issued in connection with acquisitions	$-	$1,291,846
Issuance of notes payable in connection with acquisitions	$37,801	$2,856,123
Fair value of assets received in connection with acquisitions	$581,810	$2,200,151
Fair value of liabilities assumed in connection with acquisitions	$454,054	$1,060,270
Capital lease obligations incurred on purchases of equipment	$502,808	$221,673
Dividends accrued but not paid	$47,503	$10,000
Common stock issued for non-compete agreement	$218,750	$-

See accompanying notes.

METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED JUNE 30, 1999 AND 1998

NOTE 1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation

The consolidated financial statements include the accounts of Metropolitan Health Networks, Inc. and all majority owned subsidiaries, the most significant of which are Magnetic Imaging Systems I, Ltd. and Nuclear Magnetic Imaging, Inc. (collectively MIS), Datascan of Florida, Inc. (Datascan), Advanced Healthcare Consultants, Inc. (Advanced), Family Medical Plaza, Inc. and several physician practices.  The consolidated group is referred to, collectively, as the Company.  All significant intercompany balances and transactions have been eliminated in consolidation.

Organization and Business Activity

The Company was incorporated in January 1996, under the laws of the State of Florida for the purpose of acquiring and operating health care related businesses.  The Company operates in South Florida, and during the periods ended December 31, 1999 and June 1999 and 1998, owned and operated a radiology practice, a magnetic resonance imaging (MRI) outpatient center, a diagnostic testing company and various general medical practice offices.  During the six months ended December 31, 1999 the Company sold the radiology practice and magnetic resonance imaging (MRI) outpatient center (see Note 3).  The Company and certain of the general medical practices operate under capitation agreements with a national health maintenance organization (HMO).  Commencing in 1999, the Company entered into additional capitation agreements with the HMO in locations where it did not have owned medical practices and in connection therewith, began providing medical care to certain patients through non-owned medical practices.  (See accounts receivable and revenue recognition.)  The Company also provided medical billing services to third party medical related businesses, however, as these services were not significant, the Company is deemed to be operating in one segment.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.  From time to time, the Company maintains cash balances with financial institutions in excess of federally insured limits.

Property and Equipment

Property and equipment is recorded at cost.  Expenditures for major betterments and additions are charged to the asset accounts, while replacements, maintenance and repairs which do not extend the lives of the respective assets are charged to expense currently.

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.  If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying value of the asset.

NOTE 1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Depreciation and Amortization

Depreciation and amortization of property and equipment, including property under capital leases, is computed using straight-line methods over the estimated useful lives of the assets.  The range of useful lives is as follows:

Machinery and equipment	5 - 7 years
Computer and office equipment	5 - 7 years
Furniture and fixtures	5 - 7 years
Auto equipment	5 years
Leasehold improvements	5 years

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the periods presented.  Actual results could differ from those estimates.

The allowance for doubtful accounts is an estimate which is established through charges to earnings for estimated uncollectible amounts.  Management’s judgment in determining the adequacy of the allowance is based upon several factors which include, but are not limited to, the nature and volume of the accounts receivable and management’s judgment with respect to current economic conditions and their impact on the receivable balances.  It is reasonably possible the Company’s estimate of the allowance for doubtful accounts could change in the near term.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments” requires that the Company disclose estimated fair values for its financial instruments.  The following methods and assumptions were used by the Company in estimating the fair values of each class of financial instruments disclosed herein:

Cash and cash equivalents - The carrying amount approximates fair value because of the short maturity of those instruments.

Line of credit facilities, capital lease obligations, long-term debt - The fair value of line of credit facilities, capital lease obligations, long-term debt and notes payable to redeemed partners are estimated using discounted cash flows analyses based on the Company’s incremental borrowing rates for similar types of borrowing arrangements. At December 31, 1999 and June 30, 1999, the fair values approximate the carrying values.

NOTE 1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Net Loss Per Share

Net loss per share is computed in accordance with Statement of Financial Accounting Standards (SFAS) No. 128, based on the weighted average number of common shares outstanding.  Outstanding stock options (see Note 13) were not considered in the calculation of weighted average number of common shares outstanding, as their effect would have been antidilutive.

Accounts Receivable and Revenue Recognition

The Company recognizes revenues, net of contractual allowances, as medical services are provided to patients.  These services are typically billed to patients, Medicare, Medicaid, health maintenance organizations and insurance companies.  The Company provides an allowance for uncollectible amounts and for contractual adjustments relating to the difference between standard charges and agreed upon rates paid by certain third party payors.

The Company is a party to certain managed care contracts and provides medical care to its patients through owned and non-owned medical practices.  Accordingly, revenues under these contracts are reported as Management Service Organization (MSO) revenues, and the cost of provider services under these contracts are not included as a deduction to net revenues of the Company but are reported as an operating expense.  In connection with MSO operations, the Company is exposed to losses to the extent of its share (100% for Medicare Part B and 50% for Medicare Part A) of deficits, if any on its owned and non-owned managed medical practices.

Revenues for the six month period ended December 31, 1999 and years ended June 30, were as follows:

	Six Months Ended December 31, 1999	Years Ended June 30
		1999	1998

Patient revenues, net	$3,170,405	$9,606,854	$12,116,028
MSO revenues, net	6,838,390	8,862,826	1,643,462
Billing service revenues, net	12,000	31,817	265,774

	$	$	$

Advances from HMO

Advances represent amounts advanced from the HMO to the Company.  These advances are due on demand and are being repaid via offsets to future revenues earned from the HMO.

NOTE 1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Goodwill

In connection with its acquisitions of physician and ancillary practices, the Company has recorded goodwill of $2,644,446 and $4,801,562 as of December 31 and June 30, 1999, respectively, which is the excess of the purchase price over the fair value of the net assets acquired.  The goodwill is attributable to the general reputation of these businesses in the communities they serve, the collective experience of the management and other employees, contracts with health maintenance organizations, relationships between the physicians and their patients, patient lists and other similar intangible assets.  The Company evaluates the underlying facts and circumstances related to each acquisition in establishing amortization periods for the related goodwill.  The goodwill related to current and prior year’s acquisitions is being amortized on a straight-line basis over 10 years.

The Company continuously evaluates whether events have occurred or circumstances exist which impact the recoverability of the carrying value of long-lived assets and related goodwill, pursuant to Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of."

Trading Securities

The Company considers all investments in marketable equity securities acquired in its trading account as Trading Securities.  Accordingly, unrealized gains and losses are included as a component of earnings.  Realized gains or losses are computed based on specific identification of the securities sold.

Income Taxes

The Company accounts for income taxes according to Statement of Financial Accounting Standards No. 109, which requires a liability approach to calculating deferred income taxes.  Under this method, the Company records deferred taxes based on temporary taxable and deductible differences between the tax bases of the Company’s assets and liabilities and their financial reporting bases.  A valuation allowance is established when it is more likely than not that some or all of the deferred tax assets will not be realized.

Reclassification

Certain amounts in the unaudited financial statements for the six month period ended December 31, 1998 have been reclassified to conform with the December 31, 1999 financial statement presentation.

NOTE 1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

New Accounting Pronouncements

During 1998, the Company adopted Financial Accounting Standards Board (“FASB”) statement No. 131, “Disclosure about Segments of an Enterprise and Related Information.”  The Company has considered its operations and has determined that it operates in a single operating segment for purposes of presenting financial information and evaluating performance.  As such, the accompanying financial statements present information in a format that is consistent with the financial information used by management for internal use.

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities.  Among other provisions, SFAS No. 133 establishes accounting and reporting standards for derivative instruments and for hedging activities.  It also requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value.  SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000.  Management believes the adoption of SFAS No. 133 will not have a material effect on the Company's consolidated financial statements.

NOTE 2.

RESTATEMENT

Although the Company continues to negotiate with the Internal Revenue Service (IRS), and management believes that it will be successful in obtaining a waiver of any penalties relating to past due payroll taxes, it has restated its financial statements to give effect to such penalties as incurred as specified by statute.  If and when the Company obtains a formal notification of waiver from the IRS, the Company will, at that time record as income all penalties accrued to date.

The impact of the restatement on affected financial information in the balance sheet and the consolidated statement of operations at and for the six month period ended December 31, 1999, is as follows:

	As Previously Reported as of December 31, 1999	As Restated as of December 31, 1999

Accrued expenses	$2,793,466	$3,013,466
Total current liabilities	15,582,971	15,802,971
Accumulated deficit	23,293,109	23,513,109
Deficiency in assets	9,292,606	9,512,606

NOTE 2.

RESTATEMENT (Continued)

	As Previously Reported for the Six Months Ended December 31, 1999	As Restated for the Six Months Ended December 31, 1999

General and administrative expenses	$1,290,497	$1,510,497
Total expenses	13,829,744	14,049,744
Loss from operations	3,808,949	4,028,949
Net loss	5,994,486	6,214,486
Net loss per share, basic and diluted	0.55	0.58

NOTE 3.

ACQUISITIONS AND DISPOSALS

MIS

Effective August 31, 1996, the Company acquired MIS for $2,426,984.  The purchase price consisted of 585,000 shares of the Company's common stock (valued at $3 per share), $575,923 of notes payable, and related acquisition costs of $106,061.  The acquisition was accounted for as a purchase, and accordingly, the purchase price was allocated to the net assets acquired based on their estimated fair market values.  As a result of this acquisition, $2,513,627 was allocated to goodwill.

In addition to the purchase price the acquisition agreement provided for contingent consideration of 200,000 shares of common stock if MIS achieved earnings before interest, income taxes, depreciation and amortization ("EBITDA") in excess of $1,200,000 for the year ended June 30, 1997 or in excess of $1,500,000 for the year ended June 30, 1998, a total maximum contingent consideration of 400,000 shares, plus additional shares issuable in connection with a price guarantee based upon the company’s pre-tax earnings at the first and second anniversary of the transaction.  The Company was not liable for any contingent consideration associated with its acquisition of MIS.  Effective December 18, 1999, MIS was sold to its former owner in exchange for the settlement of all outstanding litigation with its former owner, the discharge of a note payable of approximately $185,000 and other amounts due to the former owner.  Also, the former owner agreed to assume certain liabilities of MIS.  In connection with this disposal, the Company recognized a loss of approximately $968,000 during the six months ended December 31, 1999.

NOTE 3.

ACQUISITIONS AND DISPOSALS (Continued)

Datascan

Effective September 30, 1996, the Company acquired Datascan for $1,170,529.  The purchase price consisted of 300,000 shares of the Company's common stock (valued at $3 per share), related acquisition costs of $42,529 and contingent consideration of 100,000 shares of the Company’s common stock (valued at $2.28) issued on June 30, 1997.  The acquisition was accounted for as a purchase, and accordingly, the purchase price was allocated to the net assets acquired based on their estimated fair market value.  As a result of this acquisition, $429,463 was allocated to goodwill. Effective December 31, 1999, Datascan was sold to its former owner in exchange for the settlement of all outstanding litigation and termination of all Executive Employment Agreements and all stock options held by the former owner.  The Buyer also assumed certain third party obligations of the Company.  In connection with this disposal, the Company recognized a loss of approximately $1,163,000 during the six months ended December 31, 1999.

Wand

Effective March 12, 1997, the Company acquired a medical practice (Wand) for $363,015.  The purchase price consisted of a cash payment of $120,000, 75,000 shares of the Company's common stock (valued at $3 per share) and related acquisition costs of $18,015.  The acquisition was accounted for as a purchase, and accordingly, the purchase price was allocated to the net assets acquired based on their estimated fair market value.  As a result of this acquisition, $10,525 was allocated to goodwill.  Effective July 1, 1998, Wand was sold to its former owner in exchange for the return of the initial 75,000 shares of the Company’s common stock.  Additionally, the buyer assumed certain liabilities of Wand.  In connection with this sale, the Company recognized a loss of approximately $200,000, which is included in loss on disposals of assets in the accompanying statement of operations for the year ended June 30, 1999.

Certain Assets of IFHC

Effective October 15, 1996, the Company acquired certain assets of IFHC.  The purchase price consisted of 50,000 shares of the Company’s common stock (valued at $3 per share) and the issuance of a 8% note payable in the amount of $150,000.  During 1998 the Company discontinued the operations of IFHC.  In connection therewith, certain assets of IFHC were sold in exchange for a $35,000 note receivable. Total amounts charged to operations in connection with closing these facilities totalled approximately $330,000 for the year ended June 30, 1998.

GMA

Effective July 1, 1997, the Company purchased all of the outstanding common stock of GMA for $1,720,306.  In exchange for the stock of GMA, the Company paid $300,000 cash, 216,154 shares of the Company’s common stock (valued at $4.37), entered into a note payable of $400,000 with the former shareholder of GMA, and incurred related acquisition costs of $75,713.  The acquisition was accounted for as a purchase, and accordingly, the purchase price was allocated to the net assets acquired based on their estimated fair market value.  The results of operations beginning July 1, 1997 are included in the Company’s statement of operations.  As a result of this acquisition, $98,475 was allocated to goodwill.

NOTE 3.

ACQUISITIONS AND DISPOSALS (Continued)

In addition to the purchase consideration, the acquisition agreement provides for two types of contingent consideration:  1) If the EBITDA of GMA for the years ended June 30, 1998 and 1999 equals or exceeds 80% of GMA's EBITDA for the twelve months ended June 30, 1997 (the "Targeted Amount"), there shall be released from escrow 104,615 and 52,308 additional shares, respectively, of the common stock of the Company.  In the event, however, that the EBITDA is less than the Targeted Amount, the seller of GMA is entitled to receive additional shares of the Company, as determined based upon a sliding scale down to 60%.  The Company was not liable for contingent consideration under this provision at June 30, 1998 or 1999;  2) If the gross proceeds from the sale of up to 200,000 shares of the Company’s common stock issued to the former owner of GMA (the Seller) amounted to less then $6.50 per share, the Company must make up the deficiency in cash.  In June 1999, the Company issued 225,000 shares of its common stock (valued at $1.65 per share) to the Seller in full satisfaction of this contingent consideration provision.  The Seller was entitled to sell 25,000 share blocks monthly, during the period July 1, 1999 through February 12, 2000.

The Practices

Effective April 1, 1998, the Company acquired two physician practices (the Practices) from Primedica Healthcare, Inc. (Primedica) for $2,431,123.  The purchase price consisted of a 7.5% note payable of $3,500,000, which is amortized over 20 years, with a balloon payment due on April 1, 2003 (the Promissory Note).  The Company discounted this Promissory Note $1,068,877 based upon the Company’s incremental borrowing rate at April 1, 1998 (16%) (see Note 9).  The acquisition was accounted for as a purchase, and accordingly, the purchase price was allocated to the net assets acquired based on their estimated fair market values.  The results of operations beginning April 1, 1998 are included in the Company’s statement of operations.  As a result of this acquisition, $1,588,349 was allocated to goodwill.

In connection with this acquisition, a Repurchase Election Agreement was signed, whereby Primedica may be required to repurchase the Practices at the end of five years in exchange for extinguishing the Company’s further obligations under the note payable, provided certain conditions are met, among the most significant of which is the requirement that the Company be in compliance with the terms of the Promissory Note.  Additionally, Primedica may elect not to be liable to repurchase the Practices if the net revenue derived from the purchased assets exceeds $6,000,000.

During 1999, the Company defaulted on the Promissory Note and a judgement was entered against the Company for $4,745,370.  Accordingly, the Promissory Note was increased to $4,745,370, and a loss of $2,206,448 was recorded in the result of operations for the year ended June 30, 1999.

NOTE 3.

ACQUISITIONS AND DISPOSALS (Continued)

Subsequent to June 30, 1999, the Company and Primedica reached a settlement whereby the Company agreed to pay Primedica $1,513,235, subject to a provision stating that if timely payments were not received by Primedica, the Company would be liable for $4,745,364.  On October 26, 1999, the Company was notified by Primedica that it was in default of this settlement agreement.  Effective August 2, 2000 the parties entered into a second stipulation for forbearance providing for a discount on amounts owed of $2,000,000 to $2,500,000 contingent upon timely weekly payments of $25,000 to Primedica.  In the event of a default by the Company in connection with the timely required payments, the Company shall be obligated to pay the full amount of the $4,745,364.  At December 31, 1999 the Company owed Primedica $4,524,462, which is included in current maturities of long-term debt.

Disposal of Dr. Glickman’s Practice

Effective January 31, 1999, one of the Company’s physician practices was sold to its former owner for $20,000 cash, the cancellation of a note payable to the former owner of $25,000 and the return of the initial 19,677 shares of the Company’s common stock and 19,677 additional shares held in escrow.  In connection with the disposal, the Company incurred a loss of approximately $142,000, which is included in loss on disposal of assets in the accompanying consolidated statement of operations for the year ended June 30, 1999.

Family Medical Plaza, Inc.

Pursuant to an asset purchase agreement effective December 1, 1998, the Company acquired certain assets and liabilities of Family Medical Plaza Inc.  The purchase price consisted of assumed liabilities of approximately $67,000 and the issuance of an 8% promissory note for approximately $38,000.  The acquisition was accounted for as a purchase, and accordingly, the purchase price was allocated to the net assets acquired based on their estimated fair market values.  The results of operations beginning December 1, 1998 are included in the Company’s statement of operations.  As a result of this acquisition  $12,622 was recorded as goodwill.

Advanced Healthcare, Inc.

Pursuant to an asset purchase agreement effective March 17, 1999, the Company acquired all operating assets and certain liabilities of Advanced Healthcare, Inc. for $512,000.  The purchase price consisted of assumed liabilities of approximately $387,000 and payments of approximately $90,000 in cash and 70,000 shares of the Company’s common stock (valued at $0.50 per share).  At June 30, 1999, the shares were held in escrow and subsequently were released from escrow and issued.  The acquisition was accounted for as a purchase, and accordingly, the purchase price was allocated to the net assets acquired based on their estimated fair market values.  The results of operations beginning March 17, 1999 are included in the Company’s statement of operations.  As a result of this acquisition $125,000 was recorded as goodwill.

NOTE 3.

ACQUISITIONS AND DISPOSALS (Continued)

Pro Forma - Unaudited

Unaudited pro forma results of operations, assuming the acquisition of Family Medical Plaza, Inc. and Advanced occurred as of the beginning of the fiscal year ended June 30, 1999 and June 30, 1998, after giving effect to certain adjustments such as the elimination of intercompany transactions resulting from the acquisitions were as follows:

	(Unaudited)	(Unaudited)
	June 30, 1999	June 30, 1998

Revenues	$19,749,497	$14,025,264
Net loss	($10,947,319)	($4,950,325)
Loss per share	($1.52)	($0.88)

The pro forma summary does not necessarily reflect the results of operations as they would have been if the companies had constituted a single entity during such periods.

Purchase of Dr. P. Sreekumar

Effective August 12, 1999, the Company acquired the medical practice of Dr. P. Sreekumar.  The purchase price consisted of assumed liabilities of approximately $300,000, cash of $200,000 and the issuance of a note payable in the amount of $300,000.  The acquisition was accounted for as a purchase, and accordingly, the purchase price was allocated to the net assets acquired based on their estimated fair market values.  The results of operations beginning August 13, 1999 are included in the Company’s statement of operations for the six month period ended December 31, 1999.  As a result of this acquisition approximately $700,000 was recorded as goodwill.

Purchase of Dr. Federgreen

Pursuant to an asset purchase agreement effective December 30, 1999, the Company acquired certain assets of the Medical practice of Dr. Federgreen. The purchase price consisted of a $120,000 note payable.  The acquisition was accounted for as a purchase and accordingly, the purchase price was allocated to the net assets acquired based on their estimated fair market values.  The results of operations beginning January 1, 2000 will be included in the Company’s statement of operations.  As a result of this acquisition approximately $120,000 was recorded as goodwill.

In addition to the purchase consideration, the Company is potentially liable for additional consideration based on the amount of adjusted pre-tax earnings for the first year of operations, on a scalable basis up to $60,000 if earnings are $225,000 or above.

NOTE 3.

ACQUISITIONS AND DISPOSALS (Continued)

Pro Forma - Unaudited

Unaudited pro forma results of operations, assuming the acquisition of the Sreekumar and Federgreen practices occurred as of the beginning of the six months periods ended December 31, 1999 and 1998, after giving effect to certain adjustments such as the elimination of intercompany transactions resulting from the acquisitions were as follows:

	(Unaudited) December 31, 1999	(Unaudited) December 31, 1998

Revenues	$10,560,795	$8,917,103
Net loss	($6,094,486)	($2,600,512)
Loss per share	($0.56)	($0.40)

The pro forma summary does not necessarily reflect the results of operations as they would have been if the companies had constituted a single entity during such periods.

NOTE 4.

PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	December 31, 1999	June 30, 1999

Machinery and medical equipment	$222,805	$1,694,841
Furniture and fixtures	531,721	254,154
Leasehold improvements	365,931	813,941
Computer and office equipment	425,259	492,589
Automobile equipment	61,380	160,086
	1,607,096	1
Less accumulated depreciation	(569,835)	(1,346,948)

	$1,037,261	$2,068,663

NOTE 4.

PROPERTY AND EQUIPMENT (Continued)

Property and equipment under capital leases consisted of the following:

	December 31, 1999	June 30, 1999

Machinery and equipment	$-	$3,137,399
Computer and office equipment	436,836	436,959
	436,836
Less accumulated amortization	(245,681)	(1,326,893)

	191,155	2,247,465

	$1,228,416	$4,316,128

NOTE 5.

INVESTMENTS

During the year ended June 30, 1999, the Company disposed of all investments in trading securities.  The change in unrealized gain (loss) on trading securities for the years ended June 30, 1999 and 1998 was $85,314 and ($131,817), respectively, and these changes are included in other income (expense) in the consolidated statements of operations.

Net realized losses on sales of trading securities for the periods ended June 30, 1999 and 1998 were $131,452 and $22,677, respectively, and are included in other income (expense) in the consolidated statements of operations.

NOTE 6.

OTHER CURRENT ASSETS

Alpha Clinical Laboratory Agreement

During October 1999, the Company entered into a management agreement with Alpha Clinical Laboratory (Alpha) to act as Alpha’s management company for a fee of 10% of Alpha’s collections.  Concurrently, the Company entered into an unconditional and irrevocable option to purchase or designate a third party to purchase at any time prior to October 31, 2000 all of the outstanding common stock of Alpha.  The designated purchase price shall be three times the pre-tax profit for the twelve-month period preceding the measurement date, and shall be payable with the Company’s common stock.  Subsequent to October 1999, the Company began advancing Alpha funds to support its operations.  At December 31, 1999 the Company had advanced approximately $210,000 to Alpha which is included in other current assets in the accompanying balance sheet.  On May 12, 2000 these advances, plus additional advances in 2000 were converted into a promissory note in the amount of $512,000.  The promissory note is payable upon demand, bears interest at 18% per annum, and is collateralized by substantially all of the assets of Alpha.

NOTE 7.

CAPITAL LEASE OBLIGATIONS

The Company is obligated under capital leases relating to certain of its property and equipment.  Future minimum lease payments for capital lease obligations as of December 31 were as follows:

2000	$466,539
2001	226,768
2002	141,394
2003	109,041
2004	75,461

Less amount representing interest	191,594
827,609
Less current maturities	378,094

$449,515

NOTE 8.

LINE OF CREDIT FACILITIES

In September 1997, the Company entered into an accounts receivable funding program (the Program) with a financing company.  The Program allowed for advances to the Company of up to 85% of the expected collections from third party payers on eligible accounts receivable of GMA, as defined.  Outstanding amounts under this credit facility are collateralized by the eligible accounts receivable.  The Program bears interest at 12% and repayments are made directly through a lock box arrangement.  At June 30, 1999, $132,231 was outstanding under this Program, which was repaid in July 1999 and the Program was canceled.

During June 1999, the Company entered into a three year line of credit agreement providing for maximum borrowings not to exceed $2,000,000.  Any outstanding amounts under this credit facility are collateralized by substantially all assets of the Company and the Company can borrow up to 85% of eligible accounts receivable, as defined.  This facility bears interest at prime plus 4% (12.50% and 11.75% at December 31 and June 30, 1999, respectively) and repayments are made directly through a lock box arrangement.  At December 31, 1999 $1,520,668 was outstanding on this credit facility.  At June 30, 1999 no amounts were outstanding on this credit facility.

NOTE 9.

LONG-TERM DEBT

Long-term debt consisted of the following:

	December 31, 1999	June 30, 1999

Promissory note to Primedica in connection with the acquisition of assets on April, 1998; stated interest at 7.5%; original note balance of $3,500,000; note is in default and carried at the default amount (See Note 3); due on demand.	$4,524,462	$4,745,370
Note payable to former owner of MIS; interest at 6.5%; principal and interest payment of $213,000 was due April 1, 1998; unsecured; during 1998 and 1999 the note was in default; interest was increased to 18%. Effective December 18, 1999, the note was discharged as part of the sale of MIS. (see Note 3).	-	185,000
Note payable to former owner of GMA and shareholder of the Company; interest at 8%; payable in monthly installments of $37,834 commencing in August, 1998; collateralized by substantially all assets of GMA; prior to August 1998 the note required only monthly interest payments; at December 31, 1999 and June 30, 1999 in default and; due on demand. (Notes 10 and 16)	712,615	329,194
Note payable to former owner of Advanced; non-interest bearing; due and payable on April 30, 1999; at June 30, 1999 in default and; due on demand. Repaid during the six months ended December 31, 1999 for $40,000 and the release of 70,000 shares held in escrow.	-	75,000
Note payable to HMO in connection with the Advanced acquisition (see Note 3); interest at 6%, increased to 14% if note defaults; payable in 60 monthly installments of $7,489 commencing May 1, 1999; collateralized by accounts receivable and property and equipment.	371,620	377,223
Promissory note to former owner of Family Medical Plaza; interest at 8%, due and payable on March 14, 1999; at June 30, 1999 in default and due on demand. Subsequently, a settlement was reached, revised terms reduce installments of $2,500 commencing on August 15, 2000.	45,000	37,756

NOTE 9.

LONG-TERM DEBT (Continued)

	December 31, 1999	June 30, 1999

Note payable to an individual; unsecured; stock-based interest of 23%; due on demand. Repaid on July 1, 1999 in full with 45,500 shares of the Company’s common stock issued in lieu of interest.	-	200,000
Note payable to former officer of MIS in connection with severance agreement; due on March 1, 1999; non-interest bearing unless defaults occurs, then interest shall be 5% above the prime rate; at December 31, 1999 and June 30, 1999 in default and; due on demand.	170,000	195,000
Note payable to former owner of Federgreen practice; non-interest bearing; payable in installments of $10,000 commencing January 2000.	120,000	-
Note payable to former owner of Sreekumar practice; non-interest bearing; collateralized by the assets of the practice; due and payable on August 12, 2000 in cash or common stock.	300,000	-
Various installment notes payable; interest ranging from 9.7% to 10.13%; collateralized by various automobiles; due September 2001 through August 2002.	44,545	44,545
Equipment notes payable to bank; interest ranging from 9.5% to 10.48%; collateralized by medical testing equipment; due August, 2000 through November, 2000.	53,035	53,035
Notes payable with interest at 17.5%, due in six monthly installments beginning July 2000. The holders of these notes have the right to convert the outstanding obligations to common stock at $0.50 per share at any time.	125,000	-
Notes payable with interest at 11.5% payable in three monthly installments of $10,000 beginning January 2000 and thereafter nine monthly installments of $19,688 and collateralized by substantially all assets of the Company.	193,604	-
	6,659,881	6,242,123
Less current maturities	6,366,181	5,764,221

Long-term debt	$293,700	$477,902

NOTE 9.

LONG-TERM DEBT (Continued)

Aggregate maturities of long-term debt for subsequent years as of December 31, are as follows:

2000	$6,366,181
2001	90,615
2002	87,815
2003	85,344
2004	29,926

$

NOTE 10.

RELATED PARTY TRANSACTIONS

Office Rent

The Company rented one of its office facilities from an individual who is the former majority owner of MIS and director of the Company, and another office facility from a company owned 50% by this individual.  Total rent expense related to these leases amounted to approximately $105,000 for the six month period ended December 31, 1999 and $269,000 and $235,000 for the years ended June 30, 1999 and 1998.  These leases were canceled in December 1999 (See Note 3).

Due to Related Parties

During 1998, the Company entered into an agreement with an entity controlled by the current President of the Company (Related Consultant).  Under the agreement, the Related Consultant provides consulting services to the Company.  Fees and expenses paid to the Related Consultant for services amounted to approximately $60,000 for the six month period ended December 31, 1999 and $142,000 for the year ended June 30, 1999.  As of December 31, 1999, approximately $85,000 was owed to the Related Consultant.

For the six month period ended December 31, 1999 and the year ended June 30, 1999, approximately $26,000 and $220,000, respectively of Company expenses were paid by the former owner of GMA, who is presently a shareholder of the Company.  At December 31, 1999, $220,000 of these amounts were included in long-term debt in the accompanying balance sheet.  At December 31, 1999 and June 30, 1999, approximately $26,000 and $220,000 of these amounts were included in due to related parties in the accompanying balance sheet.

NOTE 11.

INCOME TAXES

The components of income taxes were as follows:

	Six months ended December 31, 1999	Year Ended June 30, 1999	Year Ended June 30, 1998

Current Benefit
Federal	$-	$-	$-
State	-	-	-

Deferred Benefit
Federal	1,669,000	3,353,000	1,787,000
State	288,000	381,000	183,000

Increase in Valuation Allowance	(1,957,000)	(3,734,000)	(1,970,000)

Income Tax Benefit	$-	$-	$-

The effective tax rate for six months ended December 31, 1999, differed from the federal statutory rate due to state income tax benefits of approximately $288,000, an increase in the valuation allowance of approximately $1,957,000 and permanent and other differences of approximately $457,000.

The effective tax rate for the year ended June 30, 1999 differed from the federal statutory rate due to state income tax benefits of approximately $381,000, an increase in the valuation allowance of approximately $3,734,000 and permanent and other differences of approximately $156,000.

The effective tax rate for 1998 differed from the federal statutory rate due to state income tax benefits of approximately $183,000, a net increase in the valuation allowance of approximately $1,970,000, and permanent and other differences of approximately $49,000.

The Company has net operating loss carryforwards totalling approximately $23,200,000, expiring in various years through 2019.

NOTE 11,

INCOME TAXES (Continued)

At December 31, and June 30, 1999, approximate deferred tax assets and liabilities were as follows:

	December 31, 1999	June 30, 1999

Deferred tax assets:
Allowances for doubtful accounts	$868,000	$1,560,000
Amortization	-	101,000
Net operating loss carryforward	8,707,000	6,619,000
Total deferred tax assets	9,575,000

Deferred tax liabilities:
Cash basis subsidiaries	674,000	914,000
Depreciation	14,000	436,000
Total deferred tax liabilities	688,000	1,350,000

Net deferred tax asset	8,887,000	6,930,000
Less valuation allowance	(8,887,000)	(6,930,000)

	$-	$-

NOTE 12.

DEFICIENCY IN ASSETS

At December 31, 1999 and June 30, 1999, the Company has authorized 40,000,000 shares of par value $.001 common stock, with 12,111,888 and 9,351,765 shares issued and outstanding, respectively.  Additionally, the Company has authorized 10,000,000 shares of preferred stock.

The Company completed an initial public offering of its common stock effective February 13, 1997, and issued 825,000 shares of common stock at a price of $6.00 per share.  As part of the offering, the Company issued 1,650,000 redeemable common stock purchase warrants at a purchase price of $0.15 per warrant plus 247,500 additional warrants under an over-allotment agreement, also at $0.15 per warrant.  Each warrant entitled the holder to purchase one share of common stock at $7.00 per share during the four year period commencing thirty days after the effective date of the offering.  The initial public offering generated net proceeds to the Company of $3,428,645.

At December 31, 1999 and June 30, 1999, the Company has 3,517,625 warrants outstanding.

NOTE 12.

DEFICIENCY IN ASSETS (Continued)

During 1998, the Company completed two separate placements of non-voting preferred stock.  The Company has authorized 30,000 shares of Series A preferred stock, par value $.001, of which 5,000 were issued during the year ended June 30, 1998.  Each share of Series A preferred stock has a stated value of $100 and pays dividends equal to 10% of the stated value per annum.  At December 31, 1999 and June 30, 1999, the aggregate and per share amounts of cumulative dividend arrearages were approximately $150,000 and $30 and $92,000 and $18.40, respectively.  Each share of Series A preferred stock is convertible into shares of common stock at the option of the holder at the lesser of 85% of the average closing bid price of the common stock for the ten trading days immediately preceding the conversion or $6.00.  The Company has the right to deny conversion of the Series A preferred stock, at which time the holder shall be entitled to receive and the Company shall pay additional cumulative dividends at 5% per annum, together with the initial dividend rate to equal 15% per annum.  For the year ended June 30, 1998, gross proceeds from this issuance amounted to $500,000, less commissions and costs of $40,000.  At December 31, 1999 and June 30, 1999 there were 5,000 series A preferred shares issued and outstanding.  In the event of any liquidation, dissolution or winding up of the Company, holders of the Series A preferred stock shall be entitled to receive a liquidating distribution before any distribution may be made to holders of common stock of the Company.

The Company has also designated 7,000 shares of preferred stock as Series B preferred stock, with a stated value of $1,000 per share.  During 1998, 1,200 shares of Series B preferred stock were issued.  Holders of the Series B preferred stock are entitled to receive, whether declared or not, cumulative dividends equal to 5% per annum.  At December 31, 1999, the aggregate and per share amounts of cumulative dividend arrearages was $57,503 and $114.81, respectively.  Each share of Series B preferred stock is convertible into such number of fully paid and nonassessable shares of common stock as is determined by dividing the stated value by the conversion price.  The conversion price shall be the lesser of the market price, as defined or $4.00.  For the year ended June 30, 1998, gross proceeds from the issuance of series B preferred stock amounted to $1,200,000, less commissions and costs of $84,946.  From September 1998 to May 1999, 700 shares of series B preferred stock were converted into 1,297,305 shares of the Company’s common stock at various prices.  At June 30, 1999, there were 500 shares of series B preferred stock issued and outstanding.  During October 1999, the remaining 500 shares of series B preferred stock were converted into 2,300,000 shares of the Company’s common stock.  There were no series B preferred shares outstanding at December 31, 1999.

NOTE 13.

STOCK OPTIONS

The Company adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation,” (“SFAS 123”) in 1997.  The Company has elected to continue using Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” in accounting for employee stock options.  Accordingly, compensation expense has been recorded to the extent that the market value of the underlying stock exceeded the exercise price at the date of grant.  For the six month period ended December 31, 1999 compensation costs related to stock options amounted to approximately $97,200.  For the years ended June 30, 1999 and 1998, compensation costs related to stock options amounted to approximately $729,600 and $127,000, respectively.

Stock option activity for the six month period ended December 31, 1999 was as follows:

	Number of Options	Weighted Average Exercise Price

Balance, June 30, 1999	2,383,842	$4.27
Granted during period	507,000	$0.37
Exercised and returned during period	-	$-
Forfeited during period	(247,150)	$4.29
Balance, end of period	2,643,692	$3.70
Exercisable at end of period	1,907,554	$3.54

The following table summarizes information about stock options outstanding at December 31, 1999:

	Options Outstanding		Options Exercisable
Exercise Price	Number of Options	Weighted Average Remaining Contractual Life	Number of Options	Weighted Average Remaining Contractual Life
$0.100 - $1.000	1,333,125	4.1	634,004	4.3
$1.250 - $2.000	217,000	4.2	227,333	4.2
$2.500 - $3.000	491,017	3.2	471,317	3.0
$3.125 - $5.000	147,050	3.3	139,400	3.1
$5.250 - $8.000	280,000	2.9	260,000	2.7
$9.000 - $18.000	175,500	3.2	175,500	3.2

NOTE 13.

STOCK OPTIONS (Continued)

The weighted average fair value per option as of grant date was $0.12 for stock options granted during the six months period ended December 31, 1999.  The determination of the fair value of all stock options granted during the six month period ended December 31, 1999 was based on (i) risk-free interest rate of 6.1%, (ii) expected option lives ranging from 5 to 7 years, depending on the vesting provisions of each option, (iii) expected volatility in the market price of the Company’s common stock of 100%, and (iv) no expected dividends on the underlying stock.

The following table summarizes the pro forma consolidated results of operations of the Company as though the fair value based accounting method in SFAS 123 had been used in accounting for stock options.

Period ended December 31, 1999

Net loss	($6,272,057)

Net loss per share	($ 0.58)

Stock option activity for the year ended June 30, 1999 was as follows:

	Number of Options	Weighted Average Exercise Price

Balance, June 30, 1998	1,458,250	$5.02
Granted during year	1,331,975	$1.20
Exercised and returned during year	(260,500)	$0.44
Forfeited during year	(145,883)	$8.62
Balance, end of year	2,383,842	$4.27
Exercisable at end of year	1,928,792	$4.00

The following table summarizes information about stock options outstanding at June 30, 1999:

	Options Outstanding		Options Exercisable
Exercise Price	Number of Options	Weighted Average Remaining Contractual Life	Number of Options	Weighted Average Remaining Contractual Life
$0.100 - $1.000	814,925	5.0	537,542	4.8
$1.250 - $2.000	237,250	4.7	214,083	4.6
$2.500 - $3.000	629,117	3.7	582,517	3.5
$3.125 - $5.000	147,050	3.8	135,400	3.6
$5.250 - $8.000	380,000	3.7	299,250	3.3
$9.000 - $18.000	175,500	3.7	160,000	3.6

NOTE 13.

STOCK OPTIONS (Continued)

The weighted average fair value per option as of grant date was $0.80 for stock options granted during the fiscal year ended June 30, 1999.  The determination of the fair value of all stock options granted during the fiscal year ended June 30, 1999 was based on (i) risk-free interest rate of 6.1%, (ii) expected option lives ranging from 5 to 7 years, depending on the vesting provisions of each option, (iii) expected volatility in the market price of the Company’s common stock of 100%, and (iv) no expected dividends on the underlying stock.

The following table summarizes the pro forma consolidated results of operations of the Company as though the fair value based accounting method in SFAS 123 had been used in accounting for stock options.

	Year ended June 30, 1999	Year ended June 30, 1998

Net loss	($10,588,216)	($5,415,226)

Net loss per share	($ 1.47)	($ 0.97)

During the year ended June 30, 1999, 252,318 options were exercised, with net proceeds to the Company of $90,000, plus the return of 8,182 options.  During the year ended June 30, 1998, 470,602 options were exercised with net proceeds of $4,430 to the Company, plus the return of 14,398 options.

NOTE 14.

COMMITMENTS AND CONTINGENCIES

Leases

The Company leases office and medical facilities under various non-cancelable operating leases.  Approximate future minimum payments under these leases for the years ended December 31, are as follows:

2000	$400,000
2001	248,000
2002	244,000
2003	173,000
2004	139,000
Thereafter	245,000

Total	$

NOTE 14.

COMMITMENTS AND CONTINGENCIES (Continued)

Employment Contracts

The Company has employment contracts with certain executives, physicians and other clinical and administrative employees.  Future annual minimum payments under these employment agreements for the years ended December 31, are as follows:

2000	$471,000
2001	154,000
2002	121,000
2003	96,000
2004	4,000

$

Other Litigation

During 1998 a marketing company (the Marketer) filed a complaint against the Company seeking to enforce a written letter agreement regarding marketing and other services.  The complaint seeks damages of approximately $125,000 plus interest, costs and attorneys fees.  The Company has filed defenses and a counterclaim alleging that the Marketer did not perform as required under the agreement, and is not entitled to the amount claimed. Although the Company believes it has meritorious defenses against this complaint, management is unable to determine the likelihood of an unfavorable outcome and an estimate of the amount of any potential loss, if any.

Other Contingencies

At December 31, 1999 and June 30, 1999, the Company had recorded accrued payroll taxes and interest and penalties of approximately $1,510,000 and $598,000, respectively, which are included in accrued expenses in the accompanying balance sheet.  The Company has requested an IRS agent be assigned to this matter and intends to negotiate a payment plan to repay this amount.

NOTE 15.

CONCENTRATIONS

Revenue Concentration

During the year ended June 30, 1999 and 1998 one HMO accounted for approximately 48% and 12% of revenue, respectively.  Revenue from this HMO, for the six months ended December 31, 1999 were approximately 68% of total sales.  The loss of this HMO could affect the operating results of the Company.

NOTE 16.

SUBSEQUENT EVENTS

Effective January 1, 2000, the Company issued 3,500,000 shares of common stock to the former owner of GMA, who is a shareholder of the Company in satisfaction of all outstanding obligations to this individual, approximating $713,000.

Subsequent to December 31, 1999, the Company granted 2,765,000 options under consulting, employee compensation agreements and settlements with exercise prices from $0.30 to $4.50 which expire from August 2000 through January 2007.

METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2002 AND DECEMBER 31, 2001

ASSETS	September 30, 2002 (Unaudited)	December 31, 2001 (Audited)
CURRENT ASSETS
Cash and equivalents	$ 219 , 066	$393,968
Accounts receivable, net of allowances	14,305,882	13,362,782
Inventory	1,276,777	697,489
CDs-restricted	6 00,000	--
CDs receivable-restricted	400,000	--
Other current assets	499,855	451,627
Total current assets	17, 301 , 580	14,905,866
PROPERTY AND EQUIPMENT, net	1,227,894	1,336,168
GOODWILL, net	1,993,824	2,977,874
OTHER ASSETS	350,001	142,767
TOTAL ASSETS	$ 2 0 , 873 , 299	$19,362,675

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$4 , 110 , 919	$4,076,628
Advances from HMO	663,953	1,152,953
Payroll taxes payable	3,387 , 185	2,631,179
Accrued expenses	876,838	1,000,976
Notes payable	1,387,205	--
Current maturities of capital lease obligations	123,958	106,002
Current maturities of long-term debt	578,751	828,788
Total current liabilities	1 1 , 128 , 809	9,796,526
CAPITAL LEASE OBLIGATIONS	134,705	197,103
LONG-TERM DEBT	2,769,089	689,812
CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, par value $.001 per share; stated value $100 per share;
10,000,000 shares authorized; 5,000 issued and outstanding	500,000	500,000
Common stock, par value $.001 per share; 80,000,000 shares authorized;
31, 364 , 127 and 27,479,087 issued and outstanding	31, 364	27,479
Additional paid-in capital	29, 840 , 403	26,044,905
Accumulated deficit	(23,188,126)	(17,575,786)
Common stock issued for services to be rendered	(342,945)	(317,364)
Total stockholders’ equity	6,840,696	8,679,234
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 2 0 , 873 , 299	$19,362,675

See accompanying notes - unaudited

METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

	Nine Months Ended		Three Months Ended
	SEPTEMBER 30, 2002	SEPTEMBER 30, 2001	SEPTEMBER 30, 2002	SEPTEMBER 30, 2001
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

REVENUES	$114,723,677	$92,357,885	$37,709,460	$32,321,966
EXPENSES
Direct medical costs	93,090,296	78,619,733	29,860,948	27,252,555
Cost of sales	7,016,852	435,722	2,364,929	417,339
Payroll, payroll taxes and benefits	8,614,815	4,515,856	2,750,196	1,756,108
Medical supplies	1,414,464	55,236	643,798	27,376
Depreciation and amortization	797,529	612,122	264,941	201,853
Consulting expense	1,961,090	605,841	598,177	315,804
General and administrative	4,456,542	2,224,134	1,536,087	719,260
Total expenses	117,351,588	87,068,644	38,019,076	30,690,295
INCOME (LOSS) BEFORE OTHER INCOME (EXPENSE)	(2,627,911)	5,289,241	(309,616)	1,631,671
OTHER INCOME (EXPENSE):
Interest and penalty expense	(1,664,498)	(492,063)	(396,425)	(141,289)
Other income	62,294	19,796	29,973	7,797
Total other income (expense)	(1,602,204)	(472,267)	(366,452)	(133,492)
INCOME (LOSS) FROM CONTINUING OPERATIONS	(4,230,115)	4,816,974	(676,068)	1,498,179
DISCONTINUED OPERATIONS: Loss from operations of discontinued operations	(481,901)	(405,787)	(412,833)	(107,667)
Loss on disposal of discontinued operations	(900,324)	---	(900,324)	---
LOSS FROM DISCONTINUED OPERATIONS	(1,382,225)	(405,787)	(1,313,157)	(107,667)
NET INCOME (LOSS) BEFORE INCOME TAXES	(5,612,340)	4,411,187	(1,989,225)	1,390,512
INCOME TAXES	---	63,827	---	63,827
NET INCOME (LOSS)	$(5,612,340)	$4,347,360	$(1,989,225)	$1,326,685
Weighted Average Number of Common Shares
Outstanding	30,068,891	$25,333,662	31,273,935	$27,241,510
Income (Loss) from continuing operations	$(0.14)	$0.19	$(0.02)	$0.05
Loss from discontinued operations	$(0.05)	$(0.02)	$(0.04)	$0.00
Net earnings (loss) per share – basic	$(0.19)	$0.17	$(0.06)	$0.05
Net earnings (loss) per share – diluted	$(0.19)	$0.15	$(0.06)	$0.04

See accompanying notes - unaudited

METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001

	SEPTEMBER 30, 2002	SEPTEMBER 30, 2001
	(U naudited )	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$ ( 5, 6 12 , 340 )	$4,347,360
Adjustments to reconcile net income (loss) to net cash
used in operating activities:
Provision for bad debt and additional IBNR	3, 78 6, 971	200,000
Loss on disposal of discontinued operation	900,324	--
Write-down of goodwill	22,209	--
Depreciation and amortization	1,087,299	661,800
Interest expense on beneficial conversion feature	808,372	--
Stock and warrants issued in lieu of cash for services	264,451	311,097
Changes in assets and liabilities:
Accounts receivable, net	( 4, 730 , 071 )	(7,917,195)
Inventory	(579 , 288 )	--
Other current assets	(48 , 228 )	(569,597)
Other assets	(640,469)	(69,708)
Accounts payable and accrued expenses	884, 588	(282,043)
Payroll taxes payable	756,006	(200,862)
Due to related parties	--	(105,800)
Unearned revenue	--	(906,944)
Total adjustments	2,512,164	(8,879,252)
Net cash used in operating activities	( 3, 100,176)	(4,531,892)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of restricted CDs	(600,000)	--
Capital expenditures	(263 , 481)	(414,343)
Net cash used in investing activities	(863,481)	(414,343)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net repayments on line of credit	--	(76,104)
Borrowings on notes payable	5, 026,357	198,391
Repayments on notes payable	(1,063 ,014)	(279,039)
Net borrowings (repayments) on capital leases	(92 , 867)	83,936
Proceeds from issuance of stock	530,105	5,177,375
Proceeds from exercise of options	67	386,583
Cash paid for stock price guarantee on settlement of debt	(122,893)	--
Repayments on advances from HMO	(489, 00 0 )	(140,202)
Net cash provided by financing activities	3,788,755	5,350,940
NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS	(174,902)	404,705
CASH AND EQUIVALENTS – BEGINNING	393,968	44,724
CASH AND EQUIVALENTS – ENDING	$219 ,066	$449,429

See accompanying notes - unaudited

METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE  1.  BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and such adjustments are of a normal recurring nature. Operating results for the three and nine months ended September 30, 2002 are not necessarily indicative of the results that may be expected for the year ending December 31, 2002.

The audited financial statements at December 31, 2001, which are included in the Company’s Form 10-KSB, should be read in conjunction with these condensed consolidated financial statements.

SEGMENT REPORTING

The Company applies Financial Accounting Standards Boards (“FASB”) statement No. 131, “Disclosure about Segments of an Enterprise and Related Information”. The Company has considered its operations and has determined that it operates in three operating segments for purposes of presenting financial information and evaluating performance, PSN (managed care and direct medical services), pharmacy and clinical laboratory. As such, the accompanying financial statements present information in a format that is consistent with the financial information used by management for internal use.

INCOME TAXES

The Company accounts for income taxes according to Statement of Financial Accounting Standards No. 109, which requires a liability approach to calculating deferred income taxes. Under this method, the Company records deferred taxes based on temporary differences between the tax bases of the Company’s assets and liabilities and their financial reporting bases. A valuation allowance is established when it is more likely than not that some or all of the deferred tax assets will not be realized.

The effective tax rate for the nine months ended September 30, 2002 differed from the federal statutory rate due principally to an increase in the deferred tax asset valuation allowance.

REVENUES

Revenues are recorded when services are rendered or pharmacy products are sold. Revenues from one health maintenance organization ( HMO ) accounted for approximately 91 % and 98% of the Company’s total revenues for the quarters ended September 30, 2002 and 2001, and 90% and 98% for the nine months then ended.

Contracts with the HMO in the South Florida and Daytona markets renew automatically unless cancelled by either party with 120-day notice.  These contracts expire December 31, 2002, however the contracts have been renewed for one year effective January 1, 2003.  The Company expects the contracts to continue for the foreseeable future.

RECLASSIFICATION

Certain amounts reported in the comparative financial statements have been reclassified to conform with the presentation for the periods ended September 30, 2002.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ACCOUNTS RECEIVABLE

Accounts receivable at September 30, 2002 and December 31, 2001 were as follows:

	September 30, 2002	December 31, 2001
HMO accounts receivable , net	$11,037,000	$10,540,000
Non HMO accounts receivable , net	3,269 ,000	2,823,000
Accounts receivable	$14, 306 ,000	$13,363,000

In the health care environment, it is almost always at least reasonably possible that accounts receivable estimates could change in the near term as a result of one or more future confirming events .   With regard to revenues, expenses and resulting accounts receivable arising from agreements with the HMO, the Company estimates amounts it believes will ultimately be realizable through the use of judgments and assumptions about future decisions. Programs with the HMO are sometimes complex and at times subject to different interpretation by the Company and the HMO. As a result certain revenue and cost estimates during the quarter may be settled for amounts different than previously estimated.  To assist it in its efforts to estimate and ultimately collect amounts due from the HMO, the Company has contracted with several outside consultants that have worked closely with the HMO or other HMOs for extended periods of time ..  These consultants provide numerous services including, but not limited to, HMO revenue, expense and accounts receivable analysis and monthly claims and contestation analysis.

Direct HMO medical expenses are based in part upon estimates of claims incurred but not reported (IBNR) and estimates of retroactive adjustments to be applied by the HMO. The IBNR estimates are made by the HMO utilizing actuarial methods and are continually evaluated by management of the Company, based upon its specific claims experience.  This evaluation is typically in conjunction with the Company’s outside consultants. During the quarter ended June 30, 2002, as part of the Company’s periodic review of medical claims, which are retroactively applied to the period in which they were incurred, management determined that the IBNR previously estimated were not sufficient to cover approximately $2.0 million in retroactive claims that were charged to the Company.  Accordingly, an adjustment to medical costs was recorded to cover the estimated IBNR shortfall.   The estimates of retroactive adjustments to be applied by the HMO are based upon i) current agreements with the HMO to modify certain amounts previously charged to the Company and ii) Company estimates of certain charges the HMO has agreed were charged at incorrect rates but has not yet quantified.

The HMO has agreed to certain credits in their entirety and to analyze other amounts it has not yet quantified on certain past transactions.  The HMO is in the process of quantifying past transactions charged at incorrect rates.  In connection therewith, management has established a reserve of approximately $1.5 million against the estimated net credits (aggregating $ 8.6 mil lion) and therefore $ 7.1 million is included in accounts receivable, net of allowances.  The estimated credits currently outstanding relate to the years from 2000 to the present .  Management is in the process of, and intends to pursue collection of all estimated retroactive adjustments. Management believes its estimates of IBNR claims and estimates of retroactive adjustments are reasonable, however, it is reasonably possible the Company's estimate of these costs could change in the near term, and those changes may be material.

In addition to the retroactive adjustments, from time to time the Company is charged by the HMO for certain medical expenses which the Company believes it is not liable for . In connection therewith, the Company, through its outside consultants, is contesting certain costs aggregating approximately $10.9 million. Management’s estimate of recovery on these contestations is determined based upon its and the consultants’ judgment, and their consideration of several factors including the nature of the contestations, historical recovery rates and other qualitative factors. Accordingly, accounts receivable due from the HMO includes approximately $2.2 million, which represents estimated recovery of 20% of 2000, 2001 and 2002 contestations outstanding at September 30, 2002. It is reasonably possible the Company’s estimate of these recoveries could change in the near term, and those changes may be material.

Under the contracts with the HMO, the Company receives payments from the HMO, net of direct medical costs paid on behalf of the Company, on a monthly basis.  From time to time the HMO will also make advances to the Company.  Payments on adjustments are paid as processed by the HMO.  However, as it is sometimes difficult to quantify these adjustments, payment can often be delayed for extended periods.

Non-HMO accounts receivable, aggregating approximately $ 7.7 million at September 30, 2002 relate principally to prescription sales and medical services provided on a fee for service basis, and are reduced by amounts estimated to be uncollectible (approximately $4 ..4 million ). Management’s estimate of uncollectible amounts is based upon its analysis of historical collections and other qualitative factors, however it is reasonable possible the Company’s estimate of uncollectible amounts could change in the near term, and those changes may be material.   Non-HMO accounts receivable included approximately $4.6 million from discontinued operations, of which $3.8 million is estimated to be uncollectible.

Non-HMO accounts receivable are typically uncollateralized customer obligations due under normal trade terms requiring payment within 30-90 days from the invoice date.  The Company does not charge late fees or penalties on delinquent invoices, however it continually evaluates the need for a valuation allowance (Allowance).  The Allowance reflects management’s best estimate of the amounts that will not be collected.  Management reviews all non-current accounts receivable balances on an ongoing basis and , based on this assessment of current creditworthiness, estimates the portion, if any, that will not be collected.   It is reasonably possible that some or all of these estimates could change in the near term by an amount that could be material to the financial statements.

NET INCOME PER SHARE

The Company applies Statement of Financial Accounting Standards No. 128, “Earnings Per Share” (FAS 128) which requires dual presentation of net income per share; Basic and Diluted. Basic earnings per share is computed using the weighted average number of common shares outstanding during the period; 3 1,273,935 and 30,068,891 for the three and nine months ended September 30 , 2002. Diluted earnings per share is computed using the weighted average number of common shares outstanding during the period adjusted for incremental shares attributed to outstanding options and warrants to purchase shares of common stock ..  Outstanding stock equivalents were not considered in the calculation of diluted earnings (loss) per common share for the three and nine months ended September 30, 2002, as their effect would have been anti-dilutive.

	Nine Months Ended		Three Months Ended
	9/30/02	9/30/01	9/30/02	9/30/01

Net Income (loss)	$(5,612,340)	$ 4,347,360	$(1,989,225)	$1,326,685
Less: Preferred stock dividend	--	(37,500)	--	(12,500)
Income (loss) available to common shareholders	$(5,612,340)	$4,309,860	$(1,989,225)	$1,314,185
Denominator:
Weighted average common shares outstanding	30,068,891	25,333,662	31,273,935	27,241,510
Basic earnings (loss) per common share	$(0.19)	$0.17	$(0.06)	$0.05

Net Income (loss)	$(5,612,340)	$ 4,347,360	$(1,989,225)	$1,326,685
Interest on convertible securities	--	32,327	--	10,471
	$(5,612,340)	$4,379,687	$(1,989,225)	$1,337,156
Weighted average common shares outstanding	30,068,891	28,590,688	31,273,935	30,520,870
Diluted earnings (loss) per common share	$(0.19)	$0.15	$(0.06)	$0.04

NEW ACCOUNTING PRONOUNCEMENTS

In June 2001, the Financial Accounting Standards Board (“FASB”) issued three new pronouncements: Statement of Financial Accounting Standards (“SFAS”) No 141, “Business Combinations,” SFAS No. 142, “Goodwill and Other Intangible Assets” and SFAS No. 143, “Accounting for Asset Retirement Obligations.” In August 2001, the FASB issued SFAS No. 144, “Accounting for the impairment or Disposal of Long-Lived Assets.” SFAS No. 141 is effective as follows: a) use of the pooling-of-interest method is prohibited for business combinations initiated after June 30, 2001; and b) the provisions of SFAS 141 apply to all business combinations accounted for by the purchase method that are completed after June 30, 2001 (that is, the date of the acquisition is July 2001 or later). There are also transition provisions that apply to business combinations completed before July 1, 2001, that were accounted for by the purchase method. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001 for all goodwill and other intangible assets recognized in an entity’s statement of financial position at that date, regardless of when those assets were initially recognized.

SFAS No. 142 specifies that goodwill and some intangible assets will no longer be amortized but instead will be subject to periodic impairment testing.  The Company adopted certain provisions of these pronouncements effective July 1, 2001, as required for goodwill and intangible assets acquired in purchase business combinations consummated after June 30, 2001.  The Company adopted the remaining provisions of SFAS 141 and SFAS 142 effective January 1, 2002.  There was not a cumulative transition adjustment upon adoption as of July 1, 2001 or January 1, 2002 .. SFAS 141 an d SFAS 142 required the Company to perform the following as of January 1, 2002; (i) review goodwill and intangible assets for possible reclass ifications ; (ii) reassess the lives of intangible assets; and (iii) perform a transitional goodwill impairment test.  The Company has reviewed the balances of goodwill and identifiable intangibles and determined that the Company does not have any amounts that are required to be reclass ified from goodwill to identifiable intangibles, or vice versa.  The Company has also reviewed the useful lives of its identifiable intangible assets and determined that the original estimated lives remain appropriate.  The Company has completed the transitional goodwill impairment test and has determined that the Company did not have a transitional impairment of goodwill.

As required by SFAS 142, the Company has not amortized goodwill associated with acquisitions completed after June 30, 2001, or any period presented and ceased amortization of goodwill associated with acquisitions completed prior to July 1, 2001, effective January 1, 2002.  Prior to January 1, 2002, the Company amortized goodwill associated with the pre-July 1, 2001 acquisitions over ten years using the straight-line method.

A reconciliation of reported net income (loss) adjusted to reflect the adoption of SFAS No. 142 is provided below:

	For the Nine Months Ended September 30,		For the Three Months Ended September 30,
	2002	2001	2002	2001
Reported net income (loss)	$(5,612,340)	$4,347,360	$(1,989,225)	$1,326,685
Add-back goodwill amortization, net of tax	--	294,367	--	98,564
Adjusted net income (loss)	$(5,612,340)	$4,641,727	$(1,989,225)	$1,425,249

Reported basic net income per share	$(0.1 9 )	$0.17	$(0.06)	$0.05
Add-back goodwill amortization	--	0.01	--	--
Adjusted basic net income (loss) per share	$(0.19)	$0.18	$(0.06)	$0.05

Reported diluted net income (loss) per share	$(0.19)	$0.15	$(0.06)	$0.04
Add-back goodwill amortization	--	0.01	--	--
Adjusted diluted net income (loss) per share	$(0.19)	$0.16	$(0.06)	$0.04

SFAS No. 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred and a corresponding increase in the carrying amount of the related long-lived asset. Subsequently, the asset retirement cost should be allocated to expense using a systematic and rational method over its useful life. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002.  The Company is currently assessing the impact of SFAS No. 143, which is not expected to have a material impact on the Company’s financial statements.

SFAS No. 144 addresses financial accounting and reporting for the impairment of long-lived assets and for long-lived assets to be disposed of. It supersedes, with exceptions, SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of” and is effective for fiscal years beginning after December 15, 2001. The Company has adopted SFAS No. 144, and it did not have a material impact on the Company’s financial statements.

In April 2002, the FASB issued SFAS No. 145, rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13 and Technical Corrections.  This statement, among other things, eliminated an inconsistency between required accounting for certain sale-leaseback transactions and provided for other technical corrections.  Management believes adoption of this statement will not have a material effect on the financial statements of the company.

In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities.  This statement addresses accounting and reporting for costs associated with exit or disposal activities and nullifies emerging issues Task Force Issue No. 94-3.  The statement is effective for exit or disposal costs initiated after December 31, 2002, with early application encouraged.  This statement has not yet been adopted by the Company and management has not determined the impact of this statement on the financial statements of the Company.

NOTE 3.  LIQUIDITY AND CAPITAL RESOURCES

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplates continuation of the Company as a going concern. However, the Company has incurred negative cash flows from operations, partly as a result of the Company’s diversification of its revenue base, including the pharmacy and clinical laboratory operations. Although the Company expects its cash flow from operations to continue to improve, there can be no assurance that this will occur. In the absence of achieving positive cash flows from operations or obtaining additional debt or equity financing, the Company may have difficulty meeting current and long-term obligations, and may be forced to discontinue a material business segment or overall operations.

In the first nine months of 2002, the Company issued 500,000 shares of common stock in connection with private placement offerings, resulting in net proceeds of $500,000. Additionally, the Company borrowed $1,700,000 in short-term notes payable and $2,7 8 0 , 000 in long-term notes and debentures, with varying interest rates and maturities (see Notes 5-6).

Management has negotiated and is in the process of closing an accounts receivable financing agreement to support the growth in its pharmacy division.  In addition, the Company projects cash flow from HMO agreements to increase in 2003 from the expansion and implementation of new agreements. Also, management has taken measures to reduce overhead and is reviewing its operations for further reductions.

In conjunction with its review of its operations, the Company decided to dispose of its clinical laboratory, which the Company believes will result in an increase in both operational profitability and cash flow.   Accordingly, in the quarter ended September 30, 2002 , the Company recognized a $1.2 million loss on disposal of discontinued operations.

In view of these matters, realization of a major portion of the assets in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to meet its financial obligations. Management believes that actions presently being taken, as described in the preceding paragraph s , provide the opportunity for the Company to continue as a going concern, however, there is no assurance this will occur.

NOTE 4.  EQUITY LINE OF CREDIT AGREEMENT

On March 30, 2001, the Company entered into an equity line of credit agreement with a British Virgin Islands corporation (Purchaser), in order to establish a possible source of funding for the Company’s planned operations. The equity line of credit agreement established what is sometimes also referred to as an equity draw down facility (Equity Facility). Under the Equity Facility, the Purchaser agreed to provide the Company with up to $12,000,000 of funding during the twenty-four (24) month period following the date of an effective registration statement. During this twenty-four (24) month period, the Company may request a draw down under the Equity Facility by selling shares of its common stock to the Purchaser, and the Purchaser would be obligated to purchase the shares.

During 2002, the Company received approximately $40,000 under the Equity Facility and on March 5, 2002, the Company terminated the Equity Facility.

NOTE 5.  SHORT-TERM DEBT

In the first quarter of 2002, the Company borrowed a total of $1,700,000 due in June 2002, since extended through February 2003 .. The notes bear interest of 24 -25% and are collateralized by a total of 3,200,000 shares of common stock and by all the Company’s assets. The proceeds from these transactions were used for working capital.

NOTE 6.  LONG-TERM DEBT

In May 2002, the Company entered into a “Securities Purchase Agreement”, in which it issued $1,580,000 6% Convertible debentures due May 24, 2004 and 150,000 warrants to purchase common stock.  The purchase price for the promissory note and Warrants was $1,501,000 or 95% of the principal amount of the Convertible Debentures.  The Holder shall have the right at its option to convert the Convertible Debenture into shares of common stock.  The number of shares shall be determined by dividing the conversion amount (principal plus accrued interest) by the conversion price as defined ($0.43 per share at issuance) ..  In connection with the issuance of the convertible debentures the company recorded an interest charge of $808,000 relating to the beneficial conversion feature.  Approximately $60,000 of the purchase price was assigned to the warrants and this amount, along with the $79,000 discount, is being amortized and charged to interest expense over two years under the interest method.

Also in May 2002, the Company entered into a “Securities Purchase Agreement” in which the Company issued a $1,200,000 principal amount Promissory Note due May 24, 20 04 and 500,000 warrants to purchase common stock.  The purchase price for the promissory note and warrants was $1.2 million.  Interest is payable quarterly at a rate of 12% per annum, commencing June 30, 2002, and principal is due at maturity.   Approximately $254,000 of the purchase price was assigned to the warrants and this amount is being amortized and charged to interest expense over two years under the interest method ..

NOTE 7.  STOCKHOLDERS’ EQUITY

During the first quarter of 2002, the Company issued 500,000 shares of common stock to accredited investors, resulting in proceeds of

$500,000. In addition, the Company issued approximately 1,200,000 shares of common stock to convert approximately $1,100,000 of long-term debt to equity.

NOTE 8.  STOCK OPTIONS

The Company adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation,” (“SFAS 123”) in 1997. The Company has elected to continue using Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” in accounting for employee stock options.

Accordingly, compensation expense has been recorded to the extent the market value of the underlying stock exceeded the exercise price at the date of grant. For the three and nine months ended September 30, 2002 no compensation was recorded.  During those same periods in 2001, there was no compensation in the three months and approximately $54,000 in the nine months ended September 30, 2001.

NOTE 9.  COMMITMENTS AND CONTINGENCIES

LITIGATION

The Company is a party to various claims arising in the ordinary course of business. Management believes that the outcome of these matters will not have a material adverse effect on the financial position or the results of operations of the Company.

PAYROLL TAXES PAYABLE

In 2000, the Company negotiated an installment plan with the Internal Revenue Service (IRS) related to unpaid payroll tax liabilities including interest and penalties totaling approximately $2.1 million at September 30, 2002 . Under the plan  the Company made monthly installments of $100,000 on the amount in arrears. This agreement has expired and the full amount is deemed due upon demand.   The Company is currently negotiating with the IRS for a new installment agreement and has proposed a three-year payout whereby the liability would be retired at the end of the agreement.  This amount plus approximately $1.3 million related to 2002 payroll taxes are included as payroll taxes payable at September 30, 2002.  While management believes it will be successful in negotiating a new agreement, there can be no assurance that the IRS will accept the proposal on these delinquent taxes.

LETTER OF CREDIT

In March 2002, two investors, on behalf of the Company, provided funding for certificates of deposit aggregating $1,000,000 that are used as collateral for a letter of credit in favor of the HMO. The letter of credit was required by the Company’s contract with the HMO and enabled the Company to favorably renegotiate certain terms of the contract. Included in CDs receivable - restricted are CDs (collateralizing the Letter of Credit) that the Company has purchased from investors. Payments for these CDs are due over ten months at amounts that result in an effective interest rate of 24% per annum and at September 30, 2002, $600,000 had been purchased.

NOTE 10.  BUSINESS SEGMENT INFORMATION

The Company has considered its operations and has determined that it operates in three operating segments for purposes of presenting financial information and evaluating performance, PSN (managed care and direct medical services), pharmacy and clinical laboratory.   The Company has allocated corporate overhead to the clinical laboratory during the time the laboratory was operational.  However, the overhead allocation is not included in the loss from operations of the discontinued business segment shown in the condensed consolidated statements of operations.  The PSN segment also includes all costs incurred in the development of the Company’s HMO.

THREE MONTHS ENDED SEPTEMBER 30, 2002	PSN	PHARMACY	LABORATORY	TOTAL

Revenues from external customers	$34,613,000	$3,096,000	$--	$37,709,000
Intersegment revenues	--	308,000	--	3 08 ,000
Revenues from discontinued business
segment	--	--	142,000	142,000
Segment gain (loss) before allocated
overhead	1,488,000	(364,000)	(1,313,000)	(189,000)
Allocated corporate overhead	1,231,000	569,000	--	1,800,000
Segment gain (loss) after allocated overhead	257,000	(933,000)	(1,313,000)	(1,989,000)
THREE MONTHS ENDED SEPTEMBER 30, 2001	PSN	PHARMACY	LABORATORY	TOTAL
Revenues from external customers	$32,000,000	$322,000	--	$32,322,000
Intersegment revenues	--	164,000	--	164,000
Revenues from discontinued business
segment	--	--	140,000	140,000
Segment gain (loss) before allocated
Overhead	3,012,000	(263,000)	(108,000)	2,641,000
Allocated corporate overhead	962,000	201,000	151,000	1,314,000
Segment gain (loss) after allocated overhead	2,050,000	(464,000)	(259,000)	1,327,000

NINE MONTHS ENDEDSEPTEMBER 30, 2002	PSN	PHARMACY	LABORATORY	TOTAL
Revenues from external customers	$105,226,000	$9,498,000	--	$114,724,000
Intersegment revenues	--	870,000	--	870 ,000
Revenues from discontinued business
segment	--	--	1,028,000	1,028,000
Segment gain (loss) before allocated
overhead	2,892,000	(1,050,000)	(1,382,000)	460,000
Allocated corporate overhead	3,743,000	1,907,000	422,000	6,072,000
Segment gain (loss) after allocated overhead	(851,000)	(2,957,000)	(1,804,000)	(5,612,000)

NINE MONTHS ENDED SEPTEMBER 30, 2001	PSN	PHARMACY	LABORATORY	TOTAL
Revenues from external customers	$92,012,000	$346,000	--	$92,358,000
Intersegment revenues	--	164,000	--	164,000
Revenues from discontinued business
segment	--	--	199,000	199,000
Segment gain (loss) before allocated
overhead	9,163,000	(283,000)	(406,000)	8,474,000
Allocated corporate overhead	3,338,000	293,000	496,000	4,127,000
Segment gain (loss) after allocated overhead	5,825,000	(576,000)	(902,000)	4,347,000

3,944,494 Shares

Metropolitan Health

Networks, Inc.

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PROSPECTUS

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January 24, 2003

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